                                    MAS Funds

                Supplement dated August 27, 1998 to all MAS Funds
                 Prospectuses dated on or after January 31, 1998

This supplement provides new and additional information beyond that contained in the Prospectus and should be read in conjunction with the Prospectus.
--------------------------------------------------------------------------------

The following information applies only to the Fund's Institutional Class Prospectus dated January 31, 1998, as revised May 13, 1998.

Page 25 of the Prospectus is hereby amended to include Ram Willner as a member of the Portfolio Management Team of the Global Fixed Income Portfolio.

The section titled "Portfolio Management" beginning on page 61 of the Prospectus is hereby amended to include the following description of Ram Willner's business experience during the last five years:

Ram Willner, Principal, Morgan Stanley, joined MAS in 1998. He served as a Market Strategist, Risk Control Manager and Director of International Bond Research for Pacific Investment Management Company from 1994 to 1998; and as a Senior Quantitative Analyst for Sanford C. Bernstein & Co. from 1992 to 1994. He assumed responsibility for the Global Fixed Income Portfolio in 1998.

--------------------------------------------------------------------------------

The following information applies to all of the Fund's Prospectuses that include fixed income Portfolios.

In each Prospectus, the section entitled "Prospectus Glossary: Investments" describes the Fund's futures and options policy. Effective August 4, 1998, all fixed-income Portfolios will follow the following futures and options policy:

A fixed-income portfolio may enter into futures contracts and options thereon for both hedging and non-hedging purposes, provided that not more than 5% of such portfolio's total assets at the time of entering the transaction are required as margin and option premiums to secure obligations under such contracts other than those relating to bona fide hedging activities. It will maintain assets sufficient to meet its obligations under such contracts in a segregated account with the custodian bank or will otherwise comply with the Securities and Exchange Commission's ("SEC's") position on asset coverage.


The futures and options policy for all equity and balanced portfolios remains unchanged.

                       PLEASE RETAIN FOR FUTURE REFERENCES

MAS
---
MAS FUNDS                                         INSTITUTIONAL CLASS PROSPECTUS

                                JANUARY 31, 1998
                             AS REVISED MAY 13, 1998

Client Services: 1-800-354-8185   Prices and Investment Results: 1-800-522-1525

MAS FUNDS (the Fund) is a no-load mutual fund consisting of twenty-eight portfolios, twenty-five of which are described in this Prospectus. The Fund's Small Cap Value Portfolio is not currently being offered to new investors. This Prospectus offers the Institutional Class Shares of these twenty-five portfolios.

SHARES OF THE CASH RESERVES PORTFOLIO ARE NEITHER INSURED NOR GUARANTEED BY
THE U.S. GOVERNMENT. THE PORTFOLIO SEEKS TO MAINTAIN, BUT THERE CAN BE NO ASSURANCE THAT IT WILL BE ABLE TO MAINTAIN, A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE.

The High Yield Portfolio will invest primarily, and certain other portfolios of the Fund may invest to varying degrees, in high yield, high risk securities which are speculative with regard to payment of interest and return of principal (commonly referred to as junk bonds); therefore, investments in these portfolios may not be suitable for all investors. See High Yield Investing in the Glossary of Strategies for additional information regarding certain risks associated with investment in such securities.

                            PORTFOLIO PAGE REFERENCE

HOW TO USE THIS PROSPECTUS: 3    FIXED INCOME:
                                   Cash Reserves                 21   BALANCED:
PORTFOLIO SUMMARIES:               Domestic Fixed Income         22     Balanced             35
EQUITY:                            Fixed Income                  23     Balanced Plus        36
  Emerging Markets Value   16      Fixed Income II               24     Multi-Asset-Class    37
  Equity                   16      Global Fixed Income           25
  Growth                   17      High Yield                    26   PROSPECTUS GLOSSARY:
  International Equity     17      Intermediate Duration         27     Strategies           38
  Mid Cap Growth           18      International Fixed Income    28     Investments          42
  Mid Cap Value            18      Limited Duration              29
  Small Cap Value          19      Mortgage-Backed Securities    30   GENERAL SHAREHOLDER
  Value                    20      Multi-Market Fixed Income     31    INFORMATION:          53
                                   Municipal                     32
                                   PA Municipal                  33   TABLE OF CONTENTS:     Back Cover
                                   Special Purpose Fixed Income  34

This Prospectus, which should be retained for future reference, sets forth concisely information that you should know before you invest. A Statement of Additional Information containing additional information about the Fund has been filed with the Securities and Exchange Commission. Such Statement is dated January 31, 1998 as revised from time to time, and has been incorporated by reference into this Prospectus. A copy of the Statement may be obtained, without charge, by writing to the Fund or by calling the Client Services Group at the telephone number shown above.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Miller
Anderson
& Sherrerd, LLP ONE TOWER BRIDGE * WEST CONSHOHOCKEN, PA 19428 * 800-354-8185

EXPENSE SUMMARY - INSTITUTIONAL CLASS SHARES

The following tables illustrate the various expenses and fees that a shareholder in a portfolio will incur either directly or indirectly. The Adviser may from time to time waive fees or reimburse expenses thereby reducing total operating expenses.

      SHAREHOLDER TRANSACTION EXPENSES:
      Sales Load Imposed on Purchases                             None
      Sales Load Imposed on Reinvested Dividends                  None
      Redemption Fees                                             None
      Exchange Fees                                               None

      ANNUAL FUND OPERATING EXPENSES:
      (as a percentage of average net assets after fee waivers)
      12b-1 Fees                                                  None
      Shareholder Servicing Fee                                   None

                                                                    INVESTMENT                                 TOTAL
                                                                     ADVISORY               OTHER            OPERATING
                         PORTFOLIO                                     FEES                EXPENSES           EXPENSES
----------------------------------------------------------------------------------------------------------------------
Emerging Markets Value (formerly, Emerging Markets)                  0.503%*               0.677%             1.180%
Equity                                                               0.500                 0.100              0.600
Growth                                                               0.500                 0.100**            0.600
International Equity                                                 0.500                 0.150              0.650
Mid Cap Growth                                                       0.500                 0.130              0.630
Mid Cap Value                                                        0.750                 0.130              0.880
Small Cap Value                                                      0.750                 0.100              0.850
Value                                                                0.500                 0.100              0.600
Cash Reserves                                                        0.204*                0.116              0.320
Domestic Fixed Income                                                0.375                 0.125              0.500
Fixed Income                                                         0.375                 0.105              0.480
Fixed Income II                                                      0.375                 0.125              0.500
Global Fixed Income                                                  0.375                 0.195              0.570
High Yield                                                           0.375                 0.125              0.500
Intermediate Duration                                                0.375                 0.125              0.500
International Fixed Income                                           0.375                 0.155              0.530
Limited Duration                                                     0.300                 0.120              0.420
Mortgage-Backed Securities                                           0.318*                0.182              0.500
Multi-Market Fixed Income                                            0.350*                0.230**            0.580
Municipal                                                            0.352*                0.148              0.500
PA Municipal                                                         0.281*                0.219              0.500
Special Purpose Fixed Income                                         0.375                 0.105              0.480
Balanced                                                             0.450                 0.130              0.580
Balanced Plus                                                        0.550                 0.150**            0.700
Multi-Asset-Class                                                    0.594*                0.186              0.780

  The Total Operating Expense ratios reflected in the table above may be higher than the ratio of expenses actually deducted from portfolio assets because of the effect of expense offset arrangements. The result of such arrangements is to offset expenses that otherwise would be deducted from portfolio assets. Amounts in the above table have been restated to reflect current fees and expenses.
 *Until further notice, the Adviser has voluntarily agreed to waive its advisory fees and/or reimburse certain expenses to the extent necessary to keep Total Operating Expenses actually deducted from portfolio assets for the Emerging Markets Value, Cash Reserves, Mortgage-Backed Securities, Municipal, PA Municipal, Multi-Market Fixed Income and Multi-Asset-Class Portfolios from exceeding 1.18%, 0.32%, 0.50%, 0.50%, 0.50%, 0.58% and 0.78%, respectively.
  Absent such waivers and/or reimbursements by the Adviser, Total Operating Expenses would be 1.427%, 0.366%, 0.557%, 0.523%, 0.594%, 0.680% and 0.836%,
  for the Emerging Markets Value, Cash Reserves, Mortgage-Backed Securities, Municipal, PA Municipal, Multi-Market Fixed Income and Multi-Asset-Class Portfolios, respectively.
**Other expenses are based on estimated amounts for the current year.

-------------------------------------------------------------------------------
MAS Fund - 2          Terms in BOLD TYPE are defined in the Prospectus Glossary

EXAMPLE

The purpose of this table is to assist in understanding the various expenses that a shareholder in a portfolio will bear directly or indirectly. The following example illustrates the expenses that an investor would pay on a $1,000 investment over various time periods assuming (1) a 5% annual rate of return, and (2) redemption at the end of each time period. The example should not be considered a representation of past or future expenses and actual expenses may be greater or less than those shown. For portfolios with less than 10 months of operations, only the 1 and 3 year examples are shown, which are based on estimated expenses.

                        PORTFOLIO                 1 YEAR             3 YEAR            5 YEAR          10 YEAR
--------------------------------------------------------------------------------------------------------------
Emerging Markets Value
 (formerly, Emerging Markets)                      $12                $37               $65              $143
Equity                                               6                 19                33                75
Growth                                               6                 19                --                --
International Equity                                 7                 21                36                81
Mid Cap Growth                                       6                 20                35                79
Mid Cap Value                                        9                 28                49               108
Small Cap Value                                      9                 27                47               105
Value                                                6                 19                33                75
Cash Reserves                                        3                 10                18                41
Domestic Fixed Income                                5                 16                28                63
Fixed Income                                         5                 15                27                60
Fixed Income II                                      5                 16                28                63
Global Fixed Income                                  6                 18                32                71
High Yield                                           5                 16                28                63
Intermediate Duration                                5                 16                28                63
International Fixed Income                           5                 17                30                66
Limited Duration                                     4                 13                24                53
Mortgage-Backed Securities                           5                 16                28                63
Multi-Market Fixed Income                            6                 19                --                --
Municipal                                            5                 16                28                63
PA Municipal                                         5                 16                28                63
Special Purpose Fixed Income                         5                 15                27                60
Balanced                                             6                 19                32                73
Balanced Plus                                        7                 22                --                --
Multi-Asset-Class                                    8                 25                43                97

                           HOW TO USE THIS PROSPECTUS

A PROSPECTUS SUMMARY begins on page 4;

FINANCIAL HIGHLIGHTS and a description of YIELD AND TOTAL RETURN begin on page 6;

GENERAL INFORMATION including INVESTMENT LIMITATIONS pertinent to all portfolios begins on page 14;

SUMMARY PAGES for each portfolio's Objective, Policies and Strategies begin on page 16;

The PROSPECTUS GLOSSARY which defines specific Allowable Investments, Policies and Strategies printed in bold type throughout this Prospectus begins on page 38; and

GENERAL SHAREHOLDER INFORMATION begins on page 53.

-------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 3

SUMMARY INFORMATION:

The following information relates to each portfolio of the Fund and should be read in conjunction with the specific information about each portfolio.

OBJECTIVES: Each portfolio seeks to achieve its investment objective relative to the universe of securities in which it is authorized to invest and, accordingly, the total return or current income achieved by a portfolio may not be as great as that achieved by another portfolio that can invest in a broader range of securities. Fixed income portfolios will seek to produce total return by actively trading portfolio securities. The objective of each portfolio is fundamental and may only be changed with approval of holders of a majority of the shares of each portfolio. The achievement of any portfolio's objective cannot be assured.

The Global Fixed Income, International Fixed Income and Emerging Markets Value Portfolios are Non-Diversified for purposes of the Investment Company Act of 1940 (the "1940 Act"), meaning that they may invest a greater percentage of assets in the securities of one issuer than the other portfolios. Each other portfolio is diversified.

RISK FACTORS: Prospective investors in the Fund should consider the following factors as they apply to each Portfolio's allowable investments and policies. See the Prospectus Glossary for more information on terms printed in BOLD TYPE:

 o Each portfolio may invest in REPURCHASE AGREEMENTS, which entail a risk of loss should the seller default in its obligation to repurchase the security which is the subject of the transaction;

 o Each portfolio may participate in a SECURITIES LENDING program which entails a risk of loss should a borrower fail financially;

 o FIXED-INCOME SECURITIES will be affected by general changes in interest rates resulting in increases or decreases in the value of the obligations held by a portfolio. The value of FIXED-INCOME SECURITIES can be expected to vary inversely to changes in prevailing interest rates, i.e., as interest rates decline, market value tends to increase and vice versa. Certain FIXED INCOME SECURITIES may be highly sensitive to interest rate changes, and highly sensitive to the rate of principal payments (including prepayments on underlying mortgage assets). Investments in securities rated below investment grade, generally referred to as HIGH YIELD, high risk or junk bonds, carry a high degree of credit risk and are considered speculative by the major rating agencies;

 o Investment in smaller capitalization companies may involve greater risk than that customarily associated with investments in larger, more established companies. Smaller companies may have more limited markets and financial recources, narrow product lines or lack of depth of management. The securities of smaller companies are often traded in the over-the-counter market and, if listed on a national securities exchange, may not be traded in volumes typical for that exchange. Thus, the securities of smaller-sized companies may be less liquid, and subject to more abrupt or erratic market movements than securities of larger, more established growth companies;

 o COMMON STOCKS are subject to market risks which may cause their prices to fluctuate over time. Changes in the value of portfolio securities will not necessarily affect cash income derived from these securities, but will affect a portfolio's net asset value;

 o Investments in foreign securities involve certain special considerations which are not typically associated with investing in U.S. companies. Portfolios investing in foreign securities may also engage in foreign currency exchange transactions. See FORWARDS, FUTURES & OPTIONS, and SWAPS;


 o Securities purchased on a WHEN-ISSUED basis may decline or appreciate in market value prior to their actual delivery to the portfolio;

-------------------------------------------------------------------------------
MAS Fund - 4          Terms in BOLD TYPE are defined in the Prospectus Glossary

 o Each portfolio, except the Cash Reserves Portfolio, may invest a portion of its assets in DERIVATIVES including FUTURES & OPTIONS. Futures contracts, options and options on futures contracts entail certain costs and risks, including imperfect correlation between the value of the securities held by the portfolio and the value of the particular derivative instrument, and the risk that a portfolio could not close out a futures or options position when it would be most advantageous to do so;

 o Each portfolio, except the Cash Reserves Portfolio may invest in certain instruments such as FORWARDS, certain types of FUTURES & OPTIONS, certain types of MORTGAGE SECURITIES and WHEN-ISSUED SECURITIES which require the portfolio to segregate some or all of its cash or liquid securities to cover its obligations pursuant to such instruments. As asset segregation reaches certain levels, a portfolio may lose flexibility in managing its investments properly, responding to shareholder redemption requests, or meeting other obligations and may be forced to sell other securities that it wanted to retain or to realize unintended gains or losses; and

 o From time to time Congress has considered proposals to restrict or eliminate the tax-exempt status of MUNICIPALS. If such proposals were enacted in the future, the Municipal Portfolio and the PA Municipal Portfolio would reconsider their investment objectives and policies.

HOW TO INVEST: Institutional Class Shares of each portfolio are available to clients of the Adviser with combined investments of $5,000,000 and Shareholder Organizations who have a contractual arrangement with the Fund or the Fund's Distributor, including institutions such as trusts, foundations or broker-dealers purchasing for the accounts of others. Shares are offered directly to investors without a sales commission at the net asset value of the portfolio next determined after receipt of the order. Share purchases may be made by sending investments directly to the Fund, subject to acceptance by the Fund. The Fund also offers Investment and Adviser Class Shares which differ from the Institutional Class Shares in expenses charged and purchase requirements. Further information relating to the other classes may be obtained by calling 800-354-8185.

HOW TO REDEEM: Shares of each portfolio may be redeemed at any time at the net asset value of the portfolio next determined after receipt of the redemption request. The redemption price may be more or less than the purchase price, except ordinarily in the case of the Cash Reserves Portfolio which seeks to maintain, but does not guarantee, a constant net asset value per share of $1.00. See Redemption of Shares and Shareholder Services.

THE FUND'S INVESTMENT ADVISER: Miller Anderson & Sherrerd, LLP (the "Adviser") is a Pennsylvania limited liability partnership founded in 1969, wholly owned by indirect subsidiaries of Morgan Stanley Dean Witter & Co., and is located at One Tower Bridge, West Conshohocken, PA 19428. The Adviser provides investment counseling services to employee benefit plans, endowments, foundations and other institutional investors, and as of December 31, 1997 had in excess of $59.4 billion in assets under management.

THE FUND'S DISTRIBUTOR: MAS Fund Distribution, Inc. (the "Distributor") provides distribution services to the Fund.







-------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 5

             FINANCIAL HIGHLIGHTS - FISCAL YEARS ENDED SEPTEMBER 30

           Selected per share data and ratios for a share outstanding throughout each period

    The following information should be read in conjunction with the Fund's financial statements which are included in the Annual Report to Shareholders incorporated by reference in the Statement of Additional Information. The Fund's financial statements for the year ended September 30, 1997 have been examined by
   Price Waterhouse LLP whose opinion thereon (which was unqualified) is also incorporated by reference in the Statement of Additional Information. As of the
      fiscal year ended September 30, 1997, the Growth, Balanced Plus, and Multi-Market Fixed Income Portfolios had not commenced operations. (Data is adjusted to reflect a 2.5 for 1 share split as of August 13, 1993 for all portfolios in operation as of that date, except for the Global Fixed Income
                                  Portfolio.)

                                   NET GAINS                 DIVIDEND
            NET ASSET              OR LOSSES               DISTRIBUTIONS CAPITAL GAIN                              NET ASSET
              VALUE-     NET     ON SECURITIES  TOTAL FROM     (NET     DISTRIBUTIONS                                VALUE-
            BEGINNING INVESTMENT (REALIZED AND  INVESTMENT  INVESTMENT (REALIZED NET      OTHER         TOTAL        END OF
            OF PERIOD  INCOME     UNREALIZED)   ACTIVITIES   INCOME)   CAPITAL GAINS) DISTRIBUTIONS DISTRIBUTIONS    PERIOD
-----------------------------------------------------------------------------------------------------------------------------
EMERGING MARKETS VALUE PORTFOLIO (FORMERLY, THE EMERGING MARKETS PORTFOLIO)
(COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 2/28/95)
1997         $11.52    $0.16         $1.73       $1.89      ($0.20)       ($0.80)          --         ($1.00)        $12.41
1996          11.63     0.19          0.45        0.64       (0.17)        (0.58)          --          (0.75)        (11.52)
1995          10.00     0.10          1.53        1.63          --            --           --             --          11.63

EQUITY PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/14/84)
1997         $25.67    $0.36         $8.22       $8.58      ($0.40)       ($4.40)          --         ($4.80)        $29.45
1996          24.43     0.50          3.26        3.76       (0.50)        (2.02)          --          (2.52)         25.67
1995          21.05     0.52          4.55        5.07       (0.52)        (1.17)          --          (1.69)         24.43
1994          22.82     0.44          0.41        0.85       (0.41)        (2.21)          --          (2.62)         21.05
1993          22.04     0.41          1.95        2.36       (0.43)        (1.15)          --          (1.58)         22.82
1992          20.78     0.43          1.86        2.29       (0.42)        (0.61)          --          (1.03)         22.04
1991          15.86     0.44          5.64        6.08       (0.44)        (0.72)          --          (1.16)         20.78
1990          18.65     0.48         (2.57)      (2.09)      (0.54)        (0.16)          --          (0.70)         15.86
1989          14.48     0.51          4.15        4.66       (0.46)        (0.03)          --          (0.49)         18.65
1988          17.14     0.40         (1.93)      (1.53)      (0.32)        (0.81)          --          (1.13)         14.48

INTERNATIONAL EQUITY PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/25/88)
1997+++      $13.24    $0.25         $2.71       $2.96      ($0.26)       ($0.27)          --         ($0.53)        $15.67
1996          12.51     0.31          0.77        1.08       (0.29)        (0.06)          --          (0.35)         13.24
1995          14.52     0.19         (0.75)      (0.56)         --         (1.35)      ($0.10)#        (1.45)         12.51
1994          13.18     0.12          1.63        1.75       (0.16)        (0.25)          --          (0.41)         14.52
1993          11.03     0.21          2.14        2.35       (0.20)           --           --          (0.20)         13.18
1992          11.56     0.36         (0.33)       0.03       (0.56)           --           --          (0.56)         11.03
1991           9.83     0.22          1.83        2.05       (0.23)        (0.09)          --          (0.32)         11.56
1990          11.86     0.26         (1.90)      (1.64)      (0.31)        (0.08)          --          (0.39)          9.83
1989          10.00     0.26          1.75        2.01       (0.15)           --           --          (0.15)         11.86

                               NET ASSETS-       RATIO OF         RATIO OF
                                 END OF          EXPENSES        NET INCOME     PORTFOLIO       AVERAGE
                 TOTAL          PERIOD         TO AVERAGE       TO AVERAGE      TURNOVER      COMMISSION
                RETURN**      (THOUSANDS)      NET ASSETS+      NET ASSETS        RATE           RATE***
---------------------------------------------------------------------------------------------------------
EMERGING MARKETS VALUE PORTFOLIO (FORMERLY, THE EMERGING MARKETS PORTFOLIO)
(COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 2/28/95)
1997            18.08%           $22,808         1.18%++          1.30%            64%          $0.0019
1996             6.21%            32,984         1.18++           1.62            108            0.0014
1995            16.30             42,459         1.18*++          2.04*            63                --

EQUITY PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/14/84)
1997            38.46%        $1,312,547         0.60%            1.30%            85%          $0.0294
1996            16.48          1,442,261         0.60             1.95             67            0.0557
1995            26.15          1,597,632         0.61             2.39             67                --
1994             4.11          1,193,017         0.60             2.10             41                --
1993            11.05          1,098,003         0.59             1.86             51                --
1992            11.55            918,989         0.59             2.03             21                --
1991            40.18            675,487         0.60             2.36             33                --
1990           (11.67)           473,261         0.59             2.66             44                --
1989            32.95            602,261         0.59             3.29             29                --
1988            (8.41)           385,864         0.62             2.99             51                --

INTERNATIONAL EQUITY PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/25/88)

1997+++         23.16%          $649,755         0.66%            1.81%            62%          $0.0035
1996             8.87            635,706         0.69             1.88             78            0.0093
1995            (3.36)         1,160,986         0.70             1.90            112                --
1994            13.33          1,132,867         0.64             0.89             69                --
1993            21.64            891,675         0.66             1.23             43                --
1992             0.37            512,127         0.70             1.41             42                --
1991            21.22            274,295         0.67             2.08             51                --
1990           (14.38)           126,035         0.65             2.40             45                --
1989            20.36             87,083         0.63*            3.05*             4                --

-------------------------------------------------------------------------------
MAS Fund - 6          Terms in BOLD TYPE are defined in the Prospectus Glossary

             FINANCIAL HIGHLIGHTS - FISCAL YEARS ENDED SEPTEMBER 30

                                   NET GAINS                 DIVIDEND
            NET ASSET              OR LOSSES               DISTRIBUTIONS CAPITAL GAIN                              NET ASSET
              VALUE-     NET     ON SECURITIES  TOTAL FROM     (NET     DISTRIBUTIONS                                VALUE-
            BEGINNING INVESTMENT (REALIZED AND  INVESTMENT  INVESTMENT (REALIZED NET      OTHER         TOTAL        END OF
            OF PERIOD  INCOME     UNREALIZED)   ACTIVITIES   INCOME)   CAPITAL GAINS) DISTRIBUTIONS DISTRIBUTIONS    PERIOD
-----------------------------------------------------------------------------------------------------------------------------
MID CAP GROWTH PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 3/30/90)
1997         $20.53   ($0.01)       $4.75         $4.74         --         ($3.43)          --         ($3.43)        $21.84
1996          18.60     0.01         4.70          4.71      (0.03)         (2.75)          --          (2.78)         20.53
1995          16.29     0.03         4.21          4.24      (0.03)         (1.90)          --          (1.93)         18.60
1994          18.56     0.02        (0.58)        (0.56)     (0.01)         (1.70)          --          (1.71)         16.29
1993          14.51     0.01         4.80          4.81         --          (0.76)          --          (0.76)         18.56
1992          14.92     0.01         0.44          0.45      (0.03)         (0.83)          --          (0.86)         14.51
1991           9.00     0.04         5.91          5.95      (0.03)            --           --          (0.03)         14.92
1990          10.00     0.02        (1.01)        (0.99)     (0.01)            --           --          (0.01)          9.00

MID CAP VALUE PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 12/30/94)
1997+++      $14.49    $0.05         $8.37        $8.42     ($0.10)        ($1.01)          --         ($1.11)        $21.80
1996          13.45     0.11          2.52         2.63      (0.55)         (1.04)          --          (1.59)         14.49
1995          10.00     0.55###       2.90         3.45         --             --           --             --          13.45

SMALL CAP VALUE PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 7/01/86)
1997         $19.64     $0.15        $8.39        $8.54     ($0.11)        ($3.10)          --         ($3.21)        $24.97
1996          18.28      0.18         3.62         3.80      (0.20)         (2.24)          --          (2.44)         19.64
1995          17.67      0.19         2.49         2.68      (0.14)         (1.93)          --          (2.07)         18.28
1994          17.55      0.16         1.14         1.30      (0.24)         (0.94)          --          (1.18)         17.67
1993          12.84      0.18         4.64         4.82      (0.11)            --           --          (0.11)         17.55
1992          11.45      0.10         1.48         1.58      (0.19)            --           --          (0.19)         12.84
1991           7.20      0.23         4.21         4.44      (0.19)            --           --          (0.19)         11.45
1990          10.42      0.28        (3.05)       (2.77)     (0.45)            --           --          (0.45)          7.20
1989           8.54      0.34         1.74         2.08      (0.20)            --           --          (0.20)         10.42
1988          10.24      0.18        (1.42)       (1.24)     (0.14)         (0.32)          --          (0.46)          8.54

VALUE PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/05/84)
1997+++      $15.61     $0.34        $5.75        $6.09     ($0.30)        ($1.03)          --         ($1.33)        $20.37
1996          14.89      0.30         2.20         2.50      (0.32)         (1.46)          --          (1.78)         15.61
1995          12.63      0.31         3.34         3.65      (0.31)         (1.08)          --          (1.39)         14.89
1994          12.76      0.30         0.59         0.89      (0.29)         (0.73)          --          (1.02)         12.63
1993          12.67      0.30         1.92         2.22      (0.31)         (1.82)          --          (2.13)         12.76
1992          12.92      0.35         1.05         1.40      (0.38)         (1.27)          --          (1.65)         12.67
1991          10.29      0.44         3.79         4.23      (0.44)         (1.16)          --          (1.60)         12.92
1990          14.56      0.52        (3.14)       (2.62)     (0.62)         (1.03)          --          (1.65)         10.29
1989          12.42      0.54         2.73         3.27      (0.47)         (0.66)          --          (1.13)         14.56
1988          15.81      0.48        (1.68)       (1.20)     (0.46)         (1.73)          --          (2.19)         12.42

                               NET ASSETS-       RATIO OF         RATIO OF
                                 END OF          EXPENSES        NET INCOME     PORTFOLIO       AVERAGE
                 TOTAL          PERIOD         TO AVERAGE       TO AVERAGE      TURNOVER      COMMISSION
                RETURN**      (THOUSANDS)      NET ASSETS+      NET ASSETS        RATE           RATE***
---------------------------------------------------------------------------------------------------------
MID CAP GROWTH PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 3/30/90)
1997           28.05%          $446,963           0.63%           (0.07%)          134%       $0.0514
1996           28.81            403,281           0.60             0.04            141         0.0491
1995           30.56            373,547           0.61             0.21            129             --
1994           (3.28)           302,995           0.60             0.12             55             --
1993           33.92            309,459           0.59             0.07             69             --
1992            2.87            192,817           0.60             0.05             39             --
1991           66.26            171,163           0.60             0.29             46             --
1990           (9.98)            76,398           0.64*            0.34*            23             --

MID CAP VALUE PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 12/30/94)

1997+++        61.40%          $220,260           0.90%++          0.28%           184%       $0.0467
1996           22.30             50,449           0.88++           1.61            377        $0.0462
1995           34.50              4,507           0.93*++         10.13*###        639###          --

SMALL CAP VALUE PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 7/01/86)

1997           49.81%          $897,396           0.86%            0.70%           107%       $0.0480
1996           24.00            585,457           0.86             0.99            145         0.0498
1995           18.39            430,368           0.87             1.20            119             --
1994            8.04            308,156           0.88             0.91            162             --
1993           37.72            175,029           0.88             1.33             93             --
1992           14.12            105,886           0.86             1.06             50             --
1991           63.07             52,182           0.88             1.70             53             --
1990          (27.63)           100,848           0.85             1.77             59             --
1989           24.85            189,223           0.85             3.48             36             --
1988          (11.50)           202,500           0.86             2.32             41             --

VALUE PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/05/84)
1997+++        41.25%        $3,542,772           0.62%            1.93%            46%       $0.0577
1996           18.41          1,844,740           0.61             2.07             53         0.0572
1995           32.58          1,271,586           0.60             2.43             56             --
1994            7.45            981,337           0.61             2.40             54             --
1993           19.67            762,175           0.59             2.48             43             --
1992           12.83            448,329           0.60             2.87             55             --
1991           45.54            458,117           0.60             3.67             64             --
1990          (19.88)           369,044           0.59             3.87             51             --
1989           28.49            726,776           0.59             4.05             35             --
1988           (5.40)           619,287           0.59             3.96             47             --

-------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary         MAS Fund - 7

             FINANCIAL HIGHLIGHTS - FISCAL YEARS ENDED SEPTEMBER 30

                                   NET GAINS                 DIVIDEND
            NET ASSET              OR LOSSES               DISTRIBUTIONS CAPITAL GAIN                                NET ASSET
              VALUE-     NET     ON SECURITIES  TOTAL FROM     (NET     DISTRIBUTIONS                                 VALUE-
            BEGINNING INVESTMENT (REALIZED AND  INVESTMENT  INVESTMENT (REALIZED NET      OTHER         TOTAL         END OF
            OF PERIOD  INCOME     UNREALIZED)   ACTIVITIES    INCOME)   CAPITAL GAINS) DISTRIBUTIONS DISTRIBUTIONS    PERIOD
-----------------------------------------------------------------------------------------------------------------------------
CASH RESERVES PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 8/29/90)
1997         $1.000     $.052            --        $.052     ($.052)          --            --        ($.052)         $1.000
1996          1.000      .052            --         .052      (.052)          --            --         (.052)          1.000
1995          1.000      .055            --         .055      (.055)          --            --         (.055)          1.000
1994          1.000      .034            --         .034      (.034)          --            --         (.034)          1.000
1993          1.000      .028            --         .028      (.028)          --            --         (.028)          1.000
1992          1.000      .038            --         .038      (.038)          --            --         (.038)          1.000
1991          1.000      .064            --         .064      (.064)          --            --         (.064)          1.000
1990          1.000      .007            --         .007      (.007)          --            --         (.007)          1.000

DOMESTIC FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 9/30/87)
1997         $10.89     $0.74         $0.33        $1.07     ($0.67)      ($0.02)           --        ($0.69)         $11.27
1996          11.03      0.56         (0.09)        0.47      (0.57)          --         (0.04)#       (0.61)          10.89
1995           9.87      0.52          0.87         1.39      (0.23)          --            --         (0.23)          11.03
1994          11.99      0.94         (1.23)       (0.29)     (0.95)      ($0.73)        (0.15)#       (1.83)           9.87
1993          11.80      0.84          0.66         1.50      (0.78)       (0.53)           --         (1.31)          11.99
1992          11.34      0.87          0.76         1.63      (1.00)       (0.17)           --         (1.17)          11.80
1991          10.26      0.92          1.10         2.02      (0.94)          --            --         (0.94)          11.34
1990          10.90      0.87         (0.45)        0.42      (0.96)       (0.10)           --         (1.06)          10.26
1989          10.78      0.86          0.08         0.94      (0.78)       (0.04)           --         (0.82)          10.90
1988           9.99      0.73         0.52          1.25      (0.45)       (0.01)           --         (0.46)          10.78

FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/14/84)
1997         $11.83     $0.80         $0.50        $1.30     ($0.78)      ($0.13)           --        ($0.91)         $12.22
1996          11.82      0.78          0.08         0.86      (0.79)       (0.06)           --         (0.85)          11.83
1995          10.93      0.80          0.69         1.49      (0.60)          --            --         (0.60)          11.82
1994          12.86      0.77         (1.28)       (0.51)     (0.82)       (0.47)       ($0.13)#       (1.42)          10.93
1993          12.67      0.88          0.75         1.63      (0.83)       (0.61)           --         (1.44)          12.86
1992          12.20      0.90          0.74         1.64      (1.02)       (0.15)           --         (1.17)          12.67
1991          10.94      0.94          1.25         2.19      (0.93)          --            --         (0.93)          12.20
1990          11.64      0.92         (0.49)        0.43      (1.03)       (0.10)           --         (1.13)          10.94
1989          11.40      0.90          0.11         1.01      (0.76)       (0.01)           --         (0.77)          11.64
1988          10.86      0.97          0.43         1.40      (0.86)          --            --         (0.86)          11.40

                               NET ASSETS-       RATIO OF         RATIO OF
                                 END OF          EXPENSES        NET INCOME     PORTFOLIO       AVERAGE
                 TOTAL          PERIOD         TO AVERAGE       TO AVERAGE      TURNOVER      COMMISSION
                RETURN**      (THOUSANDS)      NET ASSETS+      NET ASSETS        RATE           RATE***
---------------------------------------------------------------------------------------------------------
MID CAP GROWTH PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 3/30/90)

1997             5.32%         $98,464            0.33%++          5.20%           N/A            --
1996             5.35           78,497            0.33++           5.19            N/A            --
1995             5.57           44,624            0.33++           5.45            N/A            --
1994             3.40           37,933            0.32++           3.70            N/A            --
1993             2.81           10,717            0.32++           2.78            N/A            --
1992             3.89           12,935            0.32++           3.95            N/A            --
1991             6.63           24,163            0.32++           6.57            N/A            --
1990             0.74           23,285            0.48*            8.31*           N/A            --

DOMESTIC FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 9/30/87)

1997            10.20%         $96,954            0.51%++          6.48%217%                      --
1996             4.41           95,362            0.52++           5.73            168            --
1995            14.33           36,147            0.51++           6.80            313            --
1994            (2.87)          36,521            0.50++           7.65             78            --
1993            14.08           90,350            0.50             7.15             96            --
1992            15.41           98,130            0.47             7.67            136            --
1991            20.99           83,200            0.48             8.18            131            --
1990             3.90           77,622            0.48             8.35            181            --
1989             9.14           68,855            0.49             8.24            219            --
1988            12.63           53,236            0.50             8.62            224            --

FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 11/14/84)

1997            11.47%      $3,219,987            0.49%            6.73%           179%           --
1996             7.63        1,790,146            0.48             6.77            162            --
1995            14.19        1,487,409            0.49             7.28            140            --
1994            (4.43)       1,194,957            0.49             6.79            100            --
1993            14.26          909,738            0.47             7.06            144            --
1992            14.35          859,712            0.47             7.50            137            --
1991            21.12          831,547            0.47             8.25            143            --
1990             3.79          666,736            0.46             8.43            209            --
1989             9.25          559,995            0.47             8.36            100            --
1988            13.43          405,385            0.49             8.91            168            --

--------------------------------------------------------------------------------
MAS Fund - 8           Terms in BOLD TYPE are defined in the Prospectus Glossary

             FINANCIAL HIGHLIGHTS - FISCAL YEARS ENDED SEPTEMBER 30

                                          NET GAINS                   DIVIDEND
          NET ASSET                       OR LOSSES                  DISTRIBUTIONS   CAPITAL GAIN
            VALUE-          NET         ON SECURITIES  TOTAL FROM     (NET          DISTRIBUTIONS
          BEGINNING     INVESTMENT     (REALIZED AND   INVESTMENT   (INVESTMENT     (REALIZED NET         OTHER          TOTAL
          OF PERIOD       INCOME         UNREALIZED    ACTIVITIES     INCOME)       CAPITAL GAINS)   DISTRIBUTIONS   DISTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
FIXED INCOME PORTFOLIO II (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 8/31/90)
1997      $11.23        $0.74             $0.39         $1.13         ($0.79)         ($0.11)              --         ($0.90)
1996       11.33         0.70             (0.03)         0.67          (0.66)          (0.08)           (0.03)#        (0.77)
1995       10.42         0.71              0.71          1.42          (0.51)             --               --          (0.51)
1994       11.97         0.63             (1.16)        (0.53)         (0.67)          (0.21)           (0.14)#        (1.02)
1993       11.67         0.69              0.77          1.46          (0.61)          (0.55)              --          (1.16)
1992       11.34         0.77              0.61          1.38          (0.81)          (0.24)              --          (1.05)
1991       10.09         0.81              1.10          1.91          (0.66)             --               --          (0.66)
1990       10.00         0.04              0.05          0.09             --              --               --             --

GLOBAL FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 4/30/93)
1997+++   $11.01        $0.60            ($0.22)        $0.38          (0.59)         ($0.16)              --         ($0.75)
1996       11.05         0.63              0.09          0.72          (0.71)          (0.05)              --          (0.76)
1995       10.20         0.71              0.81          1.52          (0.67)             --               --          (0.67)
1994       10.67         0.58             (0.61)        (0.03)         (0.41)          (0.03)              --          (0.44)
1993       10.00         0.13              0.61          0.74          (0.07)             --               --          (0.07)

HIGH YIELD PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 2/28/89)
1997+++    $9.32        $0.86             $0.87         $1.73         ($0.87)         ($0.03)              --         ($0.90)
1996        9.08         0.88              0.28          1.16          (0.92)             --               --          (0.92)
1995        8.97         0.90              0.19          1.09          (0.85)         ($0.08)          ($0.05)#        (0.98)
1994        9.49         0.75             (0.42)         0.33          (0.69)          (0.16)              --          (0.85)
1993        8.58         0.73              0.90          1.63          (0.72)             --               --          (0.72)
1992        7.80         0.74              0.89          1.63          (0.85)             --               --          (0.85)
1991        7.07         1.42              0.82          2.24          (1.51)             --               --          (1.51)
1990        9.98         1.36             (2.82)        (1.46)         (1.42)          (0.03)              --          (1.45)
1989       10.00         0.55             (0.44)         0.11          (0.13)             --               --          (0.13)

INTERMEDIATE DURATION PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 10/3/94)
1997+++   $10.28        $0.61             $0.27         $0.88         ($0.53)         ($0.15)              --         ($0.68)
1996       10.68         0.60              0.03          0.63          (0.65)          (0.38)              --          (1.03)
1995       10.00         0.69              0.42          1.11          (0.43)             --               --          (0.43)

                               (RESTUBBED TABLE)

         NET ASSET                          NET ASSETS-           RATIO OF            RATIO OF
          VALUE-                              END OF              EXPENSES            NET INCOME         PORTFOLIO      AVERAGE
          END OF           TOTAL              PERIOD             TO AVERAGE           TO AVERAGE         TURNOVER     COMMISSION
          PERIOD          RETURN**          (THOUSANDS)          NET ASSETS+          NET ASSETS           RATE          RATE***
------------------------------------------------------------------------------------------------------------------------------------
FIXED INCOME PORTFOLIO II (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 8/31/90)
1997    $11.46            10.58%             $226,662              0.50%               6.54%               182%          --
1996     11.23             6.12               191,740              0.50                6.06                165           --
1995     11.33            14.13               176,945              0.51                6.75                153           --
1994     10.42            (4.76)              129,902              0.51                6.07                137           --
1993     11.97            13.53                94,836              0.51                6.17                101           --
1992     11.67            13.02                78,302              0.49                7.05                182           --
1991     11.34            19.59                42,881              0.49                7.76                190           --
1990     10.09             0.88                20,729              0.52*               8.00*                 7           --

GLOBAL FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 4/30/93)
1997    $10.64             3.53%              $77,493              0.57%               5.65%               137%          --
1996     11.01             6.83                67,282              0.60                5.25                133           --
1995     11.05            15.54                55,147              0.58                6.34                118           --
1994     10.20            (0.29)               43,066              0.57                5.48                117           --
1993     10.67             7.43                53,164              0.58*++             5.08*                30           --

HIGH YIELD PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 2/28/89)
1997    $10.15            19.90%             $523,899              0.51%               9.05%                96%          --
1996      9.32            13.83               289,810              0.49               10.04                115           --
1995      9.08            13.58               220,785              0.50               10.68                 96           --
1994      8.97             3.57               182,969              0.50                9.01                112           --
1993      9.49            20.12                50,396              0.53++              8.94                 99           --
1992      8.58            22.49                20,491              0.53++              9.74                148           --
1991      7.80            36.70                 6,453              0.76               19.45                106           --
1990      7.07           (16.26)                4,820              0.82               16.93                 65           --
1989      9.98             0.91                 3,479              0.73*              11.66*                17           --

INTERMEDIATE DURATION PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 10/3/94)
1997    $10.48             8.93%              $72,119              0.55%++             5.93%               204%          --
1996     10.28             6.27                12,017              0.56++              6.17                251           --
1995     10.68            11.39                19,237              0.52*++             6.56*               168           --

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary              Fund - 9

             FINANCIAL HIGHLIGHTS - FISCAL YEARS ENDED SEPTEMBER 30


                                          NET GAINS                   DIVIDEND
          NET ASSET                      OR LOSSES                  DISTRIBUTIONS   CAPITAL GAIN
            VALUE-          NET         ON SECURITIES  TOTAL FROM     (NET          DISTRIBUTIONS
          BEGINNING     INVESTMENT     (REALIZED AND   INVESTMENT  (INVESTMENT     (REALIZED NET         OTHER          TOTAL
          OF PERIOD       INCOME         UNREALIZED)   ACTIVITIES     INCOME)       CAPITAL GAINS)   DISTRIBUTIONS   DISTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 4/29/94)
1997    $10.77           $0.50           ($0.44)       ($0.06)      ($0.38)           ($0.26)             --           ($0.64)
1996     11.01            0.52             0.12          0.64        (0.80)            (0.08)             --            (0.88)
1995     10.05            0.67             0.92          1.59        (0.63)               --              --            (0.63)
1994     10.00            0.21            (0.11)         0.10        (0.05)               --              --            (0.05)

LIMITED DURATION PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 3/31/92)
1997    $10.38           $0.62            $0.08         $0.70       ($0.59)               --              --           ($0.59)
1996     10.41            0.58            (0.03)         0.55        (0.58)               --              --            (0.58)
1995     10.19            0.56             0.22          0.78        (0.55)               --          ($0.01)#          (0.56)
1994     10.72            0.56            (0.52)         0.04        (0.51)           ($0.04)          (0.02)#          (0.57)
1993     10.58            0.32             0.22          0.54        (0.32)            (0.08)             --            (0.40)
1992     10.00            0.19             0.49          0.68        (0.10)               --              --            (0.10)

MORTGAGE-BACKED SECURITIES PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 1/31/92)
1997    $10.42           $0.91            $0.16         $1.07       ($0.73)               --              --           ($0.73)
1996     10.49            0.68            (0.07)         0.61        (0.68)               --              --            (0.68)
1995      9.95            0.72             0.47          1.19        (0.65)               --              --            (0.65)
1994     10.95            0.52            (0.83)        (0.31)       (0.45)           ($0.21)         ($0.03)#          (0.69)
1993     10.44            0.63             0.48          1.11        (0.60)               --              --            (0.60)
1992     10.00            0.29             0.28          0.57        (0.13)               --              --            (0.13)

MUNICIPAL PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 10/1/92)
1997    $11.23           $0.53            $0.40         $0.93       ($0.52)               --              --           ($0.52)
1996     10.75            0.51             0.49          1.00        (0.52)               --              --            (0.52)
1995     10.04            0.59             0.71          1.30        (0.59)               --              --            (0.59)
1994     11.15            0.51            (1.01)        (0.50)       (0.54)               --          ($0.07)#          (0.61)
1993     10.00            0.37             1.04          1.41        (0.26)               --              --            (0.26)

PA MUNICIPAL PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 10/1/92)
1997    $11.37           $0.55            $0.34         $0.89       ($0.55)               --              --           ($0.55)
1996     10.91            0.51             0.46          0.97        (0.51)               --              --            (0.51)
1995     10.13            0.58             0.77          1.35        (0.57)               --              --            (0.57)
1994     11.26            0.56            (1.00)        (0.44)       (0.64)           ($0.05)#            --            (0.69)
1993     10.00            0.39             1.17          1.56        (0.30)               --              --            (0.30)

                               (RESTUBBED TABLE)

         NET ASSET                          NET ASSETS-           RATIO OF            RATIO OF
          VALUE-                              END OF              EXPENSES            NET INCOME         PORTFOLIO      AVERAGE
          END OF           TOTAL              PERIOD             TO AVERAGE           TO AVERAGE         TURNOVER     COMMISSION
          PERIOD          RETURN**          (THOUSANDS)          NET ASSETS+          NET ASSETS           RATE          RATE***
------------------------------------------------------------------------------------------------------------------------------------

INTERNATIONAL FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 4/29/94)
1997   $10.19             0.44%           $152,752                 0.53%                5.27%              107%           --
1996    10.77             6.13             143,137                 0.53                 5.39               124            --
1995    11.01            16.36             127,882                 0.54                 6.35               140            --
1994    10.05             1.01              66,879                 0.60*++              5.83*               31            --

LIMITED DURATION PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 3/31/92)
1997   $10.49             6.98%           $155,570                 0.43%++              6.15%              130%           --
1996    10.38             5.47             123,227                 0.43                 5.65               174            --
1995    10.41             7.95             100,186                 0.43++               5.96               119            --
1994    10.19             0.40              62,775                 0.41                 4.16               192            --
1993    10.72             5.33             128,991                 0.42++               3.92               217            --
1992    10.58             6.90              13,065                 0.49*                4.99*              159            --

MORTGAGE-BACKED SECURITIES PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 1/31/92)
1997   $10.76            10.70%            $38,085                 0.50%++              7.79%              164%           --
1996    10.42             6.10              50,925                 0.50++               6.46               116            --
1995    10.49            12.52              49,766                 0.50++               6.35               107            --
1994     9.95            (2.95)            119,518                 0.50++               5.30               220            --
1993    10.95            11.03              50,249                 0.50++               6.92                93            --
1992    10.44             5.75              13,601                 0.50*++              8.11*              133            --

MUNICIPAL PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 10/1/92)
1997   $11.64             8.47%            $75,120                 0.51%++              4.70%               54%           --
1996    11.23             9.46              54,536                 0.51++               4.66                78            --
1995    10.75            13.37              36,040                 0.50++               5.64                58            --
1994    10.04            (4.64)             38,549                 0.50++               4.98                34            --
1993    11.15            14.20              26,914                 0.50*++              4.65*               66            --

PA MUNICIPAL PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 10/1/92)
1997   $11.71             8.01%            $27,461                 0.51%++              4.74%               64%           --
1996    11.37             9.03              28,488                 0.51++               4.58                51            --
1995    10.91            13.74              15,734                 0.50++               5.56                57            --
1994    10.13            (4.08)             23,515                 0.50++               5.39                69            --
1993    11.26            15.81              15,633                 0.50*++              4.74*               94            --

--------------------------------------------------------------------------------
MAS Fund - 10         Terms in BOLD TYPE are defined in the Prospectus Glossary

             FINANCIAL HIGHLIGHTS - FISCAL YEARS ENDED SEPTEMBER 30


                                          NET GAINS                  DIVIDEND
          NET ASSET                      OR LOSSES                 DISTRIBUTIONS    CAPITAL GAIN
            VALUE-          NET         ON SECURITIES  TOTAL FROM     (NET          DISTRIBUTIONS
          BEGINNING     INVESTMENT     (REALIZED AND   INVESTMENT   INVESTMENT     (REALIZED NET         OTHER          TOTAL
          OF PERIOD       INCOME         UNREALIZED)   ACTIVITIES     INCOME)       CAPITAL GAINS)   DISTRIBUTIONS   DISTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------------
SPECIAL PURPOSE FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 3/31/92)
1997+++    $12.26         $0.85            $0.52         $1.37        ($0.87)          ($0.18)              --          ($1.05)
1996        12.53          0.83             0.08          0.91         (0.88)           (0.30)              --           (1.18)
1995        11.52          0.91             0.75          1.66         (0.65)              --               --           (0.65)
1994        13.40          0.80            (1.28)        (0.48)        (0.78)           (0.53)          ($0.09)#         (1.40)
1993        12.72          0.88             0.92          1.80         (0.82)           (0.30)              --           (1.12)
1992        11.80          0.39             0.72          1.11         (0.19)              --               --           (0.19)

BALANCED PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 12/31/92)
1997       $13.81         $0.51            $2.91         $3.42        ($0.54)          ($1.39)              --          ($1.93)
1996        13.06          0.53             1.15          1.68         (0.50)           (0.43)              --           (0.93)
1995        11.28          0.54             1.78          2.32         (0.47)           (0.07)              --           (0.54)
1994        11.84          0.47            (0.45)         0.02         (0.43)           (0.15)              --           (0.58)
1993        11.06          0.25             0.66          0.91         (0.13)              --               --           (0.13)

MULTI-ASSET-CLASS PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 7/29/94)
1997+++   $12.28          $0.38            $2.57         $2.95        ($0.51)          ($1.08)              --          ($1.59)
1996        11.34          0.46             1.05          1.51         (0.42)           (0.15)              --           (0.57)
1995         9.97          0.44             1.33          1.77         (0.40)              --               --           (0.40)
1994        10.00          0.07            (0.10)        (0.03)           --               --               --              --

                               (RESTUBBED TABLE)

         NET ASSET                          NET ASSETS-           RATIO OF             RATIO OF
          VALUE-                              END OF              EXPENSES            NET INCOME         PORTFOLIO      AVERAGE
          END OF           TOTAL              PERIOD             TO AVERAGE           TO AVERAGE         TURNOVER     COMMISSION
          PERIOD          RETURN**          (THOUSANDS)          NET ASSETS+          NET ASSETS           RATE          RATE***
------------------------------------------------------------------------------------------------------------------------------------
SPECIAL PURPOSE FIXED INCOME PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 3/31/92)
1997+++  $12.58            11.78%           $492,784                 0.49%              6.88%               198%           --
1996      12.26             7.74             447,646                 0.49               6.75                151            --
1995      12.53            14.97             390,258                 0.49               7.33                143            --
1994      11.52            (4.00)            384,731                 0.50               6.66                100            --
1993      13.40            15.19             300,185                 0.48               6.84                124            --
1992      12.72             9.47             274,195                 0.53*              6.94*               138            --

BALANCED PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 12/31/92)
1997     $15.30            27.44%           $343,284                 0.58%              3.56%               145%      $0.0578
1996      13.81            13.47             300,868                 0.57               3.85                110        0.0521
1995      13.06            21.37             334,630                 0.58               4.55                 95
1994      11.28             0.19             309,596                 0.58               4.06                 75
1993      11.84             8.31             291,762                 0.58*              3.99*                62

MULTI-ASSET-CLASS PORTFOLIO (COMMENCEMENT OF INSTITUTIONAL CLASS OPERATIONS 7/29/94)
1997+++  $13.64            26.50%           $173,155                 0.74%++            3.07%               141%      $0.0114
1996      12.28            13.75             129,558                 0.58++             3.82                122        0.0225
1995      11.34            18.28              96,839                 0.58++             4.56                112
1994       9.97            (0.30)             51,877                 0.58*++            4.39*                20

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary         MAS Fund - 11

NOTES TO THE FINANCIAL HIGHLIGHTS

  *Annualized
 **Total return figures for partial years are not annualized.
***For fiscal years beginning on or after September 1, 1995, a fund is required to disclose the average commission rate per share paid for security transactions on which commissions were charged.
  #Represents distributions in excess of Net realized gains.
 ##Represents distributions in excess of Net investment income.
###Net Investment Income, the Ratio of Net Investment Income to Average Net
   Assets and the Portfolio Turnover Rate reflect activity relating to a nonrecurring initiative to invest in higher-paying dividend income producing securities.
  +For the respective periods ended September 30, the Ratio of Expenses to Average Net Assets for the following portfolios excludes the effect of expense offsets. If expense offsets were included, the Ratio of Expenses to Average Net Assets would be as follows for the respective periods. Where listed as N/A, if the expense offsets were included, the Ratio of Expenses to Average Net Assets would not significantly differ.

PORTFOLIO                      1995            1996           1997      PORTFOLIO                      1995         1996      1997
---------                      ----            ----           ----      ---------                      ----         ----      ----
Emerging Markets Value         1.18%*          1.18%          1.18%     High Yield                     0.49%        0.48%     0.50%
Equity                         0.60            0.60           0.59      Intermediate Duration          0.52         0.52      0.52
International Equity           0.66            0.65           0.63      International Fixed Income     0.54         0.53      0.53
Mid Cap Growth                 0.60            0.60           0.61      Limited Duration               0.42         0.42      0.42
Mid Cap Value                  0.88*           0.88           0.88      Mortgage-Backed Securities     0.50         0.50      0.50
Small Cap Value                0.87            0.86           0.86      Municipal                      0.50         0.50      0.50
Value                          0.60            0.60           0.61      PA Municipal N/A               0.50         0.50      0.50
Cash Reserves                  0.32            0.32           0.32      Special Purpose Fixed Income   0.48         0.49      0.48
Domestic Fixed Income          0.50            0.50           0.50      Balanced                       0.57         0.57      0.56
Fixed Income                   0.48            0.48           0.48      Multi-Asset-Class              0.58         0.58      0.74
Fixed Income II                0.49            0.49           0.49
Global Fixed Income            0.56            0.58           0.57

++For the periods indicated, the Adviser voluntarily agreed to waive its advisory fees and/or reimburse certain expenses to the extent necessary in order to keep Total Operating Expenses actually deducted from portfolio assets for the respective portfolios from exceeding voluntary expense limitations. For the respective periods ended September 30, the voluntarily waived and/or reimbursed expenses totaled the below listed amounts.

               VOLUNTARILY WAIVED AND/OR REIMBURSED EXPENSES FOR:

PORTFOLIO                        1992            1993            1994           1995             1996            1997
---------                        ----            ----            ----           ----             ----            ----
Emerging Markets Value            --              --              --            0.29%*           0.11%           0.10%
Mid Cap Value                     --              --              --            2.13*            0.18            0.02
Cash Reserves                     --            0.24%           0.14%           0.11             0.09            0.07
Domestic Fixed Income             --              --            0.03            0.09             0.01            0.01
Global Fixed Income               --            0.18*             --              --               --              --
High Yield                      0.22            0.09              --              --               --              --
Intermediate Duration             --              --              --            0.08*            0.13            0.05
International Fixed Income        --              --            0.11*             --               --              --
Limited Duration                  --            0.03              --            0.02               --            0.00*
Mortgage-Backed Securities      0.30*           0.06            0.01            0.01             0.04            0.04
Municipal                         --            0.20*           0.06            0.09             0.09            0.05
PA Municipal                      --            0.25*           0.09            0.19             0.15            0.09
Multi-Asset-Class                 --              --            0.26*           0.14             0.08            0.08

+++Per share amounts for the year ended September 30, 1997, are based on average shares outstanding.

  *Amount is less than 0.01%
--------------------------------------------------------------------------------
MAS Fund - 12 Terms in BOLD TYPE are defined in the Prospectus Glossary

YIELD AND TOTAL RETURN:

From time to time each portfolio of the Fund advertises its yield and total return. Both yield and total return figures are based on historical earnings and are not intended to indicate future performance. The average annual total return reflects changes in the price of a portfolio's shares and assumes that any income dividends and/or capital gain distributions made by the portfolio during the period were reinvested in additional shares of the portfolio. Figures will be given for one-, five- and ten-year periods ending with the most recent calendar quarter-end (if applicable), and may be given for other periods as well (such as from commencement of the portfolio's operations).

The yield of a portfolio (other than the Cash Reserves Portfolio) is computed by dividing the net investment income per share (using the average number of shares entitled to receive dividends) earned during a 30-day period by the closing price per share on the last day of the period. For the purpose of determining net investment income, the calculation includes as expenses of the portfolio all recurring fees and any non recurring charges for the period stated.

The Municipal and PA Municipal Portfolios may also advertise or quote tax-equivalent yields and after-tax total returns. A tax-equivalent yield shows the level of taxable yield needed to produce an after-tax equivalent to the portfolio's tax-free yield. This is done by increasing the portfolio's yield (computed as above) by the amount necessary to reflect the payment of Federal income tax (and Pennsylvania income tax, in the case of the PA Municipal Portfolio) at a tax rate stated in the advertisement or quote. An after-tax return reflects the average annual or cumulative change in value over the measuring period after the deduction of taxes at rates stated in the advertisement or quote.

From time to time the Cash Reserves Portfolio may advertise or quote its yield and effective yield. The yield of the Cash Reserves Portfolio refers to the income generated by an investment in the portfolio over a stated seven day period. This income is then annualized. That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The effective yield is calculated similarly, but the income earned over the seven day period by an investment in the portfolio is assumed to be reinvested when the return is annualized. The "effective yield" will be higher than the yield because of the compounding effect of this assumed reinvestment.

The performance of a portfolio may be compared to data prepared by independent services which monitor the performance of investment companies, data reported in financial and industry publications, returns of other investment advisers and mutual funds, and various indices as further described in the Statement of Additional Information.

The performance of Institutional Class Shares, Investment Class Shares and Adviser Class Shares differs because of any class-specific expenses paid by each class and the shareholder servicing fees charged to Investment Class Shares and distribution fees charged to Adviser Class Shares.

The Annual Report to Shareholders of the Fund for the Fund's most recent fiscal year-end contains additional performance information that includes comparisons with appropriate indices. The Annual Report is available without charge upon request by writing to the Fund or calling the Client Services Group at the telephone number shown on the front cover of this Prospectus.






--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 13

GENERAL INFORMATION

SUITABILITY: The Fund's portfolios are designed for long-term investors who can accept the risks entailed in investing in the stock and bond markets, and are not meant to provide a vehicle for playing short-term swings in the market. The Fund's portfolios are designed principally for the investments of tax-exempt fiduciary investors who are entrusted with the responsibility of investing assets held for the benefit of others. Since such investors are not subject to Federal income taxes, securities transactions for all portfolios except the Municipal and PA Municipal Portfolios will not be influenced by the different tax treatment of capital gains and dividend income under the Internal Revenue Code. Investments in the Municipal and PA Municipal Portfolios are suitable for taxable investors who would benefit from the portfolios' tax-exempt income.

SECURITIES LENDING: Each portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, a portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

ILLIQUID SECURITIES/RESTRICTED SECURITIES: Each of the portfolios may invest up to 15% of its net assets (except the Cash Reserves Portfolio, which may invest up to 10% of its net assets) in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of restricted securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, commercial paper issued pursuant to
Section 4(2) under the Securities Act of 1933, or other restricted securities, that are determined to be liquid in accordance with guidelines established by the Fund's Board of Trustees.

TURNOVER: The Adviser manages the portfolios generally without regard to restrictions on annual turnover. In general, the portfolios will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held.

With respect to the fixed income portfolios and the fixed-income portion of the Balanced, Multi-Asset-Class and Balanced Plus Portfolios, the annual turnover rate will ordinarily exceed 100% due to changes in portfolio duration, yield curve strategy or commitments with respect to forward delivery mortgage-backed securities. For the Balanced, Multi-Asset-Class and Balanced Plus Portfolios, annual turnover rate is not expected to exceed 100% with respect to EQUITY SECURITIES.

The following portfolios have annual turnover rates of 100% or more: Mid Cap Growth, Mid Cap Value, Small Cap Value, Domestic Fixed Income, Fixed Income, Fixed Income II, Global Fixed Income, Intermediate Duration, International Fixed Income, Limited Duration, Mortgage-Backed Securities, Special Purpose Fixed Income, Balanced and Multi-Asset-Class. These high rates of annual turnover necessarily result in correspondingly heavier brokerage and portfolio trading costs which are paid by a portfolio. Trading in FIXED-INCOME SECURITIES does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. In addition to portfolio trading costs, higher rates of annual turnover may result in the realization of capital gains. To the extent net short-term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. The annual turnover rate for each portfolio is shown in the Financial Highlights under "Portfolio Turnover Rate."





--------------------------------------------------------------------------------
MAS Fund - 14          Terms in BOLD TYPE are defined in the Prospectus Glossary

CASH EQUIVALENTS/TEMPORARY DEFENSIVE INVESTING: Although each portfolio intends to remain substantially fully invested, a small percentage of a portfolio's assets is generally held in the form of CASH EQUIVALENTS in order to meet redemption requests and otherwise manage the daily affairs of each portfolio. In addition, any portfolio may, when the Adviser deems that market conditions are such that a temporary defensive approach is desirable, invest in CASH EQUIVALENTS or the FIXED-INCOME SECURITIES listed for that portfolio without limit. In addition, the Adviser may, for temporary defensive purposes, increase or decrease the average weighted maturity or duration of any fixed-income portfolio without regard to that portfolio's usual average weighted maturity.

CONCENTRATION: Concentration is defined as investment of 25% or more of a portfolio's total assets in the securities of issuers operating in any one industry. Except as provided in a portfolio's specific investment policies, or as detailed in Investment Limitations, a portfolio will not concentrate investments in any one industry.

INVESTMENT LIMITATIONS: Each portfolio is subject to certain limitations designed to reduce its exposure to specific situations. Some of these limitations are:

(a) with respect to 75% of its assets, a portfolio will not purchase securities of any issuer if, as a result, more than 5% of the portfolio's total assets taken at market value would be invested in the securities of any single issuer except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. This limitation is not applicable to the Global Fixed Income, Emerging Markets Value and International Fixed Income Portfolios. However, these portfolios will comply with the diversification requirements imposed by Sub-Chapter M of the Internal Revenue Code and;

(b) with respect to 75% of its assets, a portfolio will not purchase a security if, as a result, the portfolio would hold more than 10% of the outstanding voting securities of any issuer. This limitation is not applicable to the Global Fixed Income, Emerging Markets Value and International Fixed Income Portfolios. However, these portfolios will comply with the diversification requirements imposed by Sub-Chapter M of the Internal Revenue Code.

Limitations (a) and (b) and certain other limitations described in the Statement of Additional Information are fundamental and may be changed only with the approval of the holders of a majority of the shares of the portfolios. Other investment limitations described here and in the Statement of Additional Information are not fundamental policies; meaning that the Board of Trustees may change them without shareholder approval. If a percentage limitation on investment or utilization of assets as set forth in this prospectus or the Statement of Additional Information is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value or total cost of the portfolios' assets will not be considered a violation of the restriction, and the sale of securities will not be required.









--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 15

EMERGING MARKETS VALUE PORTFOLIO - (FORMERLY, THE EMERGING MARKETS PORTFOLIO) (A NON-DIVERSIFIED PORTFOLIO)

Objective:             To achieve long-term capital growth by investing
                       primarily in common stocks of emerging markets issuers.

Approach:              The Adviser evaluates both short-term and long-term
                       international economic trends and relative attractiveness of emerging markets and individual emerging market securities. The Adviser selects common stocks which are deemed to be undervalued at the time of purchase, based on proprietary measures of value.

Policies:              Generally at least 65% invested in EQUITY SECURITIES of
                       EMERGING MARKETS ISSUERS, which are deemed to be undervalued.
                       DERIVATIVES may be used to pursue portfolio strategy.

Allowable              ADRS                EASTERN EUROPEAN ISSUERS     HIGH YIELD                 STRUCTURED INVESTMENTS
Investments:           AGENCIES            EMERGING MARKETS ISSUERS     INVESTMENT COMPANIES       STRUCTURED NOTES
                       BRADY BONDS         FOREIGN BONDS                INVESTMENT FUNDS           SWAPS
                       CASH EQUIVALENTS    FOREIGN CURRENCY             LOAN PARTICIPATIONS        U.S. GOVERNMENTS
                       COMMON STOCKS       FOREIGN EQUITIES             PREFERRED STOCK            WARRANTS
                       CONVERTIBLES        FORWARDS                     REPURCHASE AGREEMENTS      WHEN ISSUED SECURITIES
                       CORPORATES          FUTURES & OPTIONS            RIGHTS                     ZERO COUPONS

Comparative Index:     MSCI Emerging Markets Free Index

Strategies:            EMERGING MARKETS INVESTING
                       FOREIGN INVESTING
                       NON-DIVERSIFIED STATUS
                       VALUE STOCK INVESTING

Portfolio
Manager:               Horacio A. Valeiras

--------------------------------------------------------------------------------

EQUITY PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing primarily in dividend-paying common stocks of companies which are deemed by the Adviser to demonstrate long-term earnings growth that is greater than the economy in general and greater than the expected rate of inflation.

Approach:              The Adviser's investment process is designed to capture
                       value by identifying stocks that offer low but rising expectations. To determine the level of expectations for various companies and the direction of changes in those expectations, the Adviser analyzes the companies' equity valuations and changes in the companies' estimates of future earnings. In addition, the Adviser diversifies across sectors to preserve return while reducing risk, seeking the best values within each sector of the market.
                       A group of senior investment professionals invests the portfolio using a disciplined approach to stock selection supported by fundamental research analysts. Each investment professional makes his or her own buy, sell and sector-allocation decisions. Overall sector allocation is driven by bottom-up stock selection and is reviewed regularly to preserve the benefits of diversification.

Policies:              Generally at least 65% invested in EQUITY SECURITIES
                       Up to 5% invested in FOREIGN EQUITIES (excluding ADRs)
                       DERIVATIVES may be used to pursue portfolio strategy

Capitalization Range:  Generally greater than $1 billion

Allowable              ADRS                CORPORATES                   FUTURES & OPTIONS          SWAPS
Investments:           AGENCIES            FOREIGN BONDS                INVESTMENT COMPANIES       U.S. GOVERNMENTS
                       CASH EQUIVALENTS    FOREIGN CURRENCY             PREFERRED STOCK            WARRANTS
                       COMMON STOCKS       FOREIGN EQUITIES             REPURCHASE AGREEMENTS      WHEN ISSUED SECURITIES
                       CONVERTIBLES        FORWARDS                     RIGHTS                     ZERO COUPONS

Comparative Index:     S&P 500 Index

Strategies:            CORE EQUITY INVESTING

Portfolio
Management Team:       Arden C. Armstrong, James J. Jolinger, Nicholas J.
                       Kovich, Brian Kramp, Robert J. Marcin and  Gary G.
                       Schlarbaum




--------------------------------------------------------------------------------
MAS Fund - 16          Terms in BOLD TYPE are defined in the Prospectus Glossary

GROWTH PORTFOLIO

Objective:             To achieve long-term capital growth by investing
                       primarily in common stocks of large size companies which the Adviser believes offer long-term growth potential.

Approach:              The Adviser selects common stocks meeting certain
                       criteria which the Adviser believes are related to the stability and growth of the fundamental characteristics of the company.

Policies:              Generally at least 65% invested in EQUITY SECURITIES of
                       companies offering long-term growth potential.
                       Up to 5% invested in FOREIGN EQUITIES (excluding ADRs)
                       DERIVATIVES may be used to pursue portfolio strategy

Capitalization Range:  Generally greater than $1 billion

Allowable              ADRS                CORPORATES                   FUTURES & OPTIONS          SWAPS
Investments:           AGENCIES            FOREIGN BONDS                INVESTMENT COMPANIES       U.S. GOVERNMENTS
                       CASH EQUIVALENTS    FOREIGN CURRENCY             PREFERRED STOCK            WARRANTS
                       COMMON STOCKS       FOREIGN EQUITIES             REPURCHASE AGREEMENTS      WHEN ISSUED SECURITIES
                       CONVERTIBLES        FORWARDS                     RIGHTS                     ZERO COUPONS

Comparative Index:     S&P 500 Index

Strategy:              GROWTH STOCK INVESTING

Portfolio
Management Team:       Arden C. Armstrong and Gary G. Schlarbaum

--------------------------------------------------------------------------------

INTERNATIONAL EQUITY PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in common stocks of companies based outside of the U.S.

Approach:              The Adviser evaluates both short-term and long-term
                       international economic trends and the relative attractiveness of non-U.S. equity markets and individual securities.

Policies:              Generally at least 65% invested in FOREIGN EQUITIES of
                       issuers in at least 3 countries other than the U.S.
                       DERIVATIVES may be used to pursue portfolio strategy

Allowable              ADRS                EASTERN EUROPEAN ISSUERS     INVESTMENT COMPANIES       STRUCTURED INVESTMENTS
Investments:           AGENCIES            EMERGING MARKETS ISSUERS     INVESTMENT FUNDS           SWAPS
                       BRADY BONDS         FOREIGN BONDS                LOAN PARTICIPATIONS        U.S. GOVERNMENTS
                       CASH EQUIVALENTS    FOREIGN CURRENCY             PREFERRED STOCK            WARRANTS
                       COMMON STOCKS       FOREIGN EQUITIES             REPURCHASE AGREEMENTS      WHEN ISSUED SECURITIES
                       CONVERTIBLES        FORWARDS                     RIGHTS                     ZERO COUPONS
                       CORPORATES          FUTURES & OPTIONS            STRUCTURED INVESTMENTS

Comparative Index:     MSCI World Ex-U.S. Index

Strategies:            INTERNATIONAL EQUITY INVESTING
                       EMERGING MARKETS INVESTING
                       FOREIGN INVESTING

Portfolio
Management Team:       Hassan Elmasry and Horacio A. Valeiras






--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 17

MID CAP GROWTH PORTFOLIO

Objective:             To achieve long-term capital growth by investing
                       primarily in common stocks of smaller and medium size companies which are deemed by the Adviser to offer long-term growth potential. Due to its emphasis on long-term capital growth, dividend income will be lower than for the Equity and Value Portfolios.

Approach:              The Adviser uses a four-part process combining
                       quantitative, fundamental, and valuation analysis with a strict selling discipline. Stocks that pass an initial screen based on estimate revisions undergo detailed fundamental research. Valuation analysis is used to eliminate the most overvalued securities. Holdings are sold when their estimate-revision scores fall to unacceptable levels, when fundamental research uncovers unfavorable trends, or when their valuations exceed the level that the Adviser believes is reasonable given their growth prospects.

Policies:              Generally at least 65% invested in EQUITY SECURITIES of
                       mid-cap companies offering long-term growth potential
                       Up to 5% invested in FOREIGN EQUITIES (excluding ADRs)
                       DERIVATIVES may be used to pursue portfolio strategy

Capitalization Range:  Generally matching the S&P MidCap 400 Index (currently
                       $500 million to $6 billion)

Allowable              ADRs                FOREIGN CURRENCY         INVESTMENT COMPANIES            RIGHTS
Investments:           CASH EQUIVALENTS    FOREIGN EQUITIES         PREFERRED STOCK                 WARRANTS
                       COMMON STOCKS       FUTURES & OPTIONS        REPURCHASE AGREEMENTS           WHEN ISSUED SECURITIES
                       CONVERTIBLES

Comparative Index:     S&P MidCap 400 Index

Strategies:            GROWTH STOCK INVESTING

Portfolio
Management Team:       Arden C. Armstrong, David P. Chu and Abhi Y. Kanitkar

--------------------------------------------------------------------------------

MID CAP VALUE PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in common stocks with equity capitalizations in the range of the companies represented in the S&P
                       MidCap 400 Index which are deemed by the Adviser to be relatively undervalued based on certain proprietary measures of value. The portfolio will typically exhibit a lower price/earnings value ratio than the S&P MidCap 400
                       Index.

Approach:              The Adviser selects common stocks which are deemed to be
                       undervalued at the time of purchase, based on proprietary measures of value. The portfolio will be structured taking into account the economic sector weights of the S&P MidCap 400 Index, with sector weights normally being within 5% of the sector weights of the Index.

Policies:              Generally at least 65% invested in EQUITY SECURITIES of
                       mid-cap companies, which are deemed to be undervalued
                       Up to 5% invested in FOREIGN EQUITIES (excluding ADRs)
                       DERIVATIVES may be used to pursue portfolio strategy

Capitalization Range:  Generally matching the S&P MidCap 400 Index (currently
                       $500 million to $6 billion)

Allowable              ADRS                CORPORATES                   FUTURES & OPTIONS          SWAPS
Investments:           AGENCIES            FOREIGN BONDS                INVESTMENT COMPANIES       U.S. GOVERNMENTS
                       CASH EQUIVALENTS    FOREIGN EQUIITIES            PREFERRED STOCK            WARRANTS
                       COMMON STOCKS       FOREIGN CURRENCY             REPURCHASE AGREEMENTS      WHEN ISSUED SECURITIES
                       CONVERTIBLES        FORWARDS                     RIGHTS                     ZERO COUPONS

Comparative Index:     S&P MidCap 400 Index

Strategies:            VALUE STOCK INVESTING

Portfolio
Management Team:       Bradley S. Daniels, William B. Gerlach, Chris Leavy and
                       Gary G. Schlarbaum







--------------------------------------------------------------------------------
MAS Fund - 18          Terms in BOLD TYPE are defined in the Prospectus Glossary

SMALL CAP VALUE PORTFOLIO (NOT CURRENTLY BEING OFFERED TO NEW INVESTORS)

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in common stocks with equity capitalizations in the range of the companies represented in the Russell
                       2000 Small Stock Index which are deemed by the Adviser to be relatively undervalued based on certain proprietary measures of value. The portfolio will typically exhibit lower price/earnings and price/book value ratios than the Russell 2000. Dividend income will typica lly be lower than for the Equity and Value Portfolios.

Approach:              The Adviser selects common stocks which are deemed to be
                       undervalued at the time of purchase, based on proprietary measures of value. The portfolio will be structured taking into account the economic sector weights of the Russell 2000 Index, with the portfolio's sector weights normally being within 5% of the sector weights for the Index.

Policies:              Generally at least 65% invested in EQUITY SECURITIES of
                       small-cap companies, which are deemed to be undervalued
                       Up to 5% invested in FOREIGN EQUITIES (excluding ADRs)
                       DERIVATIVES may be used to pursue portfolio strategy

Capitalization Range:  Generally matching the Russell 2000 size distribution
                       (currently $50 million to $1 billion)

Allowable              ADRS                CORPORATES                   FUTURES & OPTIONS          SWAPS
Investments:           AGENCIES            FOREIGN BONDS                INVESTMENT COMPANIES       U.S. GOVERNMENTS
                       CASH EQUIVALENTS    FOREIGN CURRENCY             PREFERRED STOCK            WARRANTS
                       COMMON STOCKS       FOREIGN EQUITIES             REPURCHASE AGREEMENTS      WHEN ISSUED SECURITIES
                       CONVERTIBLES        FORWARDS                     RIGHTS                     ZERO COUPONS

Comparative Index:     Russell 2000 Index

Strategies:            VALUE STOCK INVESTING

Portfolio
Management Team:       Bradley S. Daniels, William B. Gerlach, Chris Leavy and
                       Gary G. Schlarbaum








--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 19

VALUE PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in common stocks with equity capitalizations usually greater than $300 million which are deemed by the Adviser to be relatively undervalued, based on various measures such as price/earnings ratios and price/book ratios. While capital return will be emphasized somewhat more than income return, the portfolio's total return will consist of both capital and income returns. It is expected that income return will be higher than that of the Equity Portfolio because stocks which are deemed to be undervalued in the marketplace have, under most market conditions, provided higher dividend income returns than stocks which are deemed to have long-term earnings growth potential which normally sell at higher price/earnings ratios.

Approach:              The Adviser selects common stocks which are deemed to be
                       undervalued relative to the stock market in general as measured by the Standard & Poor's 500 Index, based on the value measures such as price/earnings ratios and price/book ratios, as well as fundamental research.

Policies:              Generally at least 65% invested in EQUITY SECURITIES,
                       which are deemed to be undervalued
                       Up to 5% invested in FOREIGN EQUITIES (excluding ADRs)
                       DERIVATIVES may be used to pursue portfolio strategy

Capitalization Range:  Generally greater than $300 million

Allowable              ADRS                  CORPORATES                 FUTURES & OPTIONS            SWAPS
Investments:           AGENCIES              FOREIGN BONDS              INVESTMENT COMPANIES         U.S. GOVERNMENTS
                       CASH EQUIVALENTS      FOREIGN CURRENCY           PREFERRED STOCK              WARRANTS
                       COMMON STOCKS         FOREIGN EQUITIES           REPURCHASE AGREEMENTS        WHEN ISSUED SECURITIES
                       CONVERTIBLES          FORWARDS                   RIGHTS                       ZERO COUPONS

Comparative Index:     S&P 500 Index

Strategy:              VALUE STOCK INVESTING

Portfolio
Management Team:      Richard M. Behler, Nicholas J. Kovich and Robert J. Marcin









--------------------------------------------------------------------------------
MAS Fund - 20          Terms in BOLD TYPE are defined in the Prospectus Glossary

CASH RESERVES PORTFOLIO

Objective:              To realize maximum current income, consistent with the
                        preservation of capital and liquidity, by investing in money market instruments and other short-term securities having expected maturities of thirteen months or less.
                        The portfolio's average weighted maturity will not exceed 90 days. The securities in which the portfolio will invest may not yield as high a level of current income as securities of lower quality or longer maturities which generally have less liquidity, greater market risk and more price fluctuation. The portfolio is designed to provide maximum principal stability for investors seeking to invest funds for the short term, or, for investors seeking to combine a long-term investment program in other portfolios of the Fund with an investment in money market instruments. The portfolio seeks to maintain, but there can be no assurance that it will be able to maintain, a constant net asset value of $1.00 per share.

Approach:               The Adviser selects a diversified portfolio of money
                        market securities of government and corporate issuers, any of which may be variable or floating rate, and which have remaining maturities of thirteen months or less from the date of purchase. For the purpose of determining remaining maturity on Floaters, demand features and interest reset dates will be taken into consideration.

Policies:               THE PORTFOLIO SEEKS TO MAINTAIN, BUT THERE CAN BE NO
                        ASSURANCE THAT IT WILL BE ABLE TO MAINTAIN, A CONSTANT
                        NET ASSET VALUE OF $1.00 PER SHARE.

Quality Specifications: 100% of COMMERCIAL PAPER Rated in Top Tier

Maturity and Duration:  Dollar weighted average maturity less than 90 days
                        Individual maturities 13 months or less

Allowable               AGENCIES                    CORPORATES                         U.S. GOVERNMENTS
Investments:            ASSET-BACKEDS               FLOATERS                           YANKEES
                        CASH EQUIVALENTS            INVESTMENT COMPANIES               ZERO COUPONS
                        COMMERCIAL PAPER            REPURCHASE AGREEMENTS

Comparative Index:      Lipper Money Market Index

Strategy:               MONEY MARKET INVESTING

Portfolio
Management Team:        Abigail Jones Feder and Daniel M. Niland








--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 21

DOMESTIC FIXED INCOME PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of U.S.
                       Government securities and other investment grade fixed-income securities of domestic issuers.

Approach:              The Adviser actively manages the maturity and duration
                       structure of the portfolio in anticipation of long-term trends in interest rates and inflation. Investments are diversified among a wide variety of U.S. FIXED-INCOME
                       SECURITIES in all market sectors.

Policies:              Generally at least 65% invested in FIXED-INCOME
                       SECURITIES
                       100% invested in domestic issuers
                       May invest greater than 50% in MORTGAGE SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        80% of FIXED-INCOME SECURITIES rated A or higher (or
                       its equivalent)
                       May invest up to 20% in FIXED-INCOME SECURITIES rated BBB
                       (or its equivalent)

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable              AGENCIES               CORPORATES                MORTGAGE SECURITIES      STRUCTURED NOTES
Investments:           ASSET-BACKEDS          FLOATERS                  MUNICIPALS               SWAPS
                       CASH EQUIVALENTS       FUTURES & OPTIONS         PREFERRED STOCK          U.S. GOVERNMENTS
                       CMOS                   INVERSE FLOATERS          REPURCHASE AGREEMENTS    WHEN ISSUED SECURITIES
                       CONVERTIBLES           INVESTMENT COMPANIES      SMBS                     ZERO COUPONS

Comparative Index:     Salomon Broad Investment Grade
                       Lehman Brothers Aggregate

Strategies:            MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       Thomas L. Bennett, Kenneth B. Dunn and Richard B. Worley













--------------------------------------------------------------------------------
MAS Fund - 22          Terms in BOLD TYPE are defined in the Prospectus Glossary

FIXED INCOME PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of U.S.
                       Government securities, corporate bonds (including bonds rated below investment grade, commonly referred to as junk bonds), foreign fixed-income securities and mortgage-backed securities of domestic issuers and other fixed-income securities. The portfolio's average weighted maturity will ordinarily be greater than five years.

Approach:              The Adviser actively manages the maturity and duration
                       structure of the portfolio in anticipation of long-term trends in interest rates and inflation. Investments are diversified among a wide variety of FIXED-INCOME
                       SECURITIES in all market sectors.

Policies:              Generally at least 65% invested in FIXED-INCOME
                       SECURITIES
                       May invest greater than 50% in MORTGAGE SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality                80% INVESTMENT GRADE SECURITIES
Specifications:        Up to 20% HIGH YIELD

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable              AGENCIES              FLOATERS                  INVESTMENT COMPANIES         STRUCTURED NOTES
Investments:           ASSET-BACKEDS         FOREIGN BONDS             LOAN PARTICIPATIONS          SWAPS
                       BRADY BONDS           FOREIGN CURRENCY          MORTGAGE SECURITIES          U.S. GOVERNMENTS
                       CASH EQUIVALENTS      FORWARDS                  MUNICIPALS                   WHEN ISSUED SECURITIES
                       CMOS                  FUTURES & OPTIONS         PREFERRED STOCK              YANKEES
                       CONVERTIBLES          HIGH YIELD                REPURCHASE AGREEMENTS        ZERO COUPONS
                       CORPORATES            INVERSE FLOATERS          SMBS

Comparative Index:     Salomon Broad Investment Grade
                       Lehman Brothers Aggregate

Strategies:            MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       MORTGAGE INVESTING
                       HIGH YIELD INVESTING
                       FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING

Portfolio
Management Team:       Thomas L. Bennett, Kenneth B. Dunn and Richard B. Worley








--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 23

FIXED INCOME PORTFOLIO II

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of U.S.
                       Government securities and other investment grade fixed-income securities.

Approach:              The Adviser actively manages the maturity and duration
                       structure of the portfolio in anticipation of long-term trends in interest rates and inflation. Investments are diversified among a wide variety of FIXED-INCOME
                       SECURITIES in all market sectors.

Policies:              Generally at least 65% invested in FIXED-INCOME
                       SECURITIES
                       May invest greater than 50% in MORTGAGE SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        100% INVESTMENT GRADE SECURITIES

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable              AGENCIES              FLOATERS                  INVESTMENT COMPANIES         STRUCTURED NOTES
Investments:           ASSET-BACKEDS         FOREIGN BONDS             MORTGAGE SECURITIES          SWAPS
                       BRADY BONDS           FOREIGN CURRENCY          MUNICIPALS                   U.S. GOVERNMENTS
                       CASH EQUIVALENTS      FORWARDS                  PREFERRED STOCK              WHEN ISSUED SECURITIES
                       CMOS                  FUTURES & OPTIONS         REPURCHASE AGREEMENTS        YANKEES
                       CONVERTIBLES          INVERSE FLOATERS          SMBS                         ZERO COUPONS
                       CORPORATES

Comparative Index:     Salomon Broad Investment Grade
                       Lehman Brothers Aggregate

Strategies:            MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       MORTGAGE INVESTING
                       FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING

Portfolio
Management Team:       Thomas L. Bennett, Kenneth B. Dunn and Richard B. Worley







--------------------------------------------------------------------------------
MAS Fund - 24          Terms in BOLD TYPE are defined in the Prospectus Glossary

GLOBAL FIXED INCOME PORTFOLIO
(A NON-DIVERSIFIED PORTFOLIO)

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in high grade fixed-income securities of U.S. and foreign issuers. Total return is the combination of income and changes in value. The portfolio's average weighted maturity will ordinarily be greater than five years.

Approach:              The Adviser manages the duration, country, and currency
                       exposure of the portfolio by combining fundamental research on relative values with analyses of economic, interest-rate, and exchange-rate trends. The Adviser will invest in mortgage and corporate bonds when it believes they offer the most value, although most foreign currency denominated investments are in government and supranational securities.

Policies:              Generally at least 65% invested in FIXED-INCOME
                       SECURITIES of issuers in at least 3 countries, one of which may be the U.S.
                       DERIVATIVES may be used to represent country investments, and otherwise pursue portfolio strategy

Quality
Specifications:        95% INVESTMENT GRADE SECURITIES

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable              AGENCIES            EASTERN EUROPEAN ISSUERS     INVERSE FLOATERS             STRUCTURED INVESTMENTS
Investments:           ASSET-BACKEDS       EMERGING MARKETS ISSUERS     INVESTMENT COMPANIES         SWAPS
                       BRADY BONDS         FLOATERS                     MORTGAGE SECURITIES          U.S. GOVERNMENTS
                       CASH EQUIVALENTS    FOREIGN BONDS                MUNICIPALS                   WHEN ISSUED SECURITIES
                       CMOS                FOREIGN CURRENCY             PREFERRED STOCK              YANKEES
                       CONVERTIBLES        FORWARDS                     REPURCHASE AGREEMENTS        ZERO COUPONS
                       CORPORATES          FUTURES & OPTIONS            SMBS

Comparative Index:     Salomon World Government Bond Index

Strategies:            FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       NON-DIVERSIFIED STATUS
                       EMERGING MARKETS INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       J. David Germany, Michael Kushma, Paul F. O'Brien and
                       Richard B. Worley





--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 25

HIGH YIELD PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in high yielding corporate fixed-income securities (including bonds rated below investment grade, commonly referred to as junk bonds). The portfolio may also invest in U.S. Government securities, mortgage-backed securities, investment grade corporate bonds and in short-term fixed-income securities, such as certificates of deposit, treasury bills, and commercial paper. The portfolio expects to achieve its objective by earning a high rate of current income, although the portfolio may seek capital growth opportunities when consistent with its objective. The portfolio's average weighted maturity will ordinarily be greater than five years.

Approach:              The Adviser uses equity and fixed-income valuation
                       techniques and analyses of economic and industry trends to determine portfolio structure. Individual securities are selected, and monitored, by fixed-income portfolio managers who specialize in corporate bonds and use in-depth financial analysis to uncover opportunities in undervalued issues.

Policies:              Generally at least 65% invested in HIGH YIELD securities
                       (commonly referred to as junk bonds)
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        None

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable                AGENCIES                    EMERGING MARKETS ISSUERS     INVERSE FLOATERS           STRUCTURED NOTES
Investments:             ASSET-BACKEDS               FLOATERS                     INVESTMENT COMPANIES       SWAPS
                         BRADY BONDS                 FOREIGN BONDS                LOAN PARTICIPATIONS        U.S. GOVERNMENTS
                         CASH EQUIVALENTS            FOREIGN CURRENCY             MORTGAGE SECURITIES        WHEN ISSUED SECURITIES
                         CMOS                        FOREIGN EQUITIES             MUNICIPALS                 YANKEES
                         CONVERTIBLES                FORWARDS                     PREFERRED STOCK            ZERO COUPONS
                         CORPORATES                  FUTURES & OPTIONS            REPURCHASE AGREEMENTS
                         EASTERN EUROPEAN ISSUERS    HIGH YIELD                   SMBS

Comparative Index:       Salomon High Yield Market Index

Strategies:              HIGH YIELD INVESTING
                         MATURITY AND DURATION MANAGEMENT
                         VALUE INVESTING
                         MORTGAGE INVESTING
                         FOREIGN INVESTING
                         FOREIGN FIXED INCOME INVESTING
                         EMERGING MARKETS INVESTING

Portfolio
Management Team:         Robert E. Angevine, Thomas L. Bennett and Stephen
                         F. Esser







--------------------------------------------------------------------------------
MAS Fund - 26          Terms in BOLD TYPE are defined in the Prospectus Glossary

INTERMEDIATE DURATION PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of U.S.
                       Government securities and investment grade corporate, foreign and other investment grade fixed-income securities. The portfolio will maintain an average duration of between two and five years.

Approach:              The Adviser constructs a portfolio with a duration
                       between two and five years by actively managing the maturity and duration structure of the portfolio in anticipation of long-term trends in interest rates and inflation. Investments are diversified among a wide variety of investment grade FIXED-INCOME SECURITIES in all market sectors.

Policies:              Generally at least 65% invested in FIXED-INCOME
                       SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy
                       May invest greater than 50% in MORTGAGE SECURITIES

Quality
Specifications:        100% INVESTMENT GRADE SECURITIES

Maturity and Duration: Average duration between 2 and 5 years

Allowable              AGENCIES               FLOATERS               INVESTMENT COMPANIES           STRUCTURED NOTES
Investments:           ASSET-BACKEDS          FOREIGN BONDS          MORTGAGE SECURITIES            SWAPS
                       BRADY BONDS            FOREIGN CURRENCY       MUNICIPALS                     U.S. GOVERNMENTS
                       CASH EQUIVALENTS       FORWARDS               PREFERRED STOCK                WHEN ISSUED SECURITIES
                       CMOS                   FUTURES & OPTIONS      REPURCHASE AGREEMENTS          YANKEES
                       CONVERTIBLES           INVERSE FLOATERS       SMBS                           ZERO COUPONS
                       CORPORATES

Comparative Index:     Lehman Brothers Intermediate Government/Corporate Index

Strategies:            MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       MORTGAGE INVESTING
                       FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING

Portfolio
Management Team:       Ellen D. Harvey and Scott F. Richard








--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 27

INTERNATIONAL FIXED INCOME PORTFOLIO
(A NON-DIVERSIFIED PORTFOLIO)

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing primarily in high-grade fixed-income securities of foreign issuers.

Approach:              The Adviser manages the duration, country, and currency
                       exposure of the portfolio by combining fundamental research on relative values with analyses of economic, interest-rate, and exchange-rate trends. The Adviser will invest in mortgage and corporate bonds when it believes they offer the most value, although most foreign currency denominated investments are in government and supranational securities.

Policies:              Generally at least 80% invested in FIXED-INCOME
                       SECURITIES of issuers in at least 3 countries other than the U.S.
                       DERIVATIVES may be used to represent country investments, and otherwise pursue portfolio strategy

Quality
Specifications:        95% INVESTMENT GRADE SECURITIES

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable              AGENCIES             EASTERN EUROPEAN ISSUERS          INVERSE FLOATERS            STRUCTURED NOTES
Investments:           ASSET-BACKEDS        EMERGING MARKETS ISSUERS          INVESTMENT COMPANIES        SWAPS
                       BRADY BONDS          FLOATERS                          MORTGAGE SECURITIES         U.S. GOVERNMENTS
                       CASH EQUIVALENTS     FOREIGN BONDS                     MUNICIPALS                  WHEN ISSUED SECURITIES
                       CMOS                 FOREIGN CURRENCY                  PREFERRED STOCK             YANKEES
                       CONVERTIBLES         FORWARDS                          REPURCHASE AGREEMENTS       ZERO COUPONS
                       CORPORATES           FUTURES & OPTIONS                 SMBS

Comparative Index:     Salomon World Government Bond Index Except U.S.

Strategies:            FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       NON-DIVERSIFIED STATUS
                       EMERGING MARKETS INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       J. David Germany, Michael Kushma, Paul F. O'Brien and
                       Richard B. Worley








--------------------------------------------------------------------------------
MAS Fund - 28          Terms in BOLD TYPE are defined in the Prospectus Glossary

LIMITED DURATION PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of U.S.
                       Government securities, investment-grade corporate bonds and other fixed-income securities. The portfolio will maintain an average duration of between one and three years. Duration is a measure of the life of the portfolio's debt securities on a present-value basis and is indicative of a security's price volatility relative to interest rate changes.

Approach:              The Adviser manages the duration of the overall portfolio
                       as a more effective way to control interest-rate risk than limiting the maturity of individual securities within the portfolio. In this way investors can benefit from opportunities across the entire yield curve as well as in various market sectors, and at the same time limit the volatility of investment returns. The Adviser establishes the duration target through the use of its top-down view of the economy and analysis of the current level of interest rates and the shape of the yield curve.
                       The Adviser then strives to purchase the most attractively priced portfolio that meets our duration and investment objectives. When purchasing securities other than U.S. GOVERNMENTS, the Adviser evaluates credit, liquidity, and option risk. When the Adviser believes the portfolio is compensated for these risks, it includes agency, mortgage, and corporate securities which meet the portfolio's quality specifications.

Policies:              Generally at least 65% invested in FIXED-INCOME
                       SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        100% INVESTMENT GRADE SECURITIES

Maturity and Duration: Average duration between 1 and 3 years

Allowable              AGENCIES              CONVERTIBLES                  MORTGAGE SECURITIES            WHEN ISSUED SECURITIES
Investments:           ASSET-BACKEDS         CORPORATES                    REPURCHASE AGREEMENTS          YANKEES
                       BRADY BONDS           FLOATERS                      STRUCTURED NOTES               ZERO COUPONS
                       CASH EQUIVALENTS      FUTURES & OPTIONS             SWAPS
                       CMOS                  INVESTMENT COMPANIES          U.S. GOVERNMENTS

Comparative Index:     Salomon 1-3 Year Treasury/Government Sponsored Index

Strategies:            MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       Ellen D. Harvey and Scott F. Richard








--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 29

MORTGAGE-BACKED SECURITIES PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing primarily (at least 65% of its assets under normal circumstances) in mortgage-backed securities. In addition, the portfolio may also invest in U.S.
                       government securities and in short-term fixed-income securities such as certificates of deposit, treasury bills, and commercial paper. The portfolio's average weighted maturity will ordinarily be greater than seven years.

Approach:              The Adviser sets three portfolio targets: (1)
                       interest-rate sensitivity; (2) yield-curve sensitivity;
                       and (3) prepayment sensitivity. The Adviser increases the sensitivity of the portfolio to changes in interest rates when bonds offer greater value on the basis of inflation-adjusted interest rates. Similarly, the Adviser increases yield-curve sensitivity when long-maturity interest rates offer exceptional value relative to short-maturity interest rates. Finally, the Adviser increases prepayment exposure when mortgage yields, adjusted for probable prepayments, indicate unusual value in MORTGAGE SECURITIES.

Policies:              Generally at least 65% invested in MORTGAGE SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality                100% INVESTMENT GRADE SECURITIES
Specifications:

Maturity and Duration: Average weighted maturity generally greater than 7 years
                       Duration generally between 2 and 7 years


Allowable Investments: AGENCIES              FUTURES & OPTIONS             MUNICIPALS                     SWAPS
                       ASSET-BACKEDS         INVERSE FLOATERS              REPURCHASE AGREEMENTS          U.S. GOVERNMENTS
                       CASH EQUIVALENTS      INVESTMENT COMPANIES          SMBS                           WHEN ISSUED SECURITIES
                       CMOS                  MORTGAGE SECURITIES           STRUCTURED NOTES               ZERO COUPONS
                       FLOATERS

Comparative            Index: Lehman Mortgage Index

Strategies:            MORTGAGE INVESTING
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING

Portfolio
Management Team:       Kenneth B. Dunn, Scott F. Richard and Roberto Sella

--------------------------------------------------------------------------------
MAS Fund - 30          Terms in BOLD TYPE are defined in the Prospectus Glossary

MULTI-MARKET FIXED INCOME PORTFOLIO

Objective:             To realize above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing primarily in a diversified portofolio of fixed-income securities of U.S. and foreign issuers.

Approach:              The Adviser determines the mix of investments in domestic
                       and foreign FIXED-INCOME AND HIGH YIELD SECURITIES expected to maximize available total return. Strategic judgements on the asset mix are based on valuation disciplines and tools for analysis which have been developed by the Adviser to compare the relative potential returns and risks of global bond markets.

Policies:              Generally at least 65% in FIXED-INCOME SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        None

Maturity and
Duration:              Average weighted maturity generally greater than 5 years


Allowable Investments: AGENCIES                  EMERGING MARKETS ISSUERS  INVESTMENT COMPANIES           STRUCTURED NOTES
                       ASSET-BACKEDS             FLOATERS                  LOAN ASSIGNMENTS               STRUCTURED SECURITIES
                       BRADY BONDS               FOREIGN BONDS             LOAN PARTICIPATIONS            SWAPS
                       CASH EQUIVALENTS          FOREIGN CURRENCY          MORTGAGE SECURITIES            U.S. GOVERNMENTS
                       CMOS                      FORWARDS                  MUNICIPALS                     WARRANTS
                       CONVERTIBLES              FUTURES & OPTIONS         PREFERRED STOCK                WHEN ISSUED SECURITIES
                       CORPORATES                HIGH YIELD                REPURCHASE AGREEMENTS          YANKEES
                       EASTERN EUROPEAN ISSUERS  INVERSE FLOATERS          SMBS                           ZERO COUPONS

Comparative            Index: A weighted blend of quarterly returns compiled by
                       the Adviser using:

                              60% Salomon Broad Investment Grade Index
                              20% Salomon World Government Bond Index Ex U.S. 12% Salomon High Yield Market Index
                              8% J.P. Morgan Emerging Markets Bond Index

Strategies:            FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       EMERGING MARKETS INVESTING
                       HIGH YIELD INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       Thomas L. Bennett, Kenneth B. Dunn, Stephen F. Esser,
                       J. David Germany, Paul Ghaffari and Richard B. Worley


--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 31

MUNICIPAL PORTFOLIO

Objective:             To realize above-average total return over a market cycle
                       of three to five years, consistent with the conservation of capital and the realization of current income which is exempt from federal income tax, by investing in a diversified portfolio of fixed-income securities.

Approach:              The Adviser varies portfolio structureNthe average
                       duration and maturity and the amount of the portfolio invested in various types of bondsNaccording to its outlook for interest rates and its analysis of the risks and rewards offered by different classes of bonds. The portfolio will invest in taxable bonds only in cases where the Adviser believes they improve the risk/reward profile of the portfolio on an after-tax basis.

Policies:              Generally at least 80% invested in MUNICIPALS
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        80% INVESTMENT GRADE SECURITIES
                       Up to 20% HIGH YIELD

Maturity and Duration: Average weighted maturity generally between 5 and 10 years

Allowable Investments: AGENCIES              EMERGING MARKETS ISSUERS      INVERSE FLOATERS               STRUCTURED NOTES
                       ASSET-BACKEDS         FLOATERS                      INVESTMENT COMPANIES           SWAPS
                       BRADY BONDS           FOREIGN BONDS                 MORTGAGE SECURITIES            TAXABLE INVESTMENTS
                       CASH EQUIVALENTS      FOREIGN CURRENCY              MUNICIPALS                     U.S. GOVERNMENTS
                       CMOS                  FORWARDS                      PREFERRED STOCK                WHEN ISSUED SECURITIES
                       CONVERTIBLES          FUTURES & OPTIONS             REPURCHASE AGREEMENTS          YANKEES
                       CORPORATES            HIGH YIELD                    SMBS                           ZERO COUPONS
                       EASTERN EUROPEAN
                         ISSUERS

Comparative            Index: A weighted blend of quarterly returns compiled by
                       the Adviser using:
                          50% Lehman 5-Year Municipal Bond Index
                          50% Lehman 10-Year Municipal Bond Index

Strategies:            MUNICIPALS MANAGEMENT
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       HIGH YIELD INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       Kenneth B. Dunn, Steven K. Kreider and Scott F. Richard


--------------------------------------------------------------------------------

MAS Fund - 32          Terms in BOLD TYPE are defined in the Prospectus Glossary

PA MUNICIPAL PORTFOLIO

Objective:             To realize above-average total return over a market cycle
                       of three to five years, consistent with the conservation of capital and the realization of current income which is exempt from federal income tax and Pennsylvania personal income tax by investing primarily in a diversified portfolio of fixed-income securities.

Approach:              The Adviser varies portfolio structureNthe average
                       duration and maturity and the amount of the portfolio invested in various types of bondsNaccording to its outlook for interest rates and its analysis of the risks and rewards offered by different classes of bonds. The portfolio will invest in federally or Pennsylvania State taxable bonds only in cases where MAS believes they improve the risk/reward profile of the portfolio on an after-tax basis for Pennsylvania residents.

Policies:              Generally at least 80% invested in MUNICIPAL SECURITIES
                       Generally at least 65% invested in PA MUNICIPAL
                       SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        80% INVESTMENT GRADE SECURITIES
                       Up to 20% HIGH YIELD

Maturity and Duration: Average weighted maturity generally between 5 and 10 years

Allowable Investments: AGENCIES                  EMERGING MARKETS ISSUERS      INVESTMENT COMPANIES           STRUCTURED NOTES
                       ASSET-BACKEDS             FLOATERS                      MORTGAGE SECURITIES            SWAPS
                       BRADY BONDS               FOREIGN BONDS                 MUNICIPALS                     TAXABLE INVESTMENTS
                       CASH EQUIVALENTS          FOREIGN CURRENCY              PA MUNICIPALS                  U.S. GOVERNMENTS
                       CMOS                      FORWARDS                      PREFERRED STOCK                WHEN ISSUED SECURITIES
                       CONVERTIBLES              FUTURES & OPTIONS             REPURCHASE AGREEMENTS          YANKEES
                       CORPORATES                HIGH YIELD                    SMBS                           ZERO COUPONS
                       EASTERN EUROPEAN ISSUERS  INVERSE FLOATERS


Comparative Index:     A weighted blend of quarterly returns compiled by
                       the Adviser using:

                           50% Lehman 5-Year Municipal Bond Index
                           50% Lehman 10-Year Municipal Bond Index

Strategies:            MUNICIPALS MANAGEMENT
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       HIGH YIELD INVESTING
                       MORTGAGE INVESTING
Portfolio
Management Team:       Kenneth B. Dunn, Steven K. Kreider and Scott F. Richard


--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 33

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

Objective:             To achieve above-average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of U.S.
                       Government securities, corporate bonds (including bonds rated below investment grade, commonly referred to as junk bonds), foreign fixed-income securities and mortgage-backed securities and other fixed-income securities. The portfolio is structured to complement an investment in one or more of the Fund's equity portfolios for investors seeking a balanced investment.

Approach:              The Adviser actively manages the maturity and duration
                       structure of the portfolio in anticipation of long-term trends in interest rates and inflation. Investments are diversified among a wide variety of FIXED-INCOME
                       SECURITIES in all market sectors. Both duration/maturity strategy and sector allocation are determined based on the presumption that investors are combining an investment in the portfolio with an equity investment.

Policies:              Generally at least 65% invested in FIXED-INCOME
                         SECURITIES
                       May invest greater than 50% in MORTGAGE SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Quality
Specifications:        None

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable Investments: AGENCIES              FLOATERS                      INVESTMENT COMPANIES           STRUCTURED NOTES
                       ASSET-BACKEDS         FOREIGN BONDS                 LOAN PARTICIPATIONS            SWAPS
                       BRADY BONDS           FOREIGN CURRENCY              MORTGAGE SECURITIES            U.S. GOVERNMENTS
                       CASH EQUIVALENTS      FORWARDS                      MUNICIPALS                     WHEN ISSUED SECURITIES
                       CMOS                  FUTURES & OPTIONS             PREFERRED STOCK                YANKEES
                       CONVERTIBLES          HIGH YIELD                    REPURCHASE AGREEMENTS          ZERO COUPONS
                       CORPORATES            INVERSE FLOATERS              SMBS

Comparative Index:     Salomon Broad Investment Grade
                       Lehman Brothers Aggregate

Strategies:            MATURITY AND DURATION MANAGEMENT
                       FIXED INCOME MANAGEMENT AND ASSET ALLOCATION
                       VALUE INVESTING
                       MORTGAGE INVESTING
                       HIGH YIELD INVESTING
                       FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING

Portfolio
Management Team:       Thomas L. Bennett, Kenneth B. Dunn and Richard B. Worley


--------------------------------------------------------------------------------

MAS Fund - 34          Terms in BOLD TYPE are defined in the Prospectus Glossary

BALANCED PORTFOLIO

Objective:             To achieve above average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of common stocks and fixed-income securities. When the Adviser judges the relative outlook for the equity and fixed-income markets to be neutral the portfolio will be invested 60% in common stocks and 40% in fixed-income securities. The asset mix may be changed, however, with common stocks ordinarily representing between 45% and 75% of the total investment. The average weighted maturity of the fixed-income portion of the portfolio will ordinarily be greater than five years.

Approach:              The Adviser determines investment strategies for the
                       equity and fixed-income portions of the portfolio separately and then determines the mix of those strategies expected to maximize the return available from both the stock and bond markets. Strategic judgments on the equity/fixed-income asset mix are based on valuation disciplines and tools for analysis developed by the Adviser over its twenty-five year history of managing balanced accounts.

Policies:              Generally 45% to 75% invested in EQUITY SECURITIES
                       Up to 25% invested in FOREIGN BONDS and/or FOREIGN
                       EQUITIES (excluding ADRs)
                       Up to 10% invested in BRADY BONDS
                       At least 25% invested in senior FIXED-INCOME SECURITIES
                       DERIVATIVES may be used to pursue portfolio strategy

Equity Capitalization: Generally greater than $1 billion

Quality
Specifications:        None

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable Investments: ADRS                  EASTERN EUROPEAN ISSUERS      INVESTMENT COMPANIES           SMBS
                       AGENCIES              FLOATERS                      INVESTMENT FUNDS               STRUCTURED NOTES
                       ASSET-BACKEDS         FOREIGN BONDS                 LOAN PARTICIPATIONS            SWAPS
                       BRADY BONDS           FOREIGN CURRENCY              MORTGAGE SECURITIES            U.S. GOVERNMENTS
                       CASH EQUIVALENTS      FOREIGN EQUITIES              MUNICIPALS                     WARRANTS
                       CMOS                  FORWARDS                      PREFERRED STOCK                WHEN ISSUED SECURITIES
                       COMMON STOCKS         FUTURES & OPTIONS             REPURCHASE AGREEMENTS          YANKEES
                       CONVERTIBLES          HIGH YIELD                    RIGHTS                         ZERO COUPONS
                       CORPORATES            INVERSE FLOATERS

Comparative Index:     A weighted blend of quarterly returns compiled by
                       the Adviser using:
                          60% S&P 500 Index
                          40% Salomon Broad Investment Grade Index

Strategies:            ASSET ALLOCATION MANAGEMENT
                       CORE EQUITY INVESTING
                       FIXED INCOME MANAGEMENT AND ASSET ALLOCATION
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       MORTGAGE INVESTING
                       HIGH YIELD INVESTING
                       FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING

Portfolio
Management Team:       Thomas L. Bennett, Gary G. Schlarbaum, Horacio A.
                       Valeiras and Richard B. Worley


--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 35

BALANCED PLUS PORTFOLIO

Objective:             To achieve above average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of common stocks of domestic and foreign issuers and fixed-income securities.

Approach:              The Adviser determines the mix of investments in domestic
                       and foreign equity and fixed-income securities expected to maximize available total return. Strategic judgments on the asset mix are based on valuation disciplines and tools for analysis which have been developed by the Adviser to compare the relative potential returns and risks of global stock and bond markets. When the Adviser believes it to be in the best interests of the fund, opportunistic investments in both the high yield and international fixed-income markets will be made.

Policies:              Generally at least 65% invested in issuers located in at
                       least 3 countries, including the U.S. DERIVATIVES may be used to pursue portfolio strategy At least 25% invested in senior FIXED-INCOME SECURITIES

Domestic Equity
Capitalization:        Generally greater than $1 billion

Quality
Specifications:        None

Maturity and Duration: Average weighted maturity generally greater than 5 years

Allowable Investments: ADRS                     EASTERN EUROPEAN ISSUERS   INVERSE FLOATERS               SMBS
                       AGENCIES                 EMERGING MARKETS ISSUERS   INVESTMENT COMPANIES           STRUCTURED INVESTMENTS
                       ASSET-BACKEDS            FLOATERS                   INVESTMENT FUNDS               STRUCTURED NOTES
                       BRADY BONDS              FOREIGN BONDS              LOAN PARTICIPATIONS            SWAPS
                       CASH EQUIVALENTS         FOREIGN CURRENCY           MORTGAGE SECURITIES            U.S. GOVERNMENTS
                       CMOS                     FOREIGN EQUITIES           MUNICIPALS                     WARRANTS
                       COMMON STOCKS            FORWARDS                   PREFERRED STOCK                WHEN ISSUED SECURITIES
                       CONVERTIBLES             FUTURES & OPTIONS          REPURCHASE AGREEMENTS          YANKEES
                       CORPORATES               HIGH YIELD                 RIGHTS                         ZERO COUPONS

Comparative Index:     A weighted blend of quarterly returns compiled by
                       the Adviser using:
                           54% S&P 500 Index
                           40% Salomon Broad Investment Grade Index
                           6% MSCI World Ex U.S. Index

Strategies:            ASSET ALLOCATION MANAGEMENT
                       FIXED INCOME MANAGEMENT AND ASSET ALLOCATION
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING
                       CORE EQUITY INVESTING
                       INTERNATIONAL EQUITY INVESTING
                       EMERGING MARKETS INVESTING
                       HIGH YIELD INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       Thomas L. Bennett, J. David Germany, Gary G. Schlarbaum,
                       Horacio A, Valeiras and Richard B. Worley



--------------------------------------------------------------------------------
MAS Fund - 36          Terms in BOLD TYPE are defined in the Prospectus Glossary

MULTI-ASSET-CLASS PORTFOLIO

Objective:             To achieve above average total return over a market cycle
                       of three to five years, consistent with reasonable risk, by investing in a diversified portfolio of common stocks and fixed-income securities of U.S. and foreign issuers.

Approach:              The Adviser determines the mix of investments in domestic
                       and foreign equity and fixed-income and high yield securities expected to maximize available total return.
                       Strategic judgments on the asset mix are based on valuation disciplines and tools for analysis which have been developed by the Adviser to compare the relative potential returns and risks of global stock and bond markets.

Policies:              Generally at least 65% invested in issuers located in at
                       least 3 countries, including the U.S. DERIVATIVES may be used to pursue portfolio strategy

Domestic Equity
Capitalization:        Generally greater than $1 billion

Quality
Specifications:        None

Maturity and Duration: Average weighted maturity generally greater than 5 years


Allowable Investments: ADRS                  EASTERN EUROPEAN ISSUERS      INVERSE FLOATERS               SMBS
                       AGENCIES              EMERGING MARKETS ISSUERS      INVESTMENT COMPANIES           STRUCTURED INVESTMENTS
                       ASSET-BACKEDS         FLOATERS                      INVESTMENT FUNDS               STRUCTURED NOTES
                       BRADY BONDS           FOREIGN BONDS                 LOAN PARTICIPATIONS            SWAPS
                       CASH EQUIVALENTS      FOREIGN CURRENCY              MORTGAGE SECURITIES            U.S. GOVERNMENTS
                       CMOS                  FOREIGN EQUITIES              MUNICIPALS                     WARRANTS
                       COMMON STOCKS         FORWARDS                      PREFERRED STOCK                WHEN ISSUED SECURITIES
                       CONVERTIBLES          FUTURES & OPTIONS             REPURCHASE AGREEMENTS          YANKEES
                       CORPORATES            HIGH YIELD                    RIGHTS                         ZERO COUPONS

Comparative Index:     A weighted blend of quarterly returns compiled by
                       the Adviser using:

                           50% S&P 500 Index
                           14% EAFE-GDP Weighted Index
                           24% Salomon Broad Investment Grade Index
                           6% Salomon World Government Bond Index Ex U.S. 6% Salomon High Yield Market Index

Strategies:            ASSET ALLOCATION MANAGEMENT
                       FIXED INCOME MANAGEMENT AND ASSET ALLOCATION
                       MATURITY AND DURATION MANAGEMENT
                       VALUE INVESTING
                       FOREIGN INVESTING
                       FOREIGN FIXED INCOME INVESTING
                       CORE EQUITY INVESTING
                       INTERNATIONAL EQUITY INVESTING
                       EMERGING MARKETS INVESTING
                       HIGH YIELD INVESTING
                       MORTGAGE INVESTING

Portfolio
Management Team:       Thomas L. Bennett, J. David Germany, Gary G. Schlarbaum,
                       Horacio A. Valeiras and Richard B. Worley

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 37

                              PROSPECTUS GLOSSARY

            CHARACTERISTICS AND RISKS OF STRATEGIES AND INVESTMENTS


STRATEGIES

ASSET ALLOCATION MANAGEMENT: The Adviser's approach to asset allocation management is to determine investment strategies for each asset class in a portfolio separately, and then determine the mix of those strategies expected to maximize the return available from each market. Strategic judgments on the mix among asset classes are based on valuation disciplines and tools for analysis which have been developed over the Adviser's twenty-five year history of managing balanced accounts.

Tactical asset-allocation shifts are based on comparisons of prospective risks, returns, and the likely risk-reducing benefits derived from combining different asset classes into a single portfolio. Experienced teams of equity, fixed-income, and international investment professionals manage the investments in each asset class.

CORE EQUITY INVESTING: The Adviser's "core" or primary equity strategy emphasizes common stocks of large companies, with targeted investments in small company stocks that promise special growth opportunities. Depending on the Adviser's outlook for the economy and different market sectors, the mix between value stocks and growth stocks will change.

EMERGING MARKETS INVESTING: The Adviser's approach to emerging markets investing is based on the Adviser's evaluation of both short-term and long-term international economic trends and the relative attractiveness of emerging markets and individual emerging market securities.

As used in this Prospectus, emerging markets describes any country which is generally considered to be an emerging or developing country by the international financial community such as the International Bank for Reconstruction and Development (more commonly known as the World Bank) and the International Finance Corporation. There are currently over 130 countries which are generally considered to be emerging or developing countries by the international financial community, approximately 40 of which currently have stock markets. Emerging markets can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most nations located in Western Europe.

Currently, investing in many emerging markets is either not feasible or very costly, or may involve unacceptable political risks. Other special risks include the possible increased likelihood of expropriation or the return to power of a communist regime which would institute policies to expropriate, nationalize or otherwise confiscate investments. A portfolio will focus its investments on those emerging market countries in which the Adviser believes the potential for market appreciation outweighs these risks and the cost of investment. Investing in emerging markets also involves an extra degree of custodial and/or market risk, especially where the securities purchased are not traded on an official exchange or where ownership records regarding the securities are maintained by an unregulated entity (or even the issuer itself).

FIXED INCOME MANAGEMENT AND ASSET ALLOCATION: Within the Special Purpose Fixed Income, Balanced, Multi-Asset-Class and Balanced Plus Portfolios, the Adviser selects FIXED-INCOME SECURITIES not only on the basis of judgments regarding MATURITY AND DURATION MANAGEMENT and VALUE INVESTING, but also on the basis of the value offered by various segments of the FIXED-INCOME SECURITIES market relative to CASH EQUIVALENTS and EQUITY SECURITIES. In this context, the Adviser may find that certain segments of the FIXED-INCOME SECURITIES market offer more or less attractive relative value when compared to EQUITY SECURITIES than when compared to other FIXED-INCOME SECURITIES.

For example, in a given interest rate environment, EQUITY SECURITIES may be judged to be fairly valued when compared to intermediate duration FIXED-INCOME SECURITIES, but overvalued compared to long duration FIXED-INCOME SECURITIES. Consequently, while a portfolio investing only in FIXED-INCOME SECURITIES may not emphasize long duration

--------------------------------------------------------------------------------
MAS Fund - 38          Terms in BOLD TYPE are defined in the Prospectus Glossary
assets to the same extent, the fixed-income portion of a balanced investment may invest a percentage of its assets in long duration bonds on the basis of their valuation relative to EQUITY SECURITIES.

FOREIGN FIXED INCOME INVESTING: The Adviser invests in FOREIGN BONDS and other FIXED-INCOME SECURITIES denominated in foreign currencies, where, in the opinion of the Adviser, the combination of current yield and currency value offer attractive expected returns. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where in the Adviser's judgment unacceptable currency risk exists, currency FUTURES & OPTIONS, FORWARDS and SWAPS may be used to hedge the currency risk.

FOREIGN INVESTING: Investors should recognize that investing in FOREIGN BONDS and FOREIGN EQUITIES involves certain special considerations which are not typically associated with investing in domestic securities.

As non-U.S. companies are not generally subject to uniform accounting, auditing and financial reporting standards and practices comparable to those applicable to U.S. companies, there may be less publicly available information about certain foreign securities than about U.S. securities. FOREI GN BONDS and FOREIGN EQUITIES may be less liquid and more volatile than securities of comparable U.S. companies. There is generally less government supervision and regulation of stock exchanges, brokers and listed companies than in the U.S. With respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. Additionally, there may be difficulty in obtaining and enforcing judgments against foreign issuers.

Since FOREIGN BONDS and FOREIGN EQUITIES may be denominated in foreign currencies, and since a portfolio may temporarily hold uninvested reserves in bank deposits of foreign currencies prior to reinvestment or conversion to U.S. dollars, a portfolio may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, and may incur costs in connection with conversions between various currencies.

Although a portfolio will endeavor to achieve the most favorable execution costs in its portfolio transactions in foreign securities, fixed commissions on many foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. In addition, it is expected that the expenses for custodial arrangements of a portfolio's foreign securities will be greater than the expenses for the custodial arrangements for handling U.S. securities of equal value. Certain foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the non-recovered portion of foreign withholding taxes will reduce the income a portfolio receives from the companies comprising the portfolio's investments.

GROWTH STOCK INVESTING: Seeks to invest in COMMON STOCKS generally characterized by higher growth rates, betas, and price/earnings ratios, and lower yields than the stock market in general as measured by the S&P 500 Index.

HIGH YIELD INVESTING: Involves investing in HIGH YIELD securities based on the Adviser's analysis of economic and industry trends and individual security characteristics. The Adviser conducts credit analysis for each security considered for investment to evaluate its attractiveness relative to its risk. A high level of diversification is also maintained to limit credit exposure to individual issuers.

To the extent a portfolio invests in HIGH YIELD securities it will be exposed to a substantial degree of credit risk. Lower-rated bonds are considered speculative by traditional investment standards. HIGH YIELD securities may be issued as a consequence of corporate restructuring or similar events. Also, HIGH YIELD securities are often issued by smaller, less credit worthy companies, or by highly leveraged (indebted) firms, which are generally less able than more established or less leveraged firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.

The market for HIGH YIELD securities is still relatively new. Because of this, a long-term track record for bond default rates does not exist. In addition, the secondary market for high yield securities is generally less liquid than that for investment grade corporate securities. In periods of reduced market liquidity, high yield bond prices may become more volatile, and both the high yield market and a portfolio may experience sudden and substantial price declines.

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 39

This lower liquidity might have an effect on a portfolio's ability to value or dispose of such securities. Also, there may be significant disparities in the prices quoted for high yield securities by various dealers. Under such conditions, a portfolio may find it difficult to value its securities accurately. A portfolio may also be forced to sell securities at a significant loss in order to meet shareholder redemptions. These factors add to the risks associated with investing in HIGH YIELD securities.

High yield bonds may also present risks based on payment expectations. For example, high yield bonds may contain redemption or call provisions. If an issuer exercises these provisions in a declining interest rate market, a portfolio would have to replace the security with a lower yielding security, resulting in a decreased return for investors.

Certain types of high yield bonds are non-income paying securities. For example, ZERO COUPONS pay interest only at maturity and payment-in-kind bonds pay interest in the form of additional securities. Payment in the form of additional securities, or interest income recognized through discount accretion, will, however, be treated as ordinary income which will be distributed to shareholders even though the portfolio does not receive periodic cash flow from these investments.

The table below provides a summary of ratings assigned to all U.S. and foreign debt holdings of those portfolios with more than 5% invested in HIGH YIELD securities as of September 30, 1997 (not including money market instruments). These figures are dollar-weighted averages of month-end portfolio holdings and do not necessarily indicate a portfolio's current or future debt holdings. Portfolios whose debt holdings total less than 100% also invest in EQUITY SECURITIES.

              High Yield Portfolio                      Multi-Asset-Class Portfolio
QUALITY                                           QUALITY
TSY,AGY,AAA                       9.06%           TSY,AGY,AAA                       26.22%
AA                                0.05            AA                                 2.32
A                                 0.19            A                                  1.09
BBB                               6.09            BBB                                2.09
BB                               42.51            BB                                 4.64
B                                35.48            B                                  6.02
CCC                               0.96            CCC                                0.35
Not Rated:                                        Not Rated:
    BB                    0.83*                       BB                       0.06*
    B                     2.30*                       B                        0.22*
    NR                    2.54                        NR                       0.17
                          ----                                                 ----
    Total Not Rated               5.66                Total Not Rated                0.45
TOTAL                           100.00%           TOTAL                             43.18%


* The Adviser believes that these non-rated securities are equivalent in quality to the rating indicated.

INTERNATIONAL EQUITY INVESTING: The Adviser's approach to international equity investing is based on its evaluation of both short-term and long-term international economic trends and the relative attractiveness of non-U.S. equity markets and individual securities.

The Adviser considers fundamental investment characteristics, the principles of valuation and diversification, and a relatively long-term investment time horizon. Since liquidity will also be a consideration, emphasis will likely be influenced by the relative market capitalizations of different non-U.S. stock markets and individual securities. Portfolios seek to diversify investments broadly among both developed and newly industrializing foreign countries. Where appropriate, a portfolio may also invest in regulated INVESTMENT COMPANIES or INVESTMENT FUNDS which invest in such countries to the extent allowed by applicable law.

MATURITY AND DURATION MANAGEMENT: One of two primary components of the Adviser's fixed-income investment strategy is maturity and duration management. The maturity and duration structure of a portfolio investing in FIXED-INCOME SECURITIES is actively managed in anticipation of cyclical interest rate changes. Adjustments are not made in an effort to capture short-term, day-to-day movements in the market, but instead are implemented in anticipation of longer term shifts in the levels of interest rates. Adjustments made to shorten portfolio maturity and duration are made

--------------------------------------------------------------------------------
MAS Fund - 40          Terms in BOLD TYPE are defined in the Prospectus Glossary
to limit capital losses during periods when interest rates are expected to rise. Conversely, adjustments made to lengthen maturity are intended to produce capital appreciation in periods when interest rates are expected to fall. The foundation for maturity and duration strategy lies in analysis of the U.S. and global economies, focusing on levels of real interest rates, monetary and fiscal policy actions, and cyclical indicators. See VALUE INVESTING for a description of the second primary component of the Adviser's fixed-income strategy.

About Maturity and Duration: Most debt obligations provide interest (coupon) payments in addition to a final (par) payment at maturity. Some obligations also have call provisions. Depending on the relative magnitude of these payments and the nature of the call provisions, the market values of debt obligations may respond differently to changes in the level and structure of interest rates. Traditionally, a debt security's term-to-maturity has been used as a proxy for the sensitivity of the security's price to changes in interest rates (which is the interest rate risk or volatility of the security). However, term-to-maturity measures only the time until a debt security provides its final payment, taking no account of the pattern of the security's payments prior to maturity.

Duration is a measure of the expected life of a FIXED-INCOME SECURITY that was developed as a more precise alternative to the concept of term-to-maturity. Duration incorporates a bond's yield, coupon interest payments, final maturity and call features into one measure. Duration is one of the fundamental tools used by the Adviser in the selection of FIXED-INCOME SECURITIES. Duration is a measure of the expected life of a FIXED-INCOME SECURITY on a present value basis. Duration takes the length of the time intervals between the present time and the time that the interest and principal payments are scheduled or, in the case of a callable bond, expected to be received, and weights them by the present values of the cash to be received at each future point in time. For any FIXED-INCOME SECURITY with interest payments occurring prior to the payment of principal, duration is always less than maturity. In general, all other factors being the same, the lower the stated or coupon rate of interest of a fixed-income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a FIXED-INCOME SECURITY, the shorter the duration of the security.

There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, floating and variable rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. Another example where the interest rate exposure is not properly captured by duration is the case of mortgage pass-through securities. The stated final maturity of such securities is generally 30 years, but current prepayment rates are more critical in determining the securities' interest rate exposure. In these and other similar situations, the Adviser will use sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

MORTGAGE INVESTING: At times it is anticipated that greater than 50% of a fixed-income portfolio's assets may be invested in mortgage-related securities. These include MORTGAGE SECURITIES which represent interests in pools of mortgage loans made by lenders such as commercial banks, savings and loan associations, mortgage bankers and others. The pools are assembled by various organizations, including the Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), Fannie Mae, other government agencies, and private issuers. It is expected that a portfolio's primary emphasis will be in MORTGAGE SECURITIES issued by the various government-related organizations. However, a portfolio may invest, without limit, in MORTGAGE SECURITIES issued by private issuers when the Adviser deems that the quality of the investment, the quality of the issuer, and market conditions warrant such investments. Securities issued by private issuers will be rated investment grade by Moody's or Standard & Poor's or be deemed by the Adviser to be of comparable investment qualtity.

MONEY MARKET INVESTING: A money market fund like the Cash Reserves Portfolio invests in securities which present minimal credit risk and may not yield as high a level of current income as securities of lower quality or longer maturities which generally have less liquidity, greater market risk and more price fluctuation. A money market portfolio is designed to provide maximum principal stability for investors seeking to invest funds for the short-term, or, for investors seeking to combine a long-term investment program in other portfolios of the Fund with an investment in money market instruments. However, because the Cash Reserves Portfolio invests in the money market obligations of private financial and non-financial corporations in addition to those of the U.S. Government or its agencies and instrumentalities, it offers higher credit risk and yield potential relative to money market funds which invest exclusively in U.S. Government securities. The Cash Reserves Portfolio seeks to maintain, but does not guarantee, a constant net asset value of $1.00 per share.

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 41

MUNICIPALS MANAGEMENT: The Adviser manages municipal portfolios in a total return context. This means that TAXABLE INVESTMENTS will regularly be included in a portfolio when they have an attractive prospective after-tax total return, regardless of the taxable nature of income on the security.

Municipals Management emphasizes a diversified portfolio of high grade municipal debt securities. Under normal circumstances, a portfolio will invest at least 80% of net assets in municipal securities including AMT Bonds and at least 80% will be INVESTMENT GRADE SECURITIES.

Under normal conditions, a portfolio may hold up to 20% of net assets in U.S. GOVERNMENTS, AGENCIES, CORPORATES, CASH EQUIVALENTS, PREFERRED STOCKS, MORTGAGE SECURITIES, ASSET-BACKEDS, FLOATERS, and INVERSE FLOATERS and other FIXED-INCOME SECURITIES (collectively "TAXABLE INVESTMENTS").

NON-DIVERSIFIED STATUS: A portfolio may be classified as a non-diversified investment company under the 1940 Act. Non-diversified portfolios may invest more than 25% of assets in securities of individual issuers representing greater than 5% each of a portfolio's total assets, whereas diversified investment companies may only invest up to 25% of assets in positions of greater than 5%. Both diversified and non-diversified portfolios are subject to diversification specifications under the Internal Revenue Code of 1986, as amended, which require that, as of the close of each fiscal quarter, (i) no more than 25% of a portfolio's total assets may be invested in the securities of a single issuer (except for U.S. Government securities) and (ii) with respect to 50% of its total assets, no more than 5% of such assets may be invested in the securities of a single issuer (except for U.S. Government securities) or invested in more than 10% of the outstanding voting securities of a single issuer. Because of its non-diversified status, a portfolio may be subject to greater credit and other risks than a diversified investment company.

VALUE INVESTING: One of two primary components of the Adviser's fixed-income strategy is value investing, whereby the Adviser seeks to identify undervalued sectors and securities through analysis of credit quality, option characteristics and liquidity. Quantitative models are used in conjunction with judgment and experience to evaluate and select securities with embedded put or call options which are attractive on a risk- and option-adjusted basis. Successful value investing will permit a portfolio to benefit from the price appreciation of individual securities during periods when interest rates are unchanged. See MATURITY AND DURATION MANAGEMENT for a description of the other key component of the Adviser's fixed-income investment strategy.

VALUE STOCK INVESTING: Emphasizes COMMON STOCKS which are deemed by the Adviser to be undervalued relative to the stock market in general as measured by the appropriate market index, based on value measures such as price/earnings ratios and price/book ratios. Value stocks are generally dividend paying COMMON STOCKS. However, non-dividend paying stocks may also be selected for their value characteristics.

INVESTMENTS

Each portfolio may invest in the securities defined below in accordance with their listing of Allowable Investments and any quality or policy constraints.

ADRS--American Depository Receipts: are dollar-denominated securities which are listed and traded in the United States, but which represent claims to shares of foreign stocks. ADRs may be either sponsored or unsponsored. Unsponsored ADR facilities typically provide less information to ADR holders.
ADRs also include American Depository Shares.

AGENCIES: are securities which are not guaranteed by the U.S. Government, but which are issued, sponsored or guaranteed by a federal agency or federally sponsored agency such as the Student Loan Marketing Association or any of several other agencies.

ASSET-BACKEDS: are securities collateralized by shorter term loans such as automobile loans, home equity loans, computer leases, or credit card receivables. The payments from the collateral are passed through to the security holder. The collateral behind asset-backed securities tends to have prepayment rates that do not vary with interest rates. In

--------------------------------------------------------------------------------
MAS Fund - 42          Terms in BOLD TYPE are defined in the Prospectus Glossary
addition the short-term nature of the loans reduces the impact of any change in prepayment level. Due to amortization, the average life for these securities is also the conventional proxy for maturity.

Possible Risks: Due to the possibility that prepayments (on automobile loans and other collateral) will alter the cash flow on asset-backed securities, it is not possible to determine in advance the actual final maturity date or average life. Faster prepayment will shorten the average life and slower prepayments will lengthen it. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security. In selecting these securities, the Adviser will look for those securities that offer a higher yield to compensate for any variation in average maturity.

BRADY BONDS: are debt obligations which are created through the exchange of existing commercial bank loans to foreign entities for new obligations in connection with debt restructuring under a plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the Brady Plan). Brady Bonds have been issued fairly recently, and, accordingly, do not have a long payment history. They may be collateralized or uncollateralized and issued in various currencies (although most are dollar-denominated) and they are activel y traded in the over-the-counter secondary market. For further information on these securities, see the Statement of Additional Information. Portfolios will only invest in Brady Bonds consistent with quality specifications.

CASH EQUIVALENTS: are short-term fixed-income instruments comprising:

(1) Time deposits, certificates of deposit (including marketable variable rate certificates of deposit) and bankers' acceptances issued by a commercial bank or savings and loan association. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Certificates of deposit are negotiable short-term obligations issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. Variable rate certificates of deposit are certificates of deposit on which the interest rate is periodically adjusted prior to their stated maturity based upon a specified market rate. A bankers' acceptance is a time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods).

Each portfolio may invest in obligations of U.S. banks, and, except for the Domestic Fixed Income Portfolio, in foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars). Euro and Yankee dollar investments will involve some of the same risks of investing in international securities that are discussed in the FOREIGN INVESTING section of this Prospectus.

The portfolios will not invest in any security issued by a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies, or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation, (ii) in the case of U.S. banks, it is a member of the Federal Deposit Insurance Corporation, and
(iii) in the case of foreign branches of U.S. banks, the security is deemed by the Adviser to be of an investment quality comparable with other debt securities which may be purchased by the portfolio.

(2) Each portfolio (except the Cash Reserves Portfolio) may invest in COMMERCIAL PAPER rated at time of purchase by one or more Nationally Recognized Statistical Rating Organizations ("NRSRO") in one of their two highest categories, (e.g., A-l or A-2 by Standard & Poor's or Prime 1 or Prime 2 by Moody's), or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO (e.g. A or better by Moody's, Standard & Poor's or Fitch). The Cash Reserves Portfolio invests only in COMMERCIAL PAPER rated in the highest category;

(3) Short-term corporate obligations rated high-grade at the time of purchase by a NRSRO (e.g. A or better by Moody's, Standard & Poor's or Fitch);

(4) U.S. Government obligations including bills, notes, bonds and other debt securities issued by the U.S. Treasury. These are direct obligations of the U.S. Government and differ mainly in interest rates, maturities and dates of issue;

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 43

(5) Government Agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and Federal agencies. These include securities issued by the Federal Home Loan Banks, Federal Land Bank, Farmers Home Administration, Farm Credit Banks, Federal Intermediate Credit Bank, Fannie Mae, Federal Financing Bank, the Tennessee Valley Authority, and others;

(6) REPURCHASE AGREEMENTS collateralized by securities listed above; and

(7) Investments by the Cash Reserves Portfolio in Cash Equivalents are limited by the quality, maturity and diversification requirements adopted under Rule 2a-7 of the 1940 Act.

CMOS--COLLATERALIZED MORTGAGE OBLIGATIONS: are DERIVATIVES which are collateralized by mortgage pass-through securities. Cash flows from the mortgage pass-through securities are allocated to various tranches (a "tranche" is essentially a separate security) in a predetermined, specified order. Each tranche has a stated maturity - the latest date by which the tranche can be completely repaid, assuming no prepayments - and has an average life - the average of the time to receipt of a principal payment weighted by the size of the principal payment. The average life is typically used as a proxy for maturity because the debt is amortized (repaid a portion at a time), rather than being paid off entirely at maturity, as would be the case in a straight debt instrument.

Possible Risks: Due to the possibility that prepayments (on home mortgages and other collateral) will alter the cash flow on CMOs, it is not possible to determine in advance the actual final maturity date or average life. Faster prepayment will shorten the average life and slower prepayments will lengthen it. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security. In selecting these securities, the Adviser will look for those securities that offer a higher yield to compensate for any variation in average maturity.

Like bonds in general, MORTGAGE SECURITIES will generally decline in price when interest rates rise. Rising interest rates also tend to discourage refinancings of home mortgages with the result that the average life of MORTGAGE SECURITIES held by a portfolio may be lengthened. This extension of average life causes the market price of the securities to decrease further than if their average lives were fixed. In part to compensate for these risks, mortgages will generally offer higher yields than comparable bonds. However, when interest rates fall, mortgages may not enjoy as large a gain in market value due to prepayment risk because additional mortgage prepayments must be reinvested at lower interest rates.

COMMERCIAL PAPER: is a term used to describe short-term obligations with maturities ranging from 2 to 270 days. These obligations are primarily issued by corporations needing to finance large amounts of receivables, but may be issued by banks and other borrowers. COMMERCIAL PAPER is issued either directly or through broker-dealers, and may be discounted or interest-bearing. COMMERCIAL PAPER is unsecured, but is almost always backed by bank lines of credit. Virtually all COMMERCIAL PAPER is ranked by Moody's or Standard & Poor's.

COMMON STOCKS: are EQUITY SECURITIES which represent an ownership interest in a corporation, entitling the shareholder to voting rights and receipt of dividends paid based on proportionate ownership.

CONVERTIBLES: are convertible bonds or shares of convertible PREFERRED STOCK which may be exchanged for a fixed number of shares of COMMON STOCK at the purchaser's option.

CORPORATES--Corporate bonds: are debt instruments issued by private corporations. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders of the corporation as to both income and assets for the principal and interest due to the bondholder. A portfolio will buy Corporates subject to any quality constraints. If a security held by a portfolio is down-graded, the portfolio may retain the security if the Adviser deems retention of the security to be in the best interests of the portfolio.

DEPOSITARY RECEIPTS: include both Global Depositary Receipts ("GDRs") and European Depositary Receipts ("EDRs"), in addition to other similar types of depositary shares, and are securities that can be traded in U.S. or foreign securities markets but which represent ownership interests in a security or pool of securities by a foreign or U.S.

--------------------------------------------------------------------------------
MAS Fund - 44          Terms in BOLD TYPE are defined in the Prospectus Glossary
corporation. DEPOSITARY RECEIPTS may be sponsored or unsponsored. The depositary of unsponsored DEPOSITARY RECEIPTS may provide less information to receipt holders.

DERIVATIVES: A financial instrument whose value and performance are based on the value and performance of another security or financial instrument. The Adviser will use derivatives only in circumstances where they offer the most economic means of improving the risk/reward profile of the portfolio. The Adviser will not use derivatives to increase portfolio risk above the level that could be achieved in the portfolio using only traditional investment securities. In addition, the Adviser will not use derivatives to acquire exposure to changes in the value of assets or indexes of assets that are not listed in the applicable Allowable Investments for the portfolio. Any applicable limitations are described under each investment definition. The portfolios may enter into over-the-counter Derivatives transactions with counterparties approved by the Adviser in accordance with guidelines established by the Board of Trustees. These guidelines provide for a minimum credit rating for each counterparty and various credit enhancement techniques (for example, collateralization of amounts due from counterparties) to limit exposure to counterparties with ratings below AA. Derivatives include, but are not limited to, CMOS, FORWARDS, FUTURES AND OPTIONS, SMBS, STRUCTURED INVESTMENTS, STRUCTURED NOTES and SWAPS. See each individual portfolio's listing of Allowable Investments to determine which of these a portfolio may hold.

EASTERN EUROPEAN ISSUERS: The economies of Eastern European countries are currently suffering both from the stagnation resulting from centralized economic planning and control and the higher prices and unemployment associated with the transition to market economics. Unstable economic and political conditions may adversely affect security values. Upon the accession to power of Communist regimes during the 1940's, the governments of a number of Eastern European countries expropriated a large amount of property. The claims of many property owners against those governments were never finally settled. As a result, there can be no assurance that the portfolio's investments in Eastern Europe would not be expropriated, nationalized or otherwise confiscated.

EMERGING MARKETS ISSUERS: An emerging market security is one issued by a company that has one or more of the following characteristics: (i) its principal securities trading market is in an emerging market, (ii) alone or on a consolidated basis it derives 50% or more of its annual revenue from either goods produced, sales made or services performed in emerging markets, or (iii) it is organized under the laws of, and has a principal office in, an emerging market country. The Adviser will base determinations as to eligibility on publicly available information and inquiries made to the companies. Investing in emerging markets may entail purchasing securities issued by or on behalf of entities that are insolvent, bankrupt, in default or otherwise engaged in an attempt to reorganize or reschedule their obligations, and in entities that have little or no proven credit rating or credit history. In any such case, the issuer's poor or deteriorating financial condition may increase the likelihood that the investing fund will experience losses or diminution in available gains due to bankruptcy, insolvency or fraud.

EQUITY SECURITIES: Commonly include but are not limited to COMMON STOCK, PREFERRED STOCK, ADRS, RIGHTS, WARRANTS, CONVERTIBLES, AND FOREIGN EQUITIES. See each individual portfolio's listing of Allowable Investments to determine which of these a portfolio may hold. PREFERRED STOCK is contained in both the definition of Equity Securities and FIXED-INCOME SECURITIES since it exhibits characteristics commonly associated with each type.

FIXED-INCOME SECURITIES: Commonly include but are not limited to U.S. GOVERNMENTS, ZERO COUPONS, AGENCIES, CORPORATES, HIGH YIELD, MORTGAGE SECURITIES, SMBS, CMOS, ASSET-BACKEDS, CONVERTIBLES, BRADY BONDS, FLOATERS, INVERSE FLOATERS, CASH EQUIVALENTS, REPURCHASE AGREEMENTS, PREFERRED STOCK, and FOREIGN BONDS. See each individual portfolio's listing of Allowable Investments to determine which of these a portfolio may hold. PREFERRED STOCK is contained in both the definition of EQUITY SECURITIES and Fixed-Income Securities since it exhibits characteristics commonly associated with each type of security.

FLOATERS--Floating and Variable Rate Obligations: are debt obligations with a floating or variable rate of interest, i.e. the rate of interest varies with changes in specified market rates or indices, such as the prime rate, or at specified intervals. Certain floating or variable rate obligations may carry a demand feature that permits the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. When the demand feature of certain floating or variable rate obligations represents an obligation of a foreign entity, the demand feature will be subject to certain risks discussed under FOREIGN INVESTING.

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 45
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FOREIGN BONDS: are FIXED INCOME SECURITIES denominated in foreign currency and issued and traded primarily outside of the U.S., including: (1) obligations issued or guaranteed by foreign national governments, their agencies, instrumentalities, or political subdivisions; (2) debt securities issued, guaranteed or sponsored by supranational organizations established or supported by several national governments, including the World Bank, the European Community, the Asian Development Bank and others; (3) non-government foreign corporate debt securities; and (4) foreign MORTGAGE SECURITIES and various other mortgages and asset-backed securities.

FOREIGN CURRENCY: Portfolios investing in foreign securities will regularly transact security purchases and sales in foreign currencies. These portfolios may hold foreign currency or purchase or sell currencies on a forward basis (see FORWARDS).

FOREIGN EQUITIES: are COMMON STOCK, PREFERRED STOCK, RIGHTS and WARRANTS of foreign issuers denominated in foreign currency and traded primarily in non-U.S. markets. Foreign Equities also include DEPOSITARY RECEIPTS. Investing in foreign companies involves certain special considerations which are not typically associated with investing in U.S. companies (see FOREIGN INVESTING).


FORWARDS--Forward Foreign Currency Exchange Contracts: are DERIVATIVES which are used to protect against uncertainty in the level of future foreign exchange rates. A forward foreign currency exchange contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Such contracts do not eliminate fluctuations caused by changes in the local currency prices of the securities, but rather, they establish an exchange rate at a future date. Also, although such contracts can minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might be realized.

A portfolio may use currency exchange contracts in the normal course of business to lock in an exchange rate in connection with purchases and sales of securities denominated in foreign currencies (transaction hedge) or to lock in the U.S. dollar value of portfolio positions (position hedge). In addition, the portfolios may cross hedge currencies by entering into a transaction to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which a portfolio has or expects to have portfolio exposure. Portfolios may also engage in proxy hedging which is defined as entering into positions in one currency to hedge investments denominated in another currency, where the two currencies are economically linked. A portfolio's entry into forward contracts, as well as any use of cross or proxy hedging techniques will generally require the portfolio to hold liquid securities or cash equal to the portfolio's obligations in a segregated account throughout the duration of the contract.

A portfolio may also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, a portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract's underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, a portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

There is a risk in adopting a transaction hedge or position hedge to the extent that the value of a security denominated in foreign currency is not exactly matched with a portfolio's obligation under the forward contract. On the date of maturity, a portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so. For proxy hedges, cross hedges or a synthetic position, there is an additional risk in that these transactions create residual foreign currency exposure. When a portfolio enters into a forward contract for purposes of creating a position hedge, transaction hedge, cross hedge or a synthetic security, it will generally be required to hold liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

FUTURES & OPTIONS--Futures Contracts, Options on Futures Contracts and Options: are DERIVATIVES. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security, at a specified future time and price. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying security or futures contract at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy and a put option conveys the right to sell a specified quantity of the underlying security.

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MAS Fund - 46          Terms in BOLD TYPE are defined in the Prospectus Glossary
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A portfolio will not enter into futures contracts to the extent that its outstanding obligations to purchase securities under these contracts in combination with its outstanding obligations with respect to options transactions would exceed 50% of its total assets. It will maintain assets sufficient to meet its obligations under such contracts in a segregated account with the custodian bank or will otherwise comply with the Securities and Exchange Commission's ("SEC's") position on asset coverage.

Possible Risks: The primary risks associated with the use of Futures and Options are (i) imperfect correlation between the change in market value of the securities held by a portfolio and the prices of futures and options relating to the stocks, bonds or futures contracts purchased or sold by a portfolio; and
(ii) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures position which could have an adverse impact on a portfolio's ability to execute futures and options strategies. Additional risks associated with options transactions are (i) the risk that an option will expire worthless; (ii) the risk that the issuer of an over-the-counter option will be unable to fulfill its obligation to the portfolio due to bankruptcy or related circumstances; (iii) the risk that options may exhibit greater short-term price volatility than the underlying security; and (iv) the risk that a portfolio may be forced to forego participation in the appreciation of the value of underlying securities, futures contracts or currency due to the writing of a call option.

HIGH YIELD: High yield securities are generally considered to be CORPORATES, PREFERRED STOCKS, and CONVERTIBLES rated Ba through C by Moody's or BB through D by Standard & Poor's, and unrated securities considered to be of equivalent quality. Securities rated less than Baa by Moody's or BBB by Standard & Poor's are classified as non-investment grade securities and are commonly referred to as junk bonds or high yield, high risk securities. Such securities carry a high degree of risk and are considered speculative by the major credit rating agencies. The following are excerpts from the Moody's and Standard & Poor's definitions for speculative-grade debt obligations:

         MOODY'S: Ba-rated bonds have "speculative elements" so their future "cannot be considered assured," and protection of principal and interest is "moderate" and "not well safeguarded during both good and bad times in the future." B-rated bonds "lack characteristics of a desirable investment" and the assurance of interest or principal payments "may be small." Caa-rated bonds are "of poor standing" and "may be in default" or may have "elements of danger with respect to principal or interest." Ca-rated bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings. C-rated bonds are the "lowest rated" class of bonds, and issues so rated can be regarded as having "extremely poor prospects" of ever attaining any real investment standing.

         STANDARD & POOR'S: BB-rated bonds have "less near-term vulnerability to default" than B- or CCC-rated securities but face "major ongoing uncertainties . . . which may lead to inadequate capacity" to pay interest or principal. B-rated bonds have a "greater vulnerability to default than BB-rated bonds and the ability to pay interest or principal will likely be impaired by adverse business conditions." CCC-rated bonds have a currently identifiable "vulnerability to default" and, without favorable business conditions, will be "unable to repay interest and principal." The rating C is reserved for income bonds on which "no interest is being paid." Debt rated D is in "default", and "payment of interest and/or repayment of principal is in arrears."

While these securities offer high yields, they also normally carry with them a greater degree of risk than securities with higher ratings. Lower-rated bonds are considered speculative by traditional investment standards. High yield securities may be issued as a consequence of corporate restructuring or similar events. Also, high yield securities are often issued by smaller, less credit worthy companies, or by highly leveraged (indebted) firms, which are generally less able than more established or less leveraged firms to make scheduled payments of interest and principal. The price movement of these securities is influenced less by changes in interest rates and more by the financial and business position of the issuing corporation when compared to investment grade bonds.

The risks posed by securities issued under such circumstances are substantial. If a security held by a portfolio is down-graded, the portfolio may retain the security.

INVERSE FLOATERS--Inverse Floating Rate Obligations: are FIXED-INCOME SECURITIES, which have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an Inverse Floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an Inverse Floater causes an increase in the coupon rate. Inverse

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 47
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Floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and Inverse Floater CMOS exhibit greater price volatility than the majority of mortgage pass-through securities or CMOS. In addition, some Inverse Floater CMOS exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an Inverse Floater CMO is sensitive not only to changes in interest rates but also to changes in prepayment rates on the related underlying mortgage assets.

INVESTMENT COMPANIES: The portfolios are permitted to invest in shares of other open-end or closed-end investment companies. The 1940 Act generally prohibits the portfolios from acquiring more than 3% of the outstanding voting shares of an investment company and limits such investments to no more than 5% of the portfolio's total assets in any one investment company and no more than 10% in any combination of investment companies. The 1940 Act also prohibits the portfolios from acquiring in the aggregate more than 10% of the outstanding voting shares of any registered closed-end investment company.

To the extent a portfolio invests a portion of its assets in Investment Companies, those assets will be subject to the expenses of the investment company as well as to the expenses of the portfolio itself. The portfolios may not purchase shares of any affiliated investment company except as permitted by SEC rule or order.

INVESTMENT FUNDS: Some emerging market countries have laws and regulations that currently preclude or limit direct foreign investment in the securities of their companies. However, indirect foreign investment in the securities of companies listed and traded on the stock exchanges in these countries is permitted by certain emerging market countries through investment funds. Portfolios that may invest in these Investment Funds are subject to applicable law as discussed under Investment Restrictions and will invest in such Investment Funds only where appropriate given that the portfolio's shareholders will bear indirectly the layer of expenses of the underlying investment funds in addition to their proportionate share of the expenses of the portfolio. Under certain circumstances, an investment in an investment fund will be subject to the additional limitations that apply to investments in INVESTMENT COMPANIES.

INVESTMENT GRADE SECURITIES: are those (a) rated by one or more nationally recognized statistical rating organization (NRSRO) in one of the four highest rating categories at the time of purchase (e.g. AAA, AA, A or BBB by Standard & Poor's Corporation (Standard & Poor's) or Fitch Investors Service, Inc., (Fitch) or Aaa, Aa, A or Baa by Moody's Investors Service, Inc. (Moody's)); (b) guaranteed by the U.S. Government or a private organization; or (c) considered by the Adviser to be investment grade quality. Securities rated BBB or Baa represent the lowest of four levels of Investment Grade Securities and are regarded as borderline between definitely sound obligations and those in which the speculative element begins to predominate. MORTGAGE SECURITIES, including mortgage pass-throughs and CMOS, deemed investment grade by the Adviser, will either carry a guarantee from an agency of the U.S. Government or a private issuer of the timely payment of principal and interest (such guarantees do not extend to the market value of such securities or the net asset value per share of the portfolio) or, in the case of unrated securities, be sufficiently seasoned that they are considered by the Adviser to be investment grade quality. The Adviser may retain securities if their ratings fall below investment grade if it deems retention of the security to be in the best interests of the portfolio. Any portfolio permitted to hold Investment Grade Securities may hold unrated securities if the Adviser considers the risks involved in owning that security to be equivalent to the risks involved in holding an Investment Grade Security.

LOAN PARTICIPATIONS AND ASSIGNMENTS--A portfolio may invest in fixed rate and floating rate loans ("Loans") arranged through private negotiations between an issuer of sovereign debt obligations and one or more financial institutions ("Lenders"). A portfolio's investments in Loans are expected in most instances to be in the form of participation in Loans ("Participations") and assignments of all or a portion of Loans ("Assignments") from third parties. A portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In the event of the insolvency of the Lender selling a Participation, a portfolio may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. Certain Participations may be structured in a manner designed to avoid purchasers of Participations being subject to the credit risk of the Lender with respect to the Participation. Even under such a structure, in the event of the Lender's insolvency, the Lender's servicing of the Participation may be declared and the assignability of the Participation may be impaired. A portfolio will acquire Participations only if the Lender interpositioned between the portfolio and the borrower is determined by the Adviser to be creditworthy.


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MAS Fund - 48          Terms in BOLD TYPE are defined in the Prospectus Glossary
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When a portfolio purchases Assignments from Lenders it will acquire direct rights against the borrower on the Loan. However, because Assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the portfolio as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender. Because there is no liquid market for such securities, the portfolio anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the portfolio's ability to dispose of particular Assignments or Participations when necessary to meet the portfolio's borrower. The lack of a liquid secondary market for Assignments and Participations also may make it more difficult for the portfolio to assign a value to those securities for purposes of valuing the portfolio's holdings and calculating its net asset value.

MORTGAGE SECURITIES--Mortgage-backed securities represent an ownership interest in a pool of residential and commercial mortgage loans. Generally, these securities are designed to provide monthly payments of interest and principal to the investor. The mortgagee's monthly payments to his/her lending institution are passed through to investors such as the portfolio. Most issuers or poolers provide guarantees of payments, regardless of whether the mortgagor actually makes the payment. The guarantees made by issuers or poolers are supported by various forms of credit, collateral, guarantees or insurance, including individual loan, title, pool and hazard insurance purchased by the issuer. The pools are assembled by various governmental, government-related and private organizations. Portfolios may invest in securities issued or guaranteed by the Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), Fannie Mae, private issuers and other government agencies. There can be no assurance that the private insurers can meet their obligations under the policies. Mortgage Securities issued by non-agency issuers, whether or not such securities are subject to guarantees, may entail greater risk. If there is no guarantee provided by the issuer, mortgage-backed securities purchased by the portfolio will be those which at time of purchase are rated investment grade by one or more NRSRO, or, if unrated, are deemed by the Adviser to be of investment grade quality.

There are two methods of trading Mortgage Securities. A specified pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical Mortgage Security transaction, called a TBA (to be announced) transaction, in which the type of Mortgage Securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. Generally, agency pass-through Mortgage Securities are traded on a TBA basis.

A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral, usually consisting of agency mortgage pass-through securities, although other assets, including U.S. Treasuries (including ZERO COUPON U.S. Treasuries), agencies, cash equivalent securities, whole loans and corporate bonds, may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type.

Possible Risks: Due to the possibility that prepayments on home mortgages will alter cash flow on Mortgage Securities, it is not possible to determine in advance the actual final maturity date or average life. Like bonds in general, mortgage-backed securities will generally decline in price when interest rates rise. Rising interest rates also tend to discourage refinancings of home mortgages, with the result that the average life of Mortgage Securities held by a portfolio may be lengthened. This extension of average life causes the market price of the securities to decrease further than if their average lives were fixed. However, when interest rates fall, mortgages may not enjoy as large a gain in market value due to prepayment risk because additional mortgage prepayments must be reinvested at lower interest rates. Faster prepayment will shorten the average life and slower prepayments will lengthen it. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security. In selecting these securities, the Adviser will look for those securities that offer a higher yield to compensate for any variation in average maturity.

MUNICIPALS--Municipal Securities: are debt obligations issued by local, state and regional governments that provide interest income which is exempt from federal income taxes. Municipals include both municipal bonds (those securities with maturities of five years or more) and municipal notes (those with maturities of less than five years). Municipal bonds are issued for a wide variety of reasons: to construct public facilities, such as airports, highways,

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 49
bridges, schools, hospitals, mass transportation, streets, water and sewer works; to obtain funds for operating expenses; to refund outstanding municipal obligations; and to loan funds to various public institutions and facilities. Certain industrial development bonds are also considered municipal bonds if their interest is exempt from federal income tax. Industrial development bonds are issued by or on behalf of public authorities to obtain funds for various privately-operated manufacturing facilities, housing, sports arenas, convention centers, airports, mass transportation systems and water, gas or sewage works. Industrial development bonds are ordinarily dependent on the credit quality of a private user, not the public issuer.

General obligation municipal bonds are secured by the issuer's pledge of full faith, credit and taxing power. Revenue or special tax bonds are payable from the revenues derived from a particular facility or, in some cases, from a special excise or other tax, but not from general tax revenue.

Municipal notes are issued to meet the short-term funding requirements of local, regional and state governments. Municipal notes include bond anticipation notes, revenue anticipation notes and tax and revenue anticipation notes. These are short-term debt obligations issued by state and local governments to aid cash flows while waiting for taxes or revenue to be collected, at which time the debt is retired. Other types of municipal notes in which the portfolio may invest are construction loan notes, short-term discount notes, tax-exempt commercial paper, demand notes, and similar instruments. Demand notes permit an investor (such as the portfolio) to demand from the issuer payment of principal plus accrued interest upon a specified number of days' notice. The portfolios eligible to purchase municipal bonds may also purchase AMT bonds. AMT bonds are tax-exempt private activity bonds issued after August 7, 1986, the proceeds of which are directed, at least in part, to private, for-profit organizations. While the income from AMT bonds is exempt from regular federal income tax, it is a tax preference item in the calculation of the alternative minimum tax. The alternative minimum tax is a special separate tax that applies to a limited number of taxpayers who have certain adjustments to income or tax preference items.

PA MUNICIPALS: are obligations of the Pennsylvania state government, state agencies and various local governments, including counties, cities, townships, special districts and authorities. In general, the credit quality and credit risk of any issuer's debt is contingent upon the state and local economy, the health of the issuer's finances, the amount of the issuer's debt, the quality of management and the strength of legal provisions in the debt document that protect debt holders. Credit risk is usually lower wherever the economy is strong, growing and diversified, where financial operations are sound and the debt burden is reasonable.

Concentration of investment in the securities of one state exposes a portfolio to greater credit risks than would be present in a nationally diversified portfolio of municipal securities. The risks associated with investment in the securities of a single state include possible tax changes or a deterioration in economic conditions and differing levels of supply and demand for the municipal obligations of that state.

Debt of Government Agencies, Authorities and Commissions: Certain state-created agencies have statutory authorization to incur debt for which legislation providing for state appropriations to pay debt service thereon is not required. The debt of these agencies is supported by assets of, or revenues derived from, the various projects financed; it is not an obligation of the Commonwealth. Some of these agencies, however, such as the Delaware River Joint Toll Bridge Commission, are indirectly dependent on Commonwealth funds through various state-assisted programs.

PREFERRED STOCK: are non-voting ownership shares in a corporation which pay a fixed or variable stream of dividends.

REPURCHASE AGREEMENTS: are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Such agreements permit the portfolio to keep all its assets at work while retaining overnight flexibility in pursuit of investments of a longer term nature. The Adviser will continually monitor the value of the underlying collateral to ensure that its value, including accrued interest, always equals or exceeds the repurchase price.

Pursuant to an order issued by the SEC, the Fund's portfolios may pool their daily uninvested cash balances in order to invest in Repurchase Agreements on a joint basis. By entering into Repurchase Agreements on a joint basis, it is expected that the portfolios will incur lower transaction costs and potentially obtain higher rates of interest on such

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MAS Fund - 50          Terms in BOLD TYPE are defined in the Prospectus Glossary
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Repurchase Agreements. Each portfolio's participation in the income from jointly purchased Repurchase Agreements will be based on that portfolio's percentage share in the total Repurchase Agreement.

RIGHTS: represent a preemptive right of stockholders to purchase additional shares of a stock at the time of a new issuance, before the stock is offered to the general public, allowing the stockholder to retain the same ownership percentage after the new stock offering.

SMBS--Stripped Mortgage-Backed Securities: are DERIVATIVES in the form of multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government and private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. One type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In some cases, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The yield to maturity on IOs and POs is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a portfolio yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a portfolio may fail to fully recoup its initial investment in these securities, even if the security is in one of the highest rating categories.

Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, certain of these securities may be deemed illiquid and subject to a portfolio's limitations on investment in illiquid securities.

STRUCTURED INVESTMENTS: are DERIVATIVES in the form of a unit or units representing an undivided interest(s) in assets held in a trust that is not an investment company as defined in the 1940 Act. A trust unit pays a return based on the total return of securities and other investments held by the trust and the trust may enter into one or more SWAPS to achieve its objective. For example, a trust may purchase a basket of securities and agree to exchange the return generated by those securities for the return generated by another basket or index of securities. A portfolio will purchase Structured Investments in trusts that engage in such SWAPS only where the counterparties are approved by the Adviser in accordance with credit-risk guidelines established by the Board of Trustees.

STRUCTURED NOTES: are DERIVATIVES on which the amount of principal repayment and or interest payments is based upon the movement of one or more factors. These factors include, but are not limited to, currency exchange rates, interest rates (such as the prime lending rate and LIBOR) and stock indices such as the S&P 500 Index. In some cases, the impact of the movements of these factors may increase or decrease through the use of multipliers or deflators. The use of Structured Notes allows a portfolio to tailor its investments to the specific risks and returns the Adviser wishes to accept while avoiding or reducing certain other risks.

SWAPS--Swap Contracts: are DERIVATIVES in the form of a contract or other similar instrument which is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes, but is not limited to, currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, a portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency Swaps in which the portfolios may enter will generally involve an agreement to pay interest streams in one currency based on a specified index in exchange for receiving interest streams denominated in another currency. Such Swaps may involve initial and final exchanges that correspond to the agreed upon notiona l amount.

A portfolio will usually enter into Swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with a portfolio receiving or paying, as the case may be, only the net amount of the two returns. A portfolio's obligations under a swap agreement will be accrued daily (offset

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 51
against any amounts owing to the portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash or liquid securities. A portfolio will not enter into any swap agreement unless the counterparty meets the rating requirements set forth in guidelines established by the Board of Trustees.

Possible Risks: Interest rate and total rate of return Swaps do not involve the delivery of securities, other underlying assets, or principal. Accordingly, the risk of loss with respect to interest rate and total rate of return Swaps is limited to the net amount of interest payments that a portfolio is contractually obligated to make. If the other party to an interest rate or total rate of return swap defaults, a portfolio's risk of loss consists of the net amount of interest payments that a portfolio is contractually entitled to receive. In contrast, currency swaps may involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap may be subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, a portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Swaps that include caps, floors, and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than Swaps.

The use of Swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates, and currency exchange rates, the investment performance of the portfolios would be less favorable than it would have been if this investment technique were not used.

TAXABLE INVESTMENTS: comprise FIXED-INCOME SECURITIES and other instruments which pay income that is not exempt from taxation. Investors may be liable for tax on the income distributed as a result of the portfolio holding taxable investments. In this event, shareholders will receive an IRS form 1099 disclosing the taxable income paid for a calendar year.

U.S. GOVERNMENTS--U.S. Treasury securities: are FIXED-INCOME SECURITIES which are backed by the full faith and credit of the U.S. Government as to the payment of both principal and interest.

WARRANTS: are options issued by a corporation which give the holder the option to purchase stock.

WHEN-ISSUED SECURITIES: are securities purchased at a certain price even though the securities may not be delivered for up to 90 days. No payment or delivery is made by a portfolio in a when-issued transaction until the portfolio receives payment or delivery from the other party to the transaction. Although a portfolio receives no income from the above described securities prior to delivery, the market value of such securities is still subject to change. As a consequence, it is possible that the market price of the securities at the time of delivery may be higher or lower than the purchase price. A portfolio will maintain with the custodian a segregated account consisting of cash or liquid securities in an amount at least equal to these commitments.

YANKEES: are U.S. dollar-denominated FIXED-INCOME SECURITIES issued by a foreign government or corporation and sold in the U.S.

ZERO COUPONS--Zero Coupon Obligations: are FIXED-INCOME SECURITIES that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. The difference between a zero coupon obligation's issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero Coupons may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary FIXED-INCOME SECURITIES because of the manner in which their principal and interest are returned to the investor.

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MAS Fund - 52          Terms in BOLD TYPE are defined in the Prospectus Glossary

                        GENERAL SHAREHOLDER INFORMATION

PURCHASE OF SHARES

Institutional Class Shares are available to clients of the Adviser with combined investments of $5,000,000 and Shareholder Organizations who have a contractual arrangement with the Fund or the Fund's Distributor, including institutions such as trusts, foundations or broker-dealers purchasing for the accounts of others.

Institutional Class Shares of each portfolio, except for the Cash Reserves Portfolio, may be purchased at the net asset value per share next determined after receipt of the purchase order. Such portfolios determine net asset value as described under General Shareholder Information-Valuation of Shares each day that the portfolios are open for business. See Other Information-Closed Holidays and General Shareholder Information--Valuation of Shares.

The Cash Reserves Portfolio declares dividends daily and, therefore, at the time of a purchase must have funds immediately available for investment. As a result, payment for the purchase of shares must be in the form of Federal Funds (monies credited to the portfolio's Custodian by a Federal Reserve Bank) before they can be accepted by the portfolio. The portfolio is credited with Federal Funds on the same day if the investment is made by Federal Funds. Institutional Class Shares of the Cash Reserves Portfolio may be purchased at the net asset value next determined after an order is received by the portfolio and Federal Funds are received by the Custodian. The Cash Reserves Portfolio determines net asset value as of 12:00 noon (Eastern Time) each day that the portfolios are open for business. See Other Information-Closed Holidays and Valuation of Shares.

INITIAL PURCHASE BY MAIL: Subject to acceptance by the Fund, an account may be opened by completing and signing an Account Registration Form (provided at the end of the prospectus) and mailing it to MAS Funds c/o Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, Pennsylvania 19428-0868 together with a check ($5,000,000 minimum) payable to MAS Funds.

The portfolios requested should be designated on the Account Registration Form. Subject to acceptance by the Fund, payment for the purchase of shares received by mail will be credited at the net asset value per share of the portfolio next determined after receipt. Such payment need not be converted into Federal Funds (monies credited to the Fund's Custodian Bank by a Federal Reserve Bank) before acceptance by the Fund, except for the Cash Reserves Portfolio. Purchases made by check in the Cash Reserves Portfolio are ordinarily credited at the net asset value per share determined two business days after receipt of the check by the Fund. Please note that payments to investors who redeem shares purchased by check will not be made until payment of the purchase has been collected, which may take up to eight business days after purchase. Shareholders can avoid this delay by purchasing shares by wire.

INITIAL PURCHASE BY WIRE: Subject to acceptance by the Fund, Institutional Class Shares of each portfolio may also be purchased by wiring Federal Funds to the Fund's Custodian Bank, The Chase Manhattan Bank (see instructions below). A completed Account Registration Form should be forwarded to MAS Funds' Client Services Group in advance of the wire. For all portfolios except the Cash Reserves Portfolio, notification must be given to MAS Funds' Client Services Group at 1-800-354-8185 prior to the determination of net asset value.

Institutional Class Shares will be purchased at the net asset value per share next determined after receipt of the purchase order. (Prior notification must also be received from investors with existing accounts.) Instruct your bank to send a Federal Funds Wire in a specified amount to the Fund's Custodian Bank using the following wiring instructions:


                        The Chase Manhattan Bank
                        1 Chase Manhattan Plaza
                        New York, NY 10081
                        ABA #021000021
                        DDA #910-2-734143
                        Attn: MAS Funds Subscription Account
                        Ref: (Portfolio Name, Account Number, Account Name)

Purchases in the Cash Reserves Portfolio may also be made by Federal Funds wire to the Fund's Custodian. If the portfolio receives notification of an order prior to 12:00 noon (Eastern Time) and funds are received by the Custodian the same day, purchases of portfolio shares will become effective and begin to earn income on that business day.

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 53

Orders received after 12:00 noon (Eastern Time) will be effective on the next business day upon receipt of funds. Federal Funds purchases will be accepted only on a day on which the portfolio is open for business. See Other Information-Closed Holidays.

ADDITIONAL INVESTMENTS: Additional investments of Institutional Class Shares at net asset value may be made at any time (minimum additional investment $1,000) by mailing a check (payable to MAS Funds) to MAS Funds' Client Services Group at the address noted under Initial Purchase by Mail or by wiring Federal Funds to the Custodian Bank as outlined above. Shares will be purchased at the net asset value per share next determined after receipt of the purchase order. For all portfolios, except the Cash Reserves Portfolio, notification must be given to MAS Funds' Client Services Group at 1-800-354-8185 prior to the determination of net asset value. For the Cash Reserves Portfolio, notification of a Federal Funds wire must be received by 12:00 noon (Eastern Time). Purchases made by check in the Cash Reserves Portfolio are ordinarily credited at the net asset value per share determined two business days after receipt of the check by the Fund.

OTHER PURCHASE INFORMATION: The Fund reserves the right, in its sole discretion, to suspend the offering of any of its portfolios or to reject any purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund. The Fund also reserves the right, in its sole discretion, to waive the minimum initial and additional investment amounts.

Purchases of a portfolio's shares will be made in full and fractional shares of the portfolio calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued except at the written request of the shareholder. Certificates for fractional shares, however, will not be issued.

Institutional Class Shares of the Fund's portfolios are also sold to corporations or other institutions such as trusts, foundations or broker-dealers purchasing for the accounts of others (Shareholder Organizations). Investors purchasing and redeeming shares of the portfolios through a Shareholder Organization may be charged a transaction-based fee or other fee for the services of such organization. Each Shareholder Organization is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions regarding purchases and redemptions. Customers of Shareholder Organizations should read this Prospectus in light of the terms governing accounts with their organization. The Fund does not pay compensation to or receive compensation from Shareholder Organizations for the sale of Institutional Class Shares.

REDEMPTION OF SHARES

Shares of each portfolio may be redeemed by mail, or, if authorized, by telephone. No charge is made for redemptions. The value of shares redeemed may be more or less than the purchase price, depending on the net asset value at the time of redemption which is based on the market value of the investment securities held by the portfolio. See Other Information-Closed Holidays and Valuation of Shares.

BY MAIL: Each portfolio will redeem shares at the net asset value next determined after the request is received in good order. Requests should be addressed to MAS Funds, c/o Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, PA 19428-0868.

To be in good order, redemption requests must include the following documentation:

(a) The share certificates, if issued;

(b) A letter of instruction, if required, or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners of the shares in the exact names in which the shares are registered;

(c) Any required signature guarantees (see Signature Guarantees); and

(d) Other supporting legal documents, if required, in the case of estates, trusts, guardianships, custodianships, corporations, pension and profit sharing plans and other organizations.

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MAS Fund - 54          Terms in BOLD TYPE are defined in the Prospectus Glossary

SIGNATURE GUARANTEES: To protect your account, the Fund and the Administrator from fraud, signature guarantees are required to enable the Fund to verify the identity of the person who has authorized a redemption from an account. Signature guarantees are required for (1) redemptions where the proceeds are to be sent to someone other than the registered shareholder(s) and the registered address, and (2) share transfer requests. Please contact MAS Funds' Client Services Group for further details.

BY TELEPHONE: Provided the Telephone Redemption Option has been authorized by the shareholder on the Account Registration Form, a redemption of shares may be requested by calling MAS Funds' Client Services Group and requesting that the redemption proceeds be mailed to the primary registration address or wired per the authorized instructions. Shares cannot be redeemed by telephone if share certificates are held for those shares.

BY FACSIMILE: Written requests in good order (see above) for redemptions, exchanges, and transfers may be forwarded to the Fund via facsimile. All requests sent to the Fund via facsimile must be followed by a telephone call to MAS Funds' Client Services Group to ensure that the instructions have been properly received by the Fund. The original request must be promptly mailed to MAS Funds, c/o Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, PA 19428-0868.

Neither the Distributor nor the Fund will be responsible for any loss, liability, cost, or expense for acting upon facsimile instructions or upon telephone instructions that they reasonably believe to be genuine. In order to confirm that telephone instructions in connection with redemptions are genuine, the Fund and Distributor will provide written confirmation of transactions initiated by telephone.

Payment of the redemption proceeds will ordinarily be made within three business days after receipt of an order for a redemption. The Fund may suspend the right of redemption or postpone the date of redemption at times when the New York Stock Exchange ("NYSE"), the Custodian, or the Fund is closed (see Other Information-Closed Holidays) or under any emergency circumstances as determined by the SEC.

If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption proceeds in whole or in part by a distribution in-kind of readily marketable securities held by a portfolio in lieu of cash in conformity with applicable rules of the SEC. Investors may incur brokerage charges on the sale of portfolio securities received in such payments of redemptions.

SHAREHOLDER SERVICES

EXCHANGE PRIVILEGE: Each portfolio's Institutional Class Shares may be exchanged for shares of the Fund's other portfolios offering Institutional Class Shares based on the respective net asset values of the shares involved. The exchange privilege is only available, however, with respect to portfolios that are qualified for sale in a shareholder's state of residence. There are no exchange fees. Exchange requests should be sent to MAS Funds, c/o Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, PA 19428-0868.

Because an exchange of shares amounts to a redemption from one portfolio and purchase of shares of another portfolio, the above information regarding purchase and redemption of shares applies to exchanges. Shareholders should note that an exchange between portfolios is considered a sale and purchase of shares. The sale of shares may result in a capital gain or loss for tax purposes.

The officers of the Fund reserve the right not to accept any request for an exchange when, in their opinion, the exchange privilege is being used as a tool for market timing. The Fund reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' notice.

TRANSFER OF REGISTRATION: The registration of Fund shares may be transferred by writing to MAS Funds, c/o Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, PA 19428-0868. As in the case of redemptions, the written request must be received in good order as defined above. Unless shares are being transferred to an existing account, requests for transfer must be accompanied by a completed Account Registration Form for the receiving party.

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 55

VALUATION OF SHARES

EMERGING MARKETS VALUE, EQUITY, GROWTH, INTERNATIONAL EQUITY, MID CAP GROWTH, MID CAP VALUE, SMALL CAP VALUE AND VALUE PORTFOLIOS:

 Net asset value per share is determined by dividing the total market value of each portfolio's investments and other assets, less any liabilities, by the total outstanding shares of that portfolio. Net asset value per share is determined as of the close of the NYSE (normally 4:00 p.m. Eastern Time) on each day the portfolio is open for business (See Other Information-Closed Holidays). EQUITY SECURITIES listed on a U.S. securities exchange or Nasdaq for which market quotations are available are valued at the last quoted sale price on the day the valuation is made. Price information on listed EQUITY SECURITIES is taken from the exchange where the security is primarily traded. EQUITY SECURITIES listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of net asset value per share, all assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars at the bid price of such currencies against U.S. dollars. Unlisted EQUITY SECURITIES and listed U.S. EQUITY SECURITIES not traded on the valuation date for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked price. The values of other assets and securities for which no quotations are readily available (including restricted securities), and, to the extent permitted by the SEC, securities for which the value has been materially affected by events occurring after the close of the market on which they principally trade, are determined in good faith at fair value using methods approved by the Trustees.

DOMESTIC FIXED INCOME, FIXED INCOME, FIXED INCOME PORTFOLIO II, GLOBAL FIXED INCOME, HIGH YIELD, INTERMEDIATE DURATION, INTERNATIONAL FIXED INCOME, LIMITED DURATION, MORTGAGE-BACKED SECURITIES, MULTI-MARKET FIXED INCOME, MUNICIPAL, PA MUNICIPAL AND SPECIAL PURPOSE FIXED INCOME PORTFOLIOS:

Net asset value per share is computed by dividing the total value of the investments and other assets of the portfolio, less any liabilities, by the total outstanding shares of the portfolio. The net asset value per share is determined as of one hour after the close of the bond markets (normally 4:00 p.m. Eastern Time) on each day the portfolio is open for business (See Other Information-Closed Holidays). Bonds and other FIXED-INCOME SECURITIES listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of net asset value per share, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars.

Net asset value includes interest on bonds and other FIXED-INCOME SECURITIES w hich is accrued daily. Bonds and other FIXED-INCOME SECURITIES which are traded over the counter and on an exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other FIXED-INCOME SECURITIES this ordinarily will be the over-the-counter market.

However, bonds and other FIXED-INCOME SECURITIES may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service are determined without regard to bid or last sale prices but take into account institutional size trading in similar groups of securities and any developments related to specific securities. Bonds and other FIXED-INC OME SECURITIES not priced in this manner are valued at the most recent quoted bid price, or when stock exchange valuations are used, at the latest quoted sale price on the day of valuation. If there is no such reported sale, the latest quoted bid price will be used. Securities purchased with remaining maturities of 60 days or less are valued at amortized cost when the Board of Trustees determines that amortized cost reflects fair value. In the event that amortized cost does not approximate market, market prices as determined above will be used. Other assets and securities, for which no quotations are readily available (including restricted securities), and, to the extent permitted by the SEC, securities for which the value has been materially affected by events occurring after the close of the market on which they principally trade, will be valued in good faith at fair value using methods approved by the Board of Trustees.

BALANCED, BALANCED PLUS AND MULTI-ASSET-CLASS PORTFOLIOS: Net asset value per share is computed by dividing the total value of the investments and other assets of the portfolio, less any liabilities, by the total outstanding shares of the portfolio. The net asset value per share of the Balanced, Multi-Asset-Class and Balanced Plus Portfolios is determined as of the later of the close of the NYSE or one hour after the close of the bond markets on each day the portfolios are open for business. Equity, fixed-income and other securities held by the portfolios will be valued using the policies described above.

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MAS Fund - 56          Terms in BOLD TYPE are defined in the Prospectus Glossary

CASH RESERVES PORTFOLIO: The net asset value per share of the Cash Reserves Portfolio is calculated daily as of 12:00 noon (Eastern Time) on each day that the portfolio is open for business (See Other Information-Closed Holidays). The portfolio determines its net asset value per share by subtracting the portfolio's liabilities (including accrued expenses and dividends payable) from the total value of the portfolio's investments and other assets and dividing the result by the total outstanding shares of the portfolio.

For the purpose of calculating the portfolio's net asset value per share, securities are valued by the amortized cost method of valuation, which does not take into account unrealized gains or losses. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value based on amortized cost is higher or lower than the price the portfolio would receive if it sold the instrument.

The use of amortized cost and the maintenance of the portfolio's per share net asset value at $1.00 is based on its election to operate under the provisions of Rule 2a-7 under the 1940 Act. As conditions of operating under Rule 2a-7, the portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of thirteen months or less and invest only in U.S. dollar-denominated securities which are determined by the Trustees to present minimal credit risks and which are of eligible quality as determined under the rule.

The Board of Trustees has also agreed to establish procedures reasonably designed, taking into account current market conditions and the portfolio's investment objective, to stabilize the net asset value per share as computed for the purposes of sales and redemptions at $1.00. These procedures include periodic review, as the Trustees deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the amortized cost value per share and a net asset value per share based upon available indications of market value. In such a review, investments for which market quotations are readily available are valued at the most recent bid price or quoted yield equivalent for such securities or for securities of comparable maturity, quality and type as obtained from one or more of the major market makers for the securities to be valued. Other investments and assets are valued at fair value, as determined in good faith by the Board of Trustees.

In the event of a deviation of over 1/2 of 1% between a portfolio's net asset value based upon available market quotations or market equivalents and $1.00 per share based on amortized cost, the Trustees will promptly consider what action, if any, should be taken. The Board of Trustees will also take such action as they deem appropriate to eliminate or to reduce to the extent reasonably practicable any material dilution or other unfair results which might arise from differences between the two. Such action may include redeeming shares in kind, selling instruments prior to maturity to realize capital gains or losses or to shorten average maturity, withholding dividends, paying distributions from capital or capital gains, or utilizing a net asset value per share not equal to $1.00 based upon available market quotations.

ALL PORTFOLIOS: Net asset value per share for Investment Class Shares, Institutional Class Shares and Adviser Class Shares may differ due to class-specific expenses paid by each class, and the shareholder servicing fees charged to Investment Class Shares and distribution fees charged to Adviser Class Shares.

DIVIDENDS, DISTRIBUTIONS AND TAXES: Dividends and Distributions: The Fund maintains different dividend and capital gain distribution policies for each portfolio. These are:

* The Equity, Value, Growth, Fixed Income, Fixed Income II, Special Purpose Fixed Income, High Yield, Limited Duration, Intermediate Duration, Mortgage-Backed Securities, Balanced, Multi-Asset-Class, Global Fixed Income, International Fixed Income, Multi-Market Fixed Income, Domestic Fixed Income and Balanced Plus Portfolios normally distribute substantially all of their net investment income to shareholders on a quarterly basis.

* The International Equity, Emerging Markets Value, Small Cap Value, Mid Cap Value and Mid Cap Growth Portfolios normally distribute substantially all of their net investment income on an annual basis.

* The Municipal and the PA Municipal Portfolios normally distribute substantially all of their net investment income on a monthly basis.

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Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 57

* The Cash Reserves Portfolio declares distributions daily and normally distributes substantially all of its investment income on a monthly basis.

If any portfolio does not have income available to distribute, as determined in compliance with the appropriate tax laws, no distribution will be made. If any net gains are realized from the sale of underlying securities, the portfolios normally distribute such gains with the last distribution for the calendar year.

All dividends and capital gains distributions are automatically paid in additional shares of the portfolio unless the shareholder elects otherwise. Such election must be made in writing to the Fund and may be made on the Account Registration Form.

In all portfolios except the Cash Reserves Portfolio, undistributed net investment income is included in the portfolio's net assets for the purpose of calculating net asset value per share. Therefore, on the ex-dividend date, the net asset value per share excludes the dividend (i.e., is reduced by the per share amount of the dividend). Dividends paid shortly after the purchase of shares by an investor, although in effect a return of capital, are taxable as ordinary income.

Certain MORTGAGE SECURITIES may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to the portfolio and therefore will not be distributed as dividends. Rather, these payments on mortgage-backed securities will be reinvested on behalf of the shareholders by the portfolio in accordance with its investment objectives and policies.

SPECIAL CONSIDERATIONS FOR THE CASH RESERVES PORTFOLIO: Net investment income is computed and dividends declared as of 12:00 noon (Eastern Time), on each day. Such dividends are payable to Cash Reserves Portfolio shareholders of record as of 12:00 noon (Eastern Time) on that day, if the portfolio is open for business. Shareholders who redeem prior to 12:00 noon (Eastern Time) are not entitled to dividends for that day. Dividends declared for Saturdays, Sundays and holidays are payable to shareholders of record as of 12:00 noon (Eastern Time) on the preceding business day on which the portfolio was open for business. Net realized short-term capital gains, if any, of the Cash Reserves Portfolio will be distributed whenever the Trustees determine that such distributions would be in the best interest of shareholders, but at least once a year. The portfolio does not expect to realize any long-term capital gains. Should any such gains be realized, they will be distributed annually.

TAXES: The following is a summary of some important tax issues that affect the portfolios of the Fund and their shareholders. The summary is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the tax treatment of each portfolio or its shareholders. More information about taxes is in the Statement of Additional Information. Shareholders are urged to consult their tax advisors regarding sp ecific questions as to federal, state and local income taxes.

FEDERAL TAXES: Each portfolio of the Fund is treated as a separate entity for federal income tax purposes and intends to qualify for the special tax treatment afforded regulated investment companies. As such, each portfolio will not be subject to federal income tax to the extent it distributes net investment company taxable income and net capital gains to shareholders. The Fund will notify shareholders annually as to the tax classification of all distributions.

 Income dividends received by shareholders (except for shareholders of the Municipal and PA Municipal Portfolios (see Special Tax Considerations for the Municipal and PA Municipal Portfolios) will be taxable as ordinary income, whether received in cash or in additional shares. In the case of the Equity, Value, Small Cap Value, Mid Cap Growth, Growth, Balanced, Balanced Plus, Multi-Asset-Class and Mid Cap Value Portfolios, corporate shareholders may be entitled to a dividends-received deduction for the portion of dividends they receive which are attributable to dividends received by such portfolios from U.S. corporations. Capital gains distributions are taxable to shareholders at capital gains rates. Each portfolio will designate capital gains distributions to individual shareholders as either subject to the federal capital gains rate imposed on property held for more than 18 months or on property held for more than 1 year but not more than 18 months.

Distributions paid in January but declared by a portfolio in October, November or December of the previous year are taxable to shareholders in the previous year.

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MAS Fund - 58          Terms in BOLD TYPE are defined in the Prospectus Glossary

Each portfolio intends to declare and pay dividends and distributions so as to avoid imposition of the federal excise tax applicable to regulated investment companies. Further discussion is included in the Statement of Additional Information.

The Fund is required by federal law to withhold 31% of reportable payments (which may include dividends and capital gains distributions) paid to shareholders. In order to avoid this withholding requirement, shareholders must certify on their Account Registration Forms that their Social Security Number or Taxpayer Identification Number is correct, and that they are not subject to backup withholding. Exchanges and redemptions of shares in a portfolio are taxable events.

FOREIGN INCOME TAXES: Investment income received by the portfolios from sources within foreign countries may be subject to foreign income taxes withheld at the source. Each of the International Equity, Emerging Markets Value, Global Fixed Income, International Fixed Income, Multi-Market Fixed Income, Multi-Asset-Class and Balanced Plus Portfolios may be able to file an election with the Internal Revenue Service to pass through to its shareholders for foreign tax credit purposes the amount of foreign income taxes paid by such portfolio. Further discussion is included in the Statement of Additional Information. The other portfolios of the Fund will not be able to make this election.

STATE AND LOCAL INCOME TAXES: The Fund is formed as a Pennsylvania Business Trust and is not liable for any corporate income or franchise tax in the Commonwealth of Pennsylvania. Shareholders should consult their tax advisors for the state and local income tax consequences of distributions from the portfolios.

SPECIAL TAX CONSIDERATIONS FOR THE MUNICIPAL AND PA MUNICIPAL PORTFOLIOS: Each of the Municipal and PA Municipal Portfolios intends to pay "exempt-interest" dividends to shareholders which are excluded from a shareholder's gross income for federal income tax purposes. Exempt-interest dividends received by shareholders from such portfolios may be subject to state and local taxes, although some states allow a shareholder to exclude that portion of a portfolio's tax-exempt income which is accountable to municipal securities issued within the shareholder's state of residence.

Since each of the portfolios may invest in private activity municipal securities, investment in either of the portfolios may not be an appropriate investment for persons who are "substantial users" (or persons related to "substantial users") of facilities financed by industrial development bonds or private activity bonds.

To the extent, if any, that distributions paid to shareholders of either portfolio are derived from taxable interest or capital gains, such distributions will be subject to federal income tax. Additionally, such distributions are not eligible for the dividends received deduction for corporations.

Furthermore, the PA Municipal Portfolio invests at least 65% of its assets in PA Municipals. As a result, the income of the PA Municipal Portfolio that is derived from PA Municipals and U.S. Governments will not be subject to the Pennsylvania personal income tax or to the Philadelphia School District investment net income tax. Distributions by the PA Municipal Portfolio to a Pennsylvania resident that are attributable to most other sources may be subject to the Pennsylvania personal income tax and (for residents of Philadelphia) to the Philadelphia School District investment net income tax.

Further discussion of tax considerations affecting shareholders of these portfolios is found in the Statement of Additional Information.

TRUSTEES OF THE TRUST: The affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Pennsylvania. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

INVESTMENT ADVISER: The Investment Adviser to the Fund, Miller Anderson & Sherrerd, LLP (the "Adviser"), is a Pennsylvania limited liability partnership founded in 1969, wholly owned by indirect subsidiaries of Morgan Stanley Dean Witter & Co., and is located at One Tower Bridge, West Conshohocken, PA 19428.

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 59

The Adviser provides investment services to employee benefit plans, endowment funds, foundations and other institutional investors and as of December 31, 1997 had in excess of $59.4 billion in assets under management. On May 31, 1997, Morgan Stanley Group Inc., then the indirect parent of the Adviser, merged with Dean Witter, Discover & Co. to form Morgan Stanley Dean Witter & Co. (formerly, Morgan Stanley, Dean Witter, Discover & Co.). In connection with this transaction, the Adviser entered into a new Investment Management Agreement ("Agreement") with MAS Funds dated May 31, 1997, which Agreement was approved by the shareholders of each portfolio at a special meeting held on May 1, 1997 or at an adjournment of such meeting held on May 12, 1997. The Adviser will retain its name and remain at its current location, One Tower Bridge, West Conshohocken, PA 19428. The Adviser will continue to provide investment counseling services to employee benefit plans, endowments, foundations and other institutional investors.

Under the Agreement with the Fund, the Adviser, subject to the control and supervision of the Fund's Board of Trustees and in conformance with the stated investment objectives and policies of each portfolio of the Fund, manages the investment and reinvestment of the assets of each portfolio of the Fund. In this regard, it is the responsibility of the Adviser to make investment decisions for the Fund's portfolios and to place each portfolio's purchase and sales orders. As compensation for the services rendered by the Adviser under the Agreement, each portfolio pays the Adviser an advisory fee calculated by applying a quarterly rate. The following table shows the Adviser's contractual rate (annualized) along with the Adviser's actual rate of compensation for the Fund's 1997 fiscal year.


                                                                                    FY 1997
                                                            CONTRACTUAL              ACTUAL
                                                               RATE            COMPENSATION RATE
                                                            -----------        -----------------
Emerging Markets Value Portfolio                              .750%                  .652%
Equity Portfolio                                              .500                   .500
Growth Portfolio                                              .500                    N/A
International Equity Portfolio                                .500                   .500
Mid Cap Growth Portfolio                                      .500                   .500
Mid Cap Value Portfolio                                       .750                   .727
Small Cap Value Portfolio                                     .750                   .750
Value Portfolio                                               .500                   .500
Cash Reserves Portfolio                                       .250                   .180
Domestic Fixed Income Portfolio                               .375                   .364
Fixed Income Portfolio                                        .375                   .375
Fixed Income Portfolio II                                     .375                   .375
Global Fixed Income Portfolio                                 .375                   .375
High Yield Portfolio                                          .375                   .375
Intermediate Duration Portfolio                               .375                   .325
International Fixed Income Portfolio                          .375                   .375
Limited Duration Portfolio                                    .300                   .297
Mortgage-Backed Securities Portfolio                          .375                   .334
Multi-Market Fixed Income Portfolio                           .450                    N/A
Municipal Portfolio                                           .375                   .329
PA Municipal Portfolio                                        .375                   .283
Special Purpose Fixed Income Portfolio                        .375                   .375
Balanced Portfolio                                            .450                   .450
Balanced Plus Portfolio                                       .550                    N/A
Multi-Asset-Class Portfolio                                   .650                   .528


Until further notice, the Adviser has voluntarily agreed to waive its advisory fees and/or reimburse certain expenses to the extent necessary to keep Total Operating Expenses actually deducted from portfolio assets for the Institutional Class of the Emerging Markets Value, Cash Reserves, Mortgage-Backed Securities, Municipal, PA Municipal, Multi-Market Fixed Income and Multi-Asset-Class Portfolios from exceeding 1.18%, 0.32%, 0.50%, 0.50%, 0.50%, 0.58% and 0.78%,
respectively.


--------------------------------------------------------------------------------
MAS Fund - 60          Terms in BOLD TYPE are defined in the Prospectus Glossary

PORTFOLIO MANAGEMENT

A description of the business experience during the past five years for each of the investment professionals who are primarily responsible for the day-to-day management of the Fund's portfolios is as follows:

Robert E. Angevine, Principal, Morgan Stanley, joined Morgan Stanley Asset Management in 1988. He assumed responsibility for the High Yield Portfolio in 1996.

Arden C. Armstrong, Managing Director, Morgan Stanley, joined MAS in 1986. She assumed responsibility for the Mid Cap Growth Portfolio in 1990, the Growth Portfolio in 1993 and the Equity Portfolio in 1994.

Richard M. Behler, Principal, Morgan Stanley, joined MAS in 1995. He served as a Portfolio Manager from 1992 through 1995 for Moore Capital Management. He assumed responsibility for the Value Portfolio in 1996.

Thomas L. Bennett, Managing Director, Morgan Stanley, joined MAS in 1984. He assumed responsibility for the Fixed Income Portfolio in 1984, the Domestic Fixed Income Portfolio 1987, the High Yield Portfolio in 1985, the Fixed Income Portfolio II in 1990, the Special Purpose Fixed Income and Balanced Portfolio in 1992, the Multi-Asset-Class Portfolio in 1994, the Balanced Plus Portfolio in 1996 and the Multi-Market Fixed Income Portfolio in 1997.

David P. Chu, Vice President, Morgan Stanley, joined MAS in 1998. He served as Senior Equity Analyst from 1992 to 1997 and as Co-Portfolio Manager in 1997 for NationsBank and its subsidiary, TradeStreet Investment Associates. He assumed responsibility for the Mid Cap Growth Portfolio in 1998.

Bradley S. Daniels, Vice President, Morgan Stanley, joined MAS in 1985. He assumed responsibility for the Small Cap Value Portfolio in 1986 and the Mid Cap Value Portfolio in 1994.

Kenneth B. Dunn, Managing Director, Morgan Stanley, joined MAS in 1987. He assumed responsibility for the Fixed Income and the Domestic Fixed Income Portfolios in 1987, the Fixed Income II Portfolio in 1990, the Mortgage-Backed Securities and Special Purpose Fixed Income Portfolios in 1992, the Municipal and PA Municipal Portfolios in 1994 and the Multi-Market Fixed Income Portfolio in 1997.

Hassan Elmasry, Principal, Morgan Stanley, joined MAS in 1995. He served as First Vice President & International Equity Portfolio Manager from 1987 through 1995 for Mitchell Hutchins Asset Management. He assumed responsibility for the International Equity Portfolio in 1996.

Stephen F. Esser, Managing Director, Morgan Stanley, joined MAS in 1988. He assumed responsibility for the High Yield Portfolio in 1989 and the Multi-Market Fixed Income Portfolio in 1997.

Abigail Jones Feder, Principal, Morgan Stanley, joined Morgan Stanley in 1985. She assumed responsibility for the Cash Reserves Portfolio in 1996.

William B. Gerlach, Principal, Morgan Stanley, joined MAS in 1991. He assumed responsibility for the Small Cap Value and Mid Cap Value Portfolios in 1996.

J. David Germany, Managing Director, Morgan Stanley, joined MAS in 1991. He assumed responsibility for the Global Fixed Income and International Fixed Income Portfolios in 1993, the Multi-Asset-Class Portfolio in 1994, the Balanced Plus Portfolio in 1996 and the Multi-Market Fixed Income Portfolio in 1997.

Paul Ghaffari, Principal, Morgan Stanley, joined Morgan Stanley in 1993. He served as Vice President in the Fixed Income Division of Emerging Markets Sales and Trading Department at Morgan Stanley. He assumed responsibility for the Multi-Market Fixed Income Portfolio in 1997.

Ellen D. Harvey, Principal, Morgan Stanley, joined MAS in 1984. She assumed responsibility for the Limited Duration Portfolio in 1992 and the Intermediate Duration Portfolio in 1994.

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 61

James J. Jolinger, Principal, Morgan Stanley, joined MAS in 1994. He served as Equity Analyst for Oppenheimer Capital from 1987-1994. He assumed responsibility for the Equity Portfolio in 1997.

Abhi Y. Kanitkar, Vice President, Morgan Stanley, joined MAS in 1994. He served as an Investment Analyst from 1993 through 1994 for Newbold's Asset Management. He assumed responsibility for the Mid Cap Growth Portfolio in 1996.

Nicholas J. Kovich, Managing Director, Morgan Stanley, joined MAS in 1988. He assumed responsibility for the Equity Portfolio in 1994 and the Value Portfolio in 1997.

Brian Kramp, Vice President, Morgan Stanley, joined MAS in 1997. He served as Analyst/Portfolio Manager for Meridian Asset Management and its successor, Corestates Investment Advisors from 1985-1997. He assumed responsibility for the Equity Portfolio in 1998.

Steven K. Kreider, Principal, Morgan Stanley, joined MAS in 1988. He assumed responsibility for the Municipal and the PA Municipal Portfolios in 1992.

Michael Kushma, Principal, Morgan Stanley, joined Morgan Stanley in 1988. He assumed responsibility for the Global Fixed Income and International Fixed Income Portfolios in 1996.

Chris Leavy joined MAS in 1997. He served as a Portfolio Manager for Capitoline Investment Services from 1995-1997; a Portfolio Manager for Premier Trust Company from 1994 to 1995; and as a Research Analyst for Leavy Investment Management from 1993-1994. He assumed responsibility for the Mid
Cap Value and Small Cap Value Portfolio in 1998.

Daniel M. Niland, Vice President, Morgan Stanley, joined Morgan Stanley in 1997. He served as Vice President/Portfolio Manager at J.P. Morgan & Co. from 1987-1996 and as Vice President/Senior Portfolio Manager at Citibank Global Asset Management from 1996-1997. He assumed responsibility for the Cash Reserves Portfolio in 1998.

Robert J. Marcin, Managing Director, Morgan Stanley, joined MAS in 1988. He assumed responsibility for the Value Portfolio in 1990 and the Equity Portfolio in 1994.

Paul F. O'Brien, Principal, Morgan Stanley, joined MAS in 1996. He served as Head of European Economics from 1993 through 1995 for JP Morgan. He assumed responsibility for the Global Fixed Income and International Fixed Income Portfolios in 1996.

Scott F. Richard, Managing Director, Morgan Stanley, joined MAS in 1992. He assumed responsibility for the Mortgage-Backed Securities Portfolio in 1992, the Limited Duration, Intermediate Duration, Municipal and PA Municipal Portfolios in 1994 and the Advisory Mortgage Portfolio in 1995.

Gary G. Schlarbaum, Managing Director, Morgan Stanley; Director, MAS Fund Distribution, Inc.; joined MAS in 1987. He assumed responsibility for the Equity and Small Cap Value Portfolios in 1987, the Growth Portfolio in 1993, the Balanced Portfolio in 1992 and the Multi-Asset-Class and Mid Cap Value Portfolios in 1994.

Roberto Sella, Principal, Morgan Stanley, joined MAS in 1992. He assumed responsibility for the Mortgage-Backed Securities Portfolio in 1998.

Horacio A. Valeiras, Managing Director, Morgan Stanley, joined MAS in 1992. He assumed responsibility for the International Equity Portfolio in 1992, the Emerging Markets Value Portfolioin 1993, the Multi-Asset-Class Portfolio in 1994 and the Balanced Portfolio in 1996.

--------------------------------------------------------------------------------
MAS Fund - 62          Terms in BOLD TYPE are defined in the Prospectus Glossary

Richard B. Worley, Managing Director, Morgan Stanley, joined MAS in 1978. He assumed responsibility for the Fixed Income Portfolio in 1984, the Domestic Fixed Income Portfolio in 1987, the Fixed Income Portfolio II in 1990, the Balanced and Special Purpose Fixed Income Portfolios in 1992, the Global Fixed Income and International Fixed Income Portfolios in 1993, the Multi-Asset-Class Portfolio in 1994, the Balanced Plus Portfolio in 1996 and the Multi-Market Fixed Income Portfolio in 1997.

ADMINISTRATIVE SERVICES: MAS serves as Administrator to the Fund pursuant to an Administration Agreement dated as of November 18, 1993. Under its Administration Agreement with the Fund, MAS receives an annual fee, accrued daily and payable monthly, of 0.08% of the Fund's average daily net assets, and is responsible for all fees payable under any sub-administration agreements. Chase Global Funds Services Company, a subsidiary of The Chase Manhattan Bank, 73 Tremont Street, Boston MA 02108-3913, serves as Transfer Agent to the Fund pursuant to an agreement also dated as of November 18, 1993, and provides fund accounting and other services pursuant to a sub-administration agreement with MAS as Administrator.

GENERAL DISTRIBUTION AGENT: Shares of the Fund are distributed exclusively through MAS Fund Distribution, Inc., a wholly-owned subsidiary of the Adviser.

PORTFOLIO TRANSACTIONS: The investment advisory agreement authorizes the Adviser to select the brokers or dealers that will execute the purchases and sales of investment securities for each of the Fund's portfolios and directs the Adviser to use its best efforts to obtain the best execution with respect to all transactions for the portfolios. In doing so, a portfolio may pay higher commission rates or markups on principal transactions than the lowest available when the Adviser believes it is reasonable to do so in light of the value of the research, statistical, and pricing services provided by the broker or dealer effecting the transaction.

It is not the Fund's practice to allocate brokerage or principal business on the basis of sales of shares which may be made through intermediary brokers or dealers. However, the Adviser may place portfolio orders with qualified broker-dealers who recommend the Fund's Portfolios or who act as agents in the purchase of shares of the portfolios for their clients.

Some securities considered for investment by each of the Fund's portfolios may also be appropriate for other clients served by the Adviser. The Adviser may place a combined order for two or more accounts or portfolios for the purchase or sale of the same security if, in its judgement, joint execution is in the best interest of each participant and will result in best price and execution. If purchase or sale of securities consistent with the investment policies of a portfolio and one or more of these other clients served by the Adviser is considered at or about the same time, transactions in such securities will be allocated among the portfolio and clients in a manner deemed fair and reasonable by the Adviser. Although there is no specified formula for allocating such transactions, the various allocation methods used by the Adviser, and the results of such allocations, are subject to periodic review by the Fund's Trustees. The Adviser may use its broker dealer affiliates, including Morgan Stanley & Co., a wholly owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co., the parent of MAS's general partner and limited partner, to carry out the Fund's transactions, provided the Fund receives brokerage services and commission rates comparable to those of other broker dealers.

OTHER INFORMATION: Description of Shares and Voting Rights: The Fund was established under Pennsylvania law by a Declaration of Trust dated February 15, 1984, as amended and restated as of November 18, 1993. The Fund is authorized to issue an unlimited number of shares of beneficial interest, without par value, from an unlimited number of series (portfolios) of shares. Currently the Fund consists of twenty-eight portfolios.

The shares of each portfolio of the Fund are fully paid and non-assessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of each portfolio of the Fund have no preemptive rights. The shares of the Fund have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees if they choose to do so. Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of the Fund.


--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 63

Meetings of shareholders will not be held except as required by the 1940 Act and other applicable law. A meeting will be held to vote on the removal of a Trustee or Trustees of the Fund if requested in writing by the holders of not less than 10% of the outstanding shares of the Fund. The Fund will assist in shareholder communication in such matters to the extent required by law.

As of January 5, 1998, Northern Trust Company (Chicago, IL) owned a controlling interest (as that term is defined by the 1940 Act) of the Cash Reserves Portfolio; The Northwestern University Investment Department (Evanston, IL) and Cives Corporation Savings and Profit-Sharing Retirement Trust (Roswell, GA) owned a controlling interest of the Mortgage-Backed Securities Portfolio; Ministers and Missionaries Benefit Board of the American Baptist Convention (New York, NY) and Chemical Bank (New York, NY) owned a controlling interest of the Emerging Markets Value Portfolio; Northern Trust Company (Chicago, IL) owned a controlling interest of the Balanced Portfolio; The Charles A. Dana Foundation Inc. (New York, NY) owned a controlling interest of the Global Fixed Income Portfolio; Southwest National Bank of Pennsylvania (Greensburg, PA) owned a controlling interest of the Intermediate Duration Portfolio; and the Connelly Foundation (West Conshohocken, PA) owned a controlling interest of the Multi-Market Fixed Income Portfolio.

CUSTODIANS: The Chase Manhattan Bank, New York, NY and Morgan Stanley Trust Company (NY), Brooklyn, NY serve as custodians for the Fund. The custodians hold cash, securities and other assets as required by the 1940 Act.

TRANSFER AND DIVIDEND DISBURSING AGENT: Chase Global Funds Services Company, a subsidiary of The Chase Manhattan Bank, 73 Tremont Street, Boston, MA 02108-3913, serves as the Funds' Transfer Agent and dividend disbursing agent.

REPORTS: Shareholders receive semi-annual and annual financial statements. Annual financial statements are audited by Price Waterhouse LLP, independent accountants.

LITIGATION: The Fund is not involved in any litigation.

CLOSED HOLIDAYS: Currently, the weekdays on which the Fund is closed for business are: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. In addition, the Cash Reserves Portfolio will be closed on Columbus Day and Veteran's Day.

YEAR 2000: The management and distribution services provided to the Fund by the Adviser and the Distributor depend on the smooth funcioning of their computer systems. Many computer software systems in use today cannot recognize the year 2000, but revert to 1900 or 1980, due to the manner in which dates were encoded and calculated. That failure could have a negative impact on the handling of securities trades, pricing and account services. The Adviser and the Distributor have been actively working on necessary change s to their own computer systems to deal with the year 2000 problem and expect that their systems will be adapted before that date. There can be no assurance, however, that they will be successful. In addition, other unaffiliated service providers may be faced with similar problems. The Adviser and the Distributor are monitoring their remedial efforts, however, there can be no assurance that they and the services they provide will not be adversely affected.

In addition, it is possible that the markets for securities in which the portfolios invest may be detrimentally affected by computer failures throughout the financial services industry beginning January 1, 2000. Improperly functioning trading systems may result in settlement problems and liquidity issues. In addition, corporate and governmental data processing errors may result in production problems for individiual companies and overall economic uncertainties. Earnings of individual issuers will be affecte d by remediation costs, which may be substantial and may be reported inconsistently in U.S. and foreign financial statements. Accordingly, the portfolios investments may be adversely affected.


--------------------------------------------------------------------------------
MAS Fund - 64          Terms in BOLD TYPE are defined in the Prospectus Glossary

TRUSTEES AND OFFICERS

The following is a list of the Trustees and the principal executive officers of the Fund and a brief statement of their present positions and principal occupations during the past five years:

THOMAS L. BENNETT,* Chairman of the Board of Trustees; Managing Director, Morgan Stanley; Portfolio Manager and member of the Executive Committee, Miller Anderson & Sherrerd, LLP; Director, MAS Fund Distribution, Inc.; formerly Director, Morgan Stanley Universal Funds, Inc.

THOMAS P. GERRITY, Trustee; Dean and Reliance Professor of Management and Private Enterprise, Wharton School of Business, University of Pennsylvania; Director, Digital Equipment Corporation; Director, Sun Company, Inc.; Director, Fannie Mae; Director, Reliance Group Holdings; Director, CVS Corporation; Director, Union Carbide Corporation.

JOSEPH P. HEALEY, Trustee; Headmaster, Haverford School; formerly Dean, Hobart College; Associate Dean, William & Mary College.

JOSEPH J. KEARNS, Trustee; investment consultant; Chief Investment Officer, The J. Paul Getty Trust; Director, Electro Rent Corporation; Trustee, Southern California Edison Nuclear Decommissioning Trust; Director, The Ford Family Foundation.

VINCENT R. MCLEAN, Trustee; Director, Legal and General America, Inc.; Director, William Penn Life Insurance Company of New York; formerly Executive Vice President, Chief Financial Officer, Director and Member of the Executive Committee of Sperry Corporation (now part of Unisys Corporation).

C. OSCAR MORONG, JR., Trustee; Managing Director, Morong Capital Management; Director, Ministers and Missionaries Benefit Board of American Baptist Churches, The Indonesia Fund, The Landmark Funds; formerly Senior Vice President and Investment Manager for CREF, TIAA-CREF Investment Management, Inc.

*Trustee Bennett is deemed to be an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940, as amended.

--------------------------------------------------------------------------------

JAMES D. SCHMID, President, MAS Funds; Principal, Morgan Stanley; Head of Mutual Funds, Miller Anderson & Sherrerd, LLP; Director, MAS Fund Distribution, Inc.; Chairman of the Board of Directors, The Minerva Fund, Inc.; formerly Vice President, The Chase Manhattan Bank.

LORRAINE TRUTEN, CFA, Vice President, MAS Funds; Principal, Morgan Stanley; Head of Mutual Fund Services, Miller Anderson & Sherrerd, LLP; President, MAS Fund Distribution, Inc.

JOHN H. GRADY, JR., Secretary, MAS Funds; Partner, Morgan, Lewis & Bockius LLP; formerly Attorney, Ropes & Gray.

--------------------------------------------------------------------------------
Terms in BOLD TYPE are defined in the Prospectus Glossary          MAS Fund - 65

--------------------------------------------------------------------------------
MAS                                         ACCOUNT REGISTRATION FORM
---------
MAS FUNDS                                   MAS Fund Distribution, Inc.
                                            General Distribution Agent
-------------------------------------------------------------------------------
1  REGISTRATION/PRIMARY
   MAILING ADDRESS
   Confirmations and month-end statements will be mailed to this address.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Attention
          ---------------------------------------------------------------------
Street or P.O. Box
                   ------------------------------------------------------------
City                            State                         Zip
    ----------------------------     ---------------------        -------------
Telephone No.
              -----------------------
Form of Business Entity: / / Corporation / / Partnership / / Trust / / Other___

Type of Account:

         / / Defined Benefit Plan  / / Defined Contribution Plan
                    / / Profit Sharing/Thrift Plan
/ / Other Employee Benefit Plan
                                -----------------------------------------------
/ / Endowment  / / Foundation  / / Taxable  / / Other (Specify)
                                                                  -------------
/ / United States Citizen   / / Resident Alien / / Non-Resident Alien,
Indicate Country of Residence
                             ------------------
===============================================================================
2 INTERESTED PARTY OPTION
In addition to the account statement sent to the above registered address, the Fund is authorized to mail duplicate statements to the name and address provided at right.
For additional interested party mailings, please attach a separate sheet.

Attention
          ---------------------------------------------------------------------
Company
(If Applicable)
               ----------------------------------------------------------------
Street or P.O. Box
                   ------------------------------------------------------------
City                            State                         Zip
    ----------------------------     ---------------------        -------------
Telephone No.
              -----------------------
===============================================================================
3  INVESTMENT
   For Purchase of:

/ / Equity Portfolio              / / Fixed Income Portfolio                  / / International Equity Portfolio
/ / Value Portfolio               / / Fixed Income Portfolio II               / / Emerging Markets Value Portfolio
/ / Growth Portfolio              / / Special Purpose Fixed Income Portfolio  / / International Fixed Income Portfolio
/ / Mid Cap Growth Portfolio      / / High Yield Portfolio                    / / Global Fixed Income Portfolio
/ / Mid Cap Value Portfolio       / / Limited Duration Portfolio              / / Multi-Market Fixed Income Portfolio
/ / Balanced Portfolio            / / Intermediate Duration Portfolio         / / Municipal Portfolio
/ / Multi-Asset-Class Portfolio   / / Mortgage-Backed Securities Portfolio    / / PA Municipal Portfolio
                                  / / Cash Reserves Portfolio
                                  / / Domestic Fixed Income Portfolio

===============================================================================

4  TAXPAYER IDENTIFICATION NUMBER
   Part 1.
       Social Security Number

       ---------------------
                 or
   Employer Identification Number

   ------------------------------
    Part 2. BACKUP WITHHOLDING
    / / Check the box if the account is subject to Backup Withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.
-------------------------------------------------------------------------------
                           IMPORTANT TAX INFORMATION
You (as a payee) are required by law to provide us (as payer) with your correct taxpayer identification number. Accounts that have a missing or incorrect taxpayer identification number will be subject to backup withholding at a 31% rate on ordinary income and capital gains distribution as well as redemptions. Backup withholding is not an additional tax; the tax liability of person subject to backup withholding will be reduced by the amount of tax withheld.

You may be notified that you are subject to backup withholding under section 3406(a)(1)(C) because you have underreported interest or dividends or you were required to, but failed to, file a return which would have included a reportable interest or dividend payment. If you have been so notified, check the box in
PART 2 at left.
-------------------------------------------------------------------------------
MILLER
ANDERSON
& SHERRERD, LLP ONE TOWER BRIDGE o WEST CONSHOHOCKEN, PA 19428 o 800-354-8185
-------------------------------------------------------------------------------
                                                                SIDE ONE OF TWO

--------------------------------------------------------------------------------
MAS
---------
MAS FUNDS

-------------------------------------------------------------------------------
5 TELEPHONE REDEMPTION OPTION

Please sign below if you wish to redeem or exchange shares by telephone. Redemption proceeds requested by phone may only be mailed to the account's primary registration address or wired according to bank instructions provided in writing. A signature guarantee is required if the bank account listed below is not registered identically to your Fund Account.

The Fund and its agents shall not be liable for reliance on phone instructions reasonably believed to be genuine. The Fund will maintain procedures designed to authenticate telephone instructions received.

Telephone requests for redemptions or exchanges will not be honored unless signature appears below.

(X)
---------------------------------------------
Signature                             Date
===============================================================================
6 WIRING INSTRUCTIONS -- The instructions provided below may only be changed by written notification.

Please check appropriate box(es):

/ / Wire redemption proceeds
/ / Wire distribution proceeds (please complete box 7 below)

--------------------------------------------         ------------------------
 Name of Commercial Bank (Net Savings Bank)               Bank Account No.

-----------------------------------------------------------------------------
                Name(s) in which your Bank Account is Established

-----------------------------------------------------------------------------
                              Bank's Street Address

------------------------------------------------   --------------------------
   City                State              Zip          Routing/ABA Number
===============================================================================
7 DISTRIBUTION OPTION -- Income dividends and capital gains distributions (if any) will be reinvested in additional shares unless either box below is checked. The instructions provided below may only be changed by written notification.

   / / Income dividends and capital gains to be paid in cash.

   / / Income dividends to be paid in cash and capital gains distribution in additional shares.

  / /  Income dividends and capital gains to be reinvested in additional shares.

 If cash option is chosen, please indicate instructions below:

   / / Mail distribution check to the name and address in which account is registered.

   / / Wire distribution to the same commercial bank indicated in Section 6 above.
===============================================================================
8 WIRING INSTRUCTIONS

  For purchasing Shares by wire, please send a Fedwire payment to:

  The Chase Manhattan Bank
  1 Chase Manhattan Plaza
  New York, NY 10081
  ABA# 021000021
  DDA# 910-2-734143
  Attn: MAS Funds Subscription Account
  Ref. (Portfolio name, your Account number, your Account name)

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  SIGNATURE(S) OF ALL HOLDERS AND TAXPAYER CERTIFICATION
  The undersigned certify that I/we have full authority and legal capacity to purchase shares of the Fund and affirm that I/we have received a current MAS Funds Prospectus and agree to be bound by its terms. Under penalties of perjury I/we certify that the information provided in Section 4 above is true, correct and complete. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

  (X)
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     Signature                                                   Date
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     Signature                                                   Date
  (X)
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     Signature                                                   Date
  (X)
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     Signature                                                   Date
                This application is separate from the prospectus.


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                               FOR INTERNAL USE ONLY
      (X)
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      Signature                                                   Date

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                      O / /     F / /
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MILLER
ANDERSON
& SHERRERD, LLP ONE TOWER BRIDGE o WEST CONSHOHOCKEN, PA 19428 o 800-354-8185
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                                                                SIDE TWO OF TWO

                                                                      Prospectus

   MAS
---------
MAS FUNDS



                                JANUARY 31, 1998
                            AS REVISED MAY 13, 1998
                            -----------------------

INVESTMENT ADVISER AND ADMINISTRATOR:       TRANSFER AGENT:

MILLER ANDERSON & SHERRERD, LLP             CHASE GLOBAL FUNDS SERVICES COMPANY
ONE TOWER BRIDGE                            73 TREMONT STREET
WEST CONSHOHOCKEN,                          BOSTON, MASSACHUSETTS 02108-0913
PENNSYLVANIA 19428-2899

                             GENERAL DISTRIBUTION AGENT:

                             MAS FUND DISTRIBUTION, INC.
                             ONE TOWER BRIDGE
                             P.O. BOX 868
                             WEST CONSHOHOCKEN,
                             PENNSYLVANIA 19428-0868

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                               TABLE OF CONTENTS

                                             Page                                                              Page

Fund Expenses                                  2                  General Shareholder Information
Prospectus Summary                             4                     Purchase of Shares                         53
Financial Highlights                           6                     Redemption of Shares                       54
Yield and Total Return                        13                     Shareholder Services                       55
Investment Suitability                        14                     Valuation of Shares                        56
Investment Limitations                        15                     Dividends, Distributions and Taxes         57
Portfolio Summaries                           16                  Investment Adviser                            59
Equity Investments                            16                  Portfolio Management                          61
Fixed-Income Investments                      21                  Administrative Services                       63
Prospectus Glossary                                               General Distribution Agent                    63
    Strategies                                38                  Portfolio Transactions                        63
    Investments                               42                  Other Information                             63
                                                                  Trustees and Officers                         65


MILLER
ANDERSON
& SHERRERD, LLP - ONE TOWER BRIDGE o WEST CONSHOHOCKEN, PA 19428 o 800-334-8185